UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.      )
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Smurfit Westrock plc

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Dear Shareholder:
On behalf of the Board, I am very pleased to present the first Smurfit Westrock Proxy Statement and to invite you to our first AGM, which we plan to hold in person in Dublin, Ireland.
Smurfit Westrock was created in July 2024 as a combination between Smurfit Kappa and WestRock and aims to create the go-to packaging partner of choice, bringing together two highly complementary businesses and sets of capabilities benefiting customers, employees and shareholders. Since July 2024, Smurfit Westrock is listed on the NYSE, is a constituent of the S&P 500 and has a secondary listing on the London Stock Exchange.
As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became Smurfit Westrock shareholders, and I welcome each of you to Smurfit Westrock.
Since July 2024, our senior executive and investor relations team have continued to actively engage with investors to provide updates on our progress and gather valuable feedback, meeting with equity investors representing almost 40% of our issued share capital. As Chair, I have met with many of our largest investors, including U.S.-based members of the governance teams who are new to the combined company.
As Chair, I would like to share some perspective on the successful, initial phase of our transformation journey. We have a very strong, experienced executive leadership team in place. The operational and financial experience and expertise that are hallmarks of this management team are already evident as we transform the combined business to create a leader in innovative and sustainable packaging. Our culture is performance-driven which fosters teamwork, accountability and a dedication to customer satisfaction. This owner-operator culture is underpinned by our core values of safety, loyalty, integrity and respect.
The synergy program of $400 million is on track and expected to be completed during 2025, and the opportunity to create additional value at least equal to the synergy target has been identified. We also recently paid our shareholders a quarterly dividend of  $0.4308 in line with our progressive dividend policy, a 42% increase on the previous dividend.
The Board is committed to the governance practices that serve the interests of the Company and its shareholders. Good corporate governance is essential to our success, and good governance begins with a strong Board. Our Board members bring a broad range of skills and experience, including, among many others, global business and financial experience, as well as leadership and strategic planning experience. We are committed to Board refreshment, and we will continue to ensure we maintain a balanced Board with both fresh perspectives and deep experience. In line with this, we are excited to welcome Carole L. Brown to the Board. Ms. Brown joined us on March 11, 2025 and brings to the Board in-depth U.S. financial knowledge and broad experience in the execution of complex financial and strategic transactions. We are also grateful to Dmitri L. Stockton, who is not standing for re-election, for his service and contributions to the Company during the formative period following the Combination.
Since the completion of the Combination, I made visits to a number of our operations, including our Demopolis Mill, the Mahrt Mill, the Lanett Facility and the Stevenson Mill in Alabama, the Claremont Folding Carton facility in North Carolina, the Fernandina Mill and Box plant, the Seminole Mill in Florida and travelled to Georgia to visit the Norcross Box Plant. I also visited corrugated and consumer plants in Ireland, the Netherlands, including the Oss and the Van Dam plants, and the Brühl and Jülich plants in Germany. As part of these visits, I was delighted to meet face-to-face with management and employees and to experience first-hand the depth of expertise across Smurfit Westrock’s operations.
The Board held its October Board meeting in Atlanta which provided the Board with the opportunity to meet with senior executives and employees based at our North American headquarters and also presented the opportunity to visit our mill and box plant in Fernandina Beach, Florida.
As part of the Combination process, due consideration was given to the development of a compensation philosophy and senior executive packages suitable to the combined Company and in line with market practice for a company of our size and scale. We are pleased to present details of the compensation decisions within the Compensation Discussion and Analysis in the accompanying Proxy Statement.
I am particularly proud of our employees’ commitment and resolve to create a successful Smurfit Westrock, which was evident in my visits and interactions across the Company. On behalf of the Board and management team, I would like to record our appreciation to each and every one of our employees who have achieved so much since the closing of the Combination as Smurfit Westrock.
Thank you for your continued support and confidence in our Company,
Irial Finan
Chair of the Smurfit Westrock Board

2025 PROXY STATEMENT

DATE Friday, May 2, 2025	TIME 10:00 a.m. Dublin Time (Registration begins at 9:30 a.m. Dublin Time)	RECORD DATE Monday, March 10, 2025	PLACE Minerva Suite, RDS Merrion Road, Ballsbridge, Dublin 4, D04 AK83, Ireland
We are pleased to invite you to join the Board of Directors and senior leadership at the Smurfit Westrock AGM scheduled for Friday, May 2, 2025, at 10:00 a.m. Dublin Time. As further described in the accompanying Proxy Statement, 2024 was our first partial year as a combined, newly U.S. listed, Irish public company following the combination between Smurfit Kappa and WestRock, which closed on July 5, 2024. As a combined company, Smurfit Westrock is listed both on NYSE and LSE and is also subject to the rules of the SEC as well as the laws of the country of its incorporation, Ireland. Therefore, the accompanying Proxy Statement includes the items of business, as described below, which are required under the SEC rules and / or Irish law or otherwise to reflect market practices.
Specifically, the AGM will be held for the following purposes, as more fully described in the accompanying Proxy Statement:
ITEMS OF BUSINESS	BOARD RECOMMENDATION	READ MORE
PROPOSAL 1 By separate resolutions, elect the 14 director nominees described in the Proxy Statement.	FOR each director nominee	Page 13
PROPOSAL 2 Approve, in a non-binding, advisory vote, the compensation of our named executive officers.	FOR this proposal	Page 39
PROPOSAL 3 Approve, in a non-binding, advisory vote, the frequency of future non-binding, advisory votes to approve named executive officer compensation.	FOR	Page 40

PROPOSAL 4
By separate resolutions, (a) ratify, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ended December 31, 2025; and (b) authorize, in a binding vote, the Audit Committee of the Board to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.
	FOR this proposal	Page 74
ANNUAL IRISH LAW PROPOSALS
PROPOSAL 5 Grant the Board the authority to issue shares under Irish law.	FOR this proposal	Page 75
PROPOSAL 6 Grant the Board the authority to opt-out of statutory pre-emption rights under Irish law.	FOR this proposal	Page 76
PROPOSAL 7 Determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law.	FOR this proposal	Page 78
* Frequently used terms can be found in the Glossary of Terms in Appendix A on pages A-1 and A-2.
2025 PROXY STATEMENT

Notice of Annual General Meeting of Shareholders
The full text of these proposals is set forth in the accompanying Proxy Statement. Only shareholders of record of the Company at the close of business on the Record Date are eligible to receive notice of and vote at the AGM and any adjournment or postponement of the AGM.
We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the AGM and appointing a proxy under “Questions and Answers About the AGM.” The notice of internet availability of proxy materials is first being mailed, and the accompanying Proxy Statement, our Annual Report, and our Irish Statutory Annual Report are first being made available, to our shareholders on or about March 19, 2025.
By order of the Board of Directors,
Gillian Carson-Callan
Group SVP Finance & Company Secretary
March 19, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 2, 2025
Notice of Annual General Meeting of Shareholders & Proxy Statement, our Annual Report, and our Irish Statutory Annual Report are available at www.envisionreports.com/SW.

Thank you for being a Smurfit Westrock shareholder. No matter how large or small your holdings may be, your vote is important to us, and we encourage you to vote your shares in accordance with the Board’s recommendations summarized in the notice above.
To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:
REGISTERED HOLDERS AND BENEFICIAL OWNERS*

INTERNET
To vote before the AGM, visit the website listed on your proxy card or the notice of internet availability of proxy materials.
You will need the control number printed on your notice of internet availability of proxy materials, proxy card or voting instruction form. If you are a beneficial owner and your notice of internet availability of proxy materials does not contain the control number, please contact your bank, broker or other nominee.

TELEPHONE
Dial the telephone number listed on your proxy card or voting instruction form. You will need to follow the instructions and use the control number printed on your notice of internet availability of proxy materials, proxy card or voting instruction form.
MAIL If you received a proxy card or voting instruction form by mail, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.
* Please note that for all beneficial owners, all votes prior to the AGM must be received by 4:59 a.m. Dublin Time on May 1, 2025 / 11:59 p.m. Eastern Time on April 30, 2025 and for registered holders all votes prior to the AGM must be received by 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on May 1, 2025. You can also attend the AGM in person to cast your vote. See “Questions and Answers About the AGM” section starting on page 81 below. However, we encourage all shareholders to vote in advance of the AGM. DI holders should refer to the “Questions and Answers About the AGM” section starting on page 81 below for details regarding how to vote and the cut-off deadline for voting.
2025 PROXY STATEMENT

2025 PROXY STATEMENT

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Forward-Looking Statements. This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and others. All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our filings with the SEC, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. In addition, our sustainability goals, if any, are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. In some cases, we may determine to adjust our commitments, goals or targets or establish new ones to reflect changes in our business, operations or plans.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.
2025 PROXY STATEMENT

About the Company
Smurfit Westrock was created in July 2024 following the completion of the strategic combination between Smurfit Kappa and WestRock. Smurfit Kappa was one of the leading integrated corrugated packaging manufacturers in Europe, with a large-scale pan-regional presence in Latin America. WestRock was one of the leaders in North America in corrugated and consumer packaging solutions and a multinational provider of sustainable fiber-based paper and packaging solutions. Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock, and Smurfit Westrock continued as the newly U.S. listed, Irish public company of the combined group of Smurfit Kappa and WestRock. As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became shareholders of Smurfit Westrock.
Smurfit Westrock has a dual listing on NYSE and LSE. Smurfit Westrock is a constituent of Standard and Poor’s 500 Index (the “S&P 500”).
Our Business
Smurfit Westrock is a global leader in sustainable paper-based packaging with extensive scale, quality products and geographic reach. We aim to create the ‘go-to’ packaging partner of choice, bringing together highly complementary portfolios and sets of capabilities benefiting customers, employees and shareholders.

$30.9
billion net sales*

~500
packaging and other facilities

62
mills

14
million tons recycled fiber consumed

40
countries

~301,000 acres
(~120,000 hectares)

23+
million tons of paper capacity

~100,000
colleagues

*
Net Sales (Combined) is a non-GAAP financial measure. See Appendix B on page B-1 for the definition/ explanation of this measure.

1	2025 PROXY STATEMENT

Our Company
2024 Business Highlights
$30.9B	$4.7B	15.2%
NET SALES*	ADJUSTED EBITDA*	ADJUSTED EBITDA MARGIN*
CREATING THE GLOBAL LEADER IN SUSTAINABLE PAPER-BASED PACKAGING:
•
Improving operating efficiency, providing quality and service for the customer, delivering commercial excellence.

•
Delivering problem solving, value adding packaging through the most innovative approach in the industry.

•
Management team with a proven track record of delivery – fostering an owner-operator performance led culture.

•
Creating value for our shareholders through disciplined capital allocation is the foundation of our success.

•
Leveraging the deepest data sets, across an unrivalled geographic footprint, to further develop our unparalleled product portfolio.

*
Net Sales (Combined), Adjusted EBITDA (Combined) and Adjusted EBITDA Margin (Combined) are non-GAAP financial measures. See Appendix B on page B-1 for the definitions/ explanations of these measures as well as reconciliation of Adjusted EBITDA (Combined) to the most comparable GAAP measure.

2	2025 PROXY STATEMENT

Our Company
Geographical Footprint
Our global corporate headquarters is located in Dublin, Ireland. Our North American operations are headquartered in Atlanta, Georgia, U.S.; our European, Middle East, African and Asia-Pacific operations are headquartered in Amsterdam, the Netherlands; and our Latin American operations are headquartered in Florida, U.S.
Smurfit Westrock maintains operations in 40 countries, primarily in North America, Latin America and Europe, and with some operations in Asia, Africa and Australia. In North America, Smurfit Westrock is a leader in corrugated and consumer packaging, containerboard and paperboard. In Europe, Smurfit Westrock is a leader by production volume in corrugated packaging, containerboard and Bag-in-Box®, and one of the, leading producers of consumer packaging. In Latin America, Smurfit Westrock is a large-scale pan-regional player in corrugated packaging and containerboard.
We currently operate 62 paper mills (40 of which produce containerboard only, and 10 of which produce paperboard only, with five producing both, four producing containerboard and another grade, one producing paperboard and another grade and two producing kraft paper only), 459 converting plants (306 of which convert containerboard into corrugated containers, 88 of which convert paperboard into consumer packaging or manufacture leaflets or labels for consumer packaging, five sack plants, and 60 other conversion facilities), 63 recovered fiber facilities, two wood procurement operations in Europe (which together provide raw material for our mills in Europe), two forestry operations in Latin America, 58 distribution facilities in North America, and 31 other production facilities carrying on other related activities. In addition, we own approximately 301,000 acres of forest plantations in Latin America, which support mill operations in addition to propagating trees for planting. Our footprint allows us to better serve customers in close proximity to our corrugated box plants.
Our geographic reach is organized around three segments:
•
Smurfit Westrock North America (including the U.S., Canada and Mexico);

•
Smurfit Westrock Europe, Middle East and Africa (“MEA”) & Asia-Pacific ("APAC"); and

•
Smurfit Westrock Latin America ("LATAM").

The North America, Europe, MEA and APAC, and LATAM segments are each highly integrated within their segments and there are many interdependencies within these operations. They each include a system of mills and plants that primarily produce a number of grades of containerboard that is converted into corrugated containers within each segment or is sold to third parties.

NORTH AMERICA

North America includes operations in the U.S., Canada and Mexico. The segment includes a system of mills and plants that primarily produce a full line of containerboard that is converted into corrugated containers within the segment or is sold to third parties. The North America segment also produces paperboard, kraft paper and market pulp; other paper-based packaging, such as folding cartons, inserts, labels and displays and also engages in the assembly of displays as well as the distribution of packaging products.

3	2025 PROXY STATEMENT

Our Company

EUROPE, MIDDLE EAST AND AFRICA (MEA) & ASIA-PACIFIC (APAC)

This segment includes Europe, MEA and APAC. The segment includes a system of mills and plants that primarily produce a full line of containerboard that is converted into corrugated containers within the segment or is sold to third parties. The Europe, MEA and APAC segment also produces types of paper, such as solid board, kraft paper, and graphic paper; and other paper-based packaging, such as honeycomb, solid board packaging, folding cartons, inserts and labels; and Bag-in-Box® packaging.

India
Asia-
Pacific

LATIN AMERICA (LATAM)

LATAM includes operations in Central America and the Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru. The segment includes a system of mills and plants that primarily produce a full line of containerboard that is converted into corrugated containers within the segment or is sold to third parties. The LATAM segment also comprises forestry; other types of paper, such as paperboard and kraft paper; and paper-based packaging, such as folding cartons, honeycomb and paper sacks.

4	2025 PROXY STATEMENT

Our Company
Corporate Responsibility and Sustainability Matters
At Smurfit Westrock we are committed to creating sustainable packaging solutions that deliver for our stakeholders. We believe this commitment is evident in our culture and behaviors at all levels in our organization and across all areas of our business, informing our strategic business decisions and actions, now and into the future.
As a global leader in sustainable paper-based packaging, we are proud to create solutions from renewable and recyclable materials. Together, we are committed to being an impactful business and supporting a greener, bluer planet.
As a responsible company, operating globally, we provide products that are sustainable, driven by a culture with strong values of safety, loyalty, integrity and respect. We understand the challenges facing both our business and the planet and we are striving to have a positive impact on helping resolve these critical issues. Our ambition is to deliver sustainable growth for the benefit of all our stakeholders based on three pillars: Planet, People and Impactful Business.
5	2025 PROXY STATEMENT

Our Company
Smurfit Westrock recognizes the need for climate-related disclosures as part of its commitment to sustainability and responsible corporate citizenship. Due to the mid-year combination of Smurfit Kappa and WestRock, consolidated data is not yet available but is expected to form an integral part of our reporting on the 2025 financial year and will build on the strong sustainability foundations of each of the legacy companies. Both Smurfit Kappa and WestRock had annual published sustainability reports with third-party assured data outlining each company’s approach to sustainability related matters. Both companies reported against the Global Reporting Initiative (“GRI”) reporting framework, had Paris-aligned science-based targets and were very engaged in broader sustainability topics such as water, forestry and circularity.
For our 2024 calendar year reporting, we plan to report on a selection of each of the legacy companies’ key sustainability metrics.
In 2025, Smurfit Westrock plans to publish its first Net-Zero Transition Plan.

1

Forests

We own over 120,000 hectares of forest globally, which are Forest Stewardship Council® or Programme for the Endorsement of Forest Certification certified.

2

Paper

We manufacture a wide range of papers mainly used for packaging purposes. Our total global paper and board capacity is approximately 23 million tons per annum on a pro-forma 2024 basis.

3

Packaging

We design, manufacture and supply paper-based packaging to package, promote and protect our customers' products. We manufacture a range of packaging solutions including: corrugated packaging, folding carton, solidboard, sack paper and Bag-in-Box®.

4

Recycling

We participate in the circular economy through the processing and recycling of recovered fiber in many of our paper mills.

6	2025 PROXY STATEMENT

This proxy voting summary highlights information contained elsewhere in this Proxy Statement, which is expected to first be sent or made available to shareholders on or about March 19, 2025. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.
Meeting Agenda and Voting Recommendations
Item of Business / Proposal	Board Recommendation
1. Election of 14 director nominees named in this Proxy Statement.	FOR each nominee See pages 13 – 35 for details
2. Approval, in a non-binding, advisory vote, of the compensation of our named executive officers.	FOR See page 39 for details
3. Approval, in a non-binding, advisory vote, of the frequency of future non-binding, advisory votes to approve named executive officer compensation.	ONE YEAR See page 40 for details

4.
By separate resolutions, (a) ratification, in a non-binding vote, of the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ending December 31, 2025; and (b) authorization, in a binding vote, of the Audit Committee of the Board to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.
FOR (a) and (b) See page 74 for details
5. Resolution to grant the Board the authority to issue shares under Irish law.	FOR See page 75 for details
6. Resolution to grant the Board the authority to opt-out of statutory pre-emption rights under Irish law.	FOR See pages 76 – 77 for details
7. Resolution to determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law.	FOR See page 78 for details
7	2025 PROXY STATEMENT

Proxy Voting Summary
Information Regarding Our Director Nominees
Name, Age, & Principal Occupation/Experience	Director Since*	Independent	Other Current Public Boards	Committee Memberships and Board Leadership
Irial Finan, 67 Chair of the Smurfit Westrock Board; Former Executive Vice President of The Coca-Cola Company and President of the Bottling Investments Group (a Coca-Cola subsidiary)	2024		• Fortune Brands Innovations, Inc.	• Nomination (Chair) • Executive (Chair)
Anthony Smurfit, 61 President & Group Chief Executive Officer and Director of Smurfit Westrock	2023		• None	• Executive
Ken Bowles, 53 Executive Vice President & Group Chief Financial Officer and Director of Smurfit Westrock	2023		• None	• None
Colleen F. Arnold, 67 Former Senior Vice President, Sales and Distribution of International Business Machines Corporation (“IBM”)	2024		• None	• Compensation • Sustainability
Timothy J. Bernlohr, 66 Managing Member of TJB Management Consulting, LLC; Former President and CEO at RBX Industries, Inc.	2024		• International Seaways, Inc. • Spirit Airlines, Inc.	• Compensation (Chair) • Finance • Executive
Carole L. Brown, 60 Former Head of the Asset Management Group for PNC Financial Services	2025		• None	• Audit** • Sustainability
Terrell K. Crews, 69 Former Executive Vice President & Chief Financial Officer of Monsanto Company	2024		• Archer Daniels Midland Company	• Audit (Chair)** • Executive • Finance
Carol Fairweather, 63 Former Chief Financial Officer and executive Director of Burberry Group plc	2024		• Segro plc	• Finance (Chair) • Audit • Executive
Mary Lynn Ferguson-McHugh, 65 Former Chief Executive Officer of Family Care (Paper Products) at Procter & Gamble	2024		• Molson Coors Beverage Company	• Compensation • Finance
Suzan F. Harrison, 67 Former President, Global Oral Care, Colgate-Palmolive Company	2024		• Archer Daniels Midland Company • Ashland Inc.	• Audit • Nomination
Kaisa Hietala, 54 Senior Independent Non-executive Director of Smurfit Westrock; Former Executive Vice President of Renewable Products at Neste Corporation	2024		• Exxon Mobil Corp. • Rio Tinto plc	• Sustainability (Chair) • Nomination
Lourdes Melgar, 62 Former Vice Minister for Electricity, Mexico; Former Vice Minister of Hydrocarbons, Mexico	2024		• CEMEX, S.A.B de C. V. • Banco Santander Mexico S.A.	• Audit • Sustainability
Jørgen Buhl Rasmussen, 69 Former Chief Executive Officer of Carlsberg AS	2024		• None	• Compensation • Finance
Alan D. Wilson, 67 Former Chairman and CEO, McCormick & Company, Inc.	2024		• T. Rowe Price Group, Inc.	• Compensation • Nomination
* Tenure does not include prior service on the boards of Smurfit Kappa or WestRock, as applicable, which, following the Combination, are now wholly-owned subsidiaries of Smurfit Westrock. All of the directors, other than Anthony Smurfit and Ken Bowles, joined the Smurfit Westrock Board on July 5, 2024, on completion of the Combination. Anthony Smurfit and Ken Bowles joined the board of the predecessor entity, Cepheidway Limited, on September 11, 2023. Cepheidway Limited then changed its name to Smurfit WestRock Limited on December 11, 2023 and subsequently re-registered as Smurfit Westrock plc, effective on June 18, 2024.
** Audit Committee Financial Expert
8	2025 PROXY STATEMENT

Proxy Voting Summary
Additional Director Nominee Highlights

Skills and Experience	Number of Directors (out of 14)
Global Business Experience/ International Business Experience	13
Mergers and Acquisitions Experience/ Investment Expertise	13
Financial Expertise/ Risk Management	12
Public Company CEO Experience/ Senior Executive Leadership Experience	12
Paper and Packaging Experience	9
Manufacturing Experience	9
Consumer Packaged Goods / Fast Moving Consumer Goods Experience	8
Supply Chain	8
Sustainability Experience	10
Strategic Planning	14
Technology and Cybersecurity	6
Corporate Governance	14
9	2025 PROXY STATEMENT

Proxy Voting Summary
Corporate Governance Highlights
Smurfit Westrock is committed to governance policies and practices that serve the interests of the Company and its shareholders. Our governance practices and policies are in line with NYSE corporate governance guidelines and UK listing rules, as applicable, and include the following:
Director Independence and Oversight
Independent Board
12 of 14 director nominees are independent.
Independent Board Chair
The Chair of the Board is independent.
Executive Sessions
Independent directors regularly meet in executive sessions.
100% Independent Key Board Committees Key Board committees (Audit, Compensation, Nomination, Finance and Sustainability) are comprised entirely of independent directors.
BOARD COMPOSITION AND REFRESHMENT
Commitment to Board Refreshment
Our Board takes an active role in Board succession planning, is committed to Board refreshment and we will continue to ensure that we maintain a balanced Board with both fresh perspectives and deep experience.
Director Selection Process AND BOARD COMPOSITION
Our Board has a rigorous director selection process based on merit, resulting in a diverse and international Board in terms of experience, perspectives, skills and backgrounds.

Overboarding Policy
Our directors may not serve on the boards of more than three other public companies, in addition to our Board, and directors who are executive officers of public companies may not serve on the boards of more than one other public company, in addition to our Board. The Nomination Committee continuously monitors compliance with this policy.

Shareholder Rights and Engagement
Annual Director Elections & Majority Voting
Our directors stand for election by shareholders annually in accordance with our Principles of Corporate Governance. If a director does not receive a majority of votes cast, such director is subject to retirement and is not able to remain on the Board (in line with Irish law). Plurality voting applies in contested elections.
Shareholder Ability to Call Special Meetings
Shareholders holding 10% or more of our outstanding share capital have the right to convene a special meeting.

No Supermajority Vote Provisions
There are no supermajority vote provisions in the Constitution (other than what is required under Irish law).
No Shareholder Rights Plan (“poison pill”)
The Company does not have a poison pill.
Active Shareholder Engagement
We regularly engage with our shareholders to better understand their perspectives, and directors are available to participate when appropriate.
EQUAL VOTING RIGHTS
The Company maintains one class of voting stock with one share per vote.

10	2025 PROXY STATEMENT

Proxy Voting Summary
Corporate Responsibility and Sustainability	Board and Committee Oversight of Strategy, Risk and Sustainability Matters Our Board and its committees provide robust oversight of strategic objectives, risk management and sustainability matters.
Sustainability Reporting
Smurfit Westrock recognizes the need for climate-related disclosures as part of our commitment to sustainability and responsible corporate citizenship. Our sustainability report is expected to be made available on our website in the second quarter of 2025 at www.smurfitwestrock.com/sustainability.

Other Strong Corporate Governance Practices
Board and Committee Evaluations
Our Boards and its committees conduct annual evaluations for the Board, Committees, and individual directors. Although the combined company has only been in operation since July 2024, given our commitment to governance, an evaluation was conducted for the period from July to December 2024.
Prohibition on Hedging and Pledging Our insider trading policy broadly prohibits hedging and pledging of Smurfit Westrock securities.
Executive Compensation Highlights
As has been described in this Proxy Statement, 2024 was a profoundly transformative year for our Company. Smurfit Westrock was created in July 2024, following a strategic combination between Smurfit Kappa and WestRock, making us a leading provider of paper-based packaging solutions in the world, with approximately 100,000 employees across 40 countries. As a newly U.S. listed, Irish public company, it was essential to establish a compensation program that at its foundation was appropriate for a global company of our size and scale and that was in the best interests of our Company and our shareholders. It was also essential to ensure that the program developed would serve to drive the performance and retention of our leadership team, whose experience and track record of delivery on key strategic and financial goals are critical to the integration and success of Smurfit Westrock.
A core principle of our executive compensation program is to pay for performance: We ensure that a majority of our executive officers’ compensation is performance-based and, therefore, at-risk, as shown below with respect to our NEOs’ pay mix for the portion of 2024 that followed the Combination, and described in greater detail in the Compensation Discussion and Analysis starting on page 41.

11	2025 PROXY STATEMENT

Proxy Voting Summary
Compensation-Related Best Practices
The Smurfit Westrock compensation philosophy and related features are complemented by policies and practices designed to align our executive compensation program with the long-term interests of our shareholders, including the following compensation-related best practices implemented by our Compensation Committee in connection with and following the Combination:
Pay for Performance
PERFORMANCE PERIODS AND GOALS
We emphasize pay-for-performance by providing variable performance-based compensation over both annual and multi-year performance periods, and have comprehensive disclosure of applicable goals and outcomes following the performance periods.

AT-RISK COMPENSATION
We require that a significant portion of our executive officers’ annual direct compensation be at risk based on performance; with more than 75% of our NEOs’ post-Combination compensation at-risk in 2024.

Comprehensive Process and Shareholder INPUT
INDEPENDENT CONSULTANT; COMPENSATION PEER GROUP
Our Compensation Committee engages an independent compensation consultant and selects a compensation peer group to set competitive pay levels appropriate for a company of our size and industry.
ANNUAL SAY-ON-PAY VOTES We plan to conduct annual shareholder advisory votes to approve NEO compensation.

OTHER Strong Compensation-Related Governance Practices	SHARE OWNERSHIP GUIDELINES We maintain robust share ownership guidelines for our executives and directors.	NO SINGLE-TRIGGER BENEFITS AND NO EXCISE TAX GROSS-UPS The Company does not provide any “single-trigger”benefits or excise tax gross-ups in connection with a change in control.

CLAWBACK POLICIES
We maintain a clawback policy that is consistent with SEC and NYSE requirements and a secondary broader clawback policy that provides for recovery of cash and equity incentive compensation (including time- and performance-based compensation received by current and former executives and certain other employees following misconduct and other problematic decisions or actions).

12	2025 PROXY STATEMENT

The Board, upon recommendation of the Nomination Committee, has nominated 14 individuals to the Board to serve for a one-year term until the next annual general meeting of shareholders. If elected, each director nominee will hold office until the 2026 annual general meeting of shareholders or until their successor is elected or unless their office is vacated earlier in accordance with our Constitution. The 14 directors who are standing for election at the AGM are all currently serving on the Board and are named below. In addition, Dmitri L. Stockton, who served on the Board since the completion of the Combination, notified the Board that he will be stepping down from the Board, effective at the conclusion of the AGM and, therefore, will not be standing for election at the AGM. The Board and the Company thank Dmitri L. Stockton for his service and his contributions to the Company during the formative period following the Combination.
These director nominees (other than Anthony Smurfit and Ken Bowles, who had previously been appointed to serve on the Board in connection with the announcement of the Combination on September 11, 2023, to serve until the AGM and Carole L. Brown, who had joined our Board on March 11, 2025, and has been appointed to serve until the AGM) have been appointed to the Board in connection with the Combination, effective as of July 5, 2024, to serve until the AGM. Specifically, eight of these director nominees previously served on the board of directors of Smurfit Kappa and were selected to serve on the Board in connection with the Combination by Smurfit Kappa (the “Smurfit Kappa Designees”), and five of the director nominees previously served on the board of directors of WestRock and were selected to serve on the Board by WestRock (the “WestRock Designees”). The Smurfit Kappa Designees were Irial Finan, the Chair of the Board; Anthony Smurfit, President & Group Chief Executive Officer; Ken Bowles, Executive Vice President & Group Chief Financial Officer; Carol Fairweather, Mary Lynn Ferguson-McHugh, Kaisa Hietala, Lourdes Melgar and Jørgen Buhl Rasmussen. The WestRock Designees were Colleen F. Arnold, Timothy J. Bernlohr, Terrell K. Crews, Suzan F. Harrison, Alan D. Wilson, as well as Dmitri L. Stockton, who is not standing for election at this AGM. Carole L. Brown was identified by a third-party search firm. All of the nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director for good cause, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to elect that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board in accordance with the Constitution. Upon the conclusion of this AGM, the size of the Board shall be decreased to 14 directors. As further described below, all of the director nominees (other than Anthony Smurfit and Ken Bowles) are independent under the applicable NYSE independence standards.
The resolution in respect of this Proposal 1 is an ordinary resolution that requires the affirmative majority of the votes cast at the AGM, in person or by proxy, with respect to each director nominee. If a director is not elected or re-elected in a director election, the director shall retire at the end of the AGM.
The text of the resolution in respect of Proposal 1 is as follows:
“RESOLVED THAT, the following individuals be, and each hereby is, by way of separate ordinary resolution, elected to serve as director of the Company until the next annual general meeting of the Company or until their successor is elected or unless their office is vacated earlier in accordance with the Constitution:
(i)
Irial Finan;

(ii)
Anthony Smurfit;

(iii)
Ken Bowles;

(iv)
Colleen F. Arnold;

(v)
Timothy J. Bernlohr;

(vi)
Carole L. Brown;

(vii)
Terrell K. Crews;

13	2025 PROXY STATEMENT

Proposal 1: Election of Directors
(viii)
Carol Fairweather;

(ix)
Mary Lynn Ferguson-McHugh;

(x)
Suzan F. Harrison;

(xi)
Kaisa Hietala;

(xii)
Lourdes Melgar;

(xiii)
Jørgen Buhl Rasmussen; and

(xiv)
Alan D. Wilson.”

Board Recommendation
1	Election of Directors
The Board, upon the recommendation of the Nomination Committee, unanimously recommends a vote “FOR” each nominee to serve as director.
14	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Director Nominee Biographies
Set forth below are the names of the nominees for director at the AGM, their ages as of the Record Date, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee that led to the Board’s conclusion that each person should serve as a director:
Irial Finan Age: 67 Independent Board Chair Nationality: Irish Director Since: 2024 Standing Committees: Nomination (Chair) Executive (Chair)
Background
Mr. Finan has been the Chair of Smurfit Westrock since 2024. He is the former Chair of Smurfit Kappa, which is now one of our wholly-owned subsidiaries, a position he held from 2019 until the completion of the Combination on July 5, 2024. Mr. Finan was Executive Vice President of The Coca-Cola Company, a beverage company, and President of the Bottling Investments Group, a Coca-Cola subsidiary, from 2004 until he stepped down from the roles in 2017 and retired in 2018. Prior to this, Mr. Finan served as Chief Executive Officer of Coca-Cola Hellenic Bottling Company SA. He joined the Coca-Cola System in 1981 and during his time there he held key leadership roles.

Key Qualifications, Experience and Skills:
Mr. Finan brings to the Board experience in senior management and executive leadership positions, including finance and global operations. He has significant experience in business integrations, including the establishment of new markets.

	Other Current Public Boards: • Fortune Brands Innovations, Inc.	Other PREVIOUS Public Boards Within 5 Years: • Coca-Cola Bottlers Japan Holdings Inc. • Coca-Cola European Partners plc • Smurfit Kappa Group plc
Anthony Smurfit Age: 61 President & Group CEO and Director Nationality: Irish Director Since: 2023 Standing Committee: Executive (Member)
Background
Mr. Smurfit has served as our President & Group Chief Executive Officer since 2024 and director of Smurfit Westrock since 2023. He served as a director of Smurfit Kappa, which is now our wholly-owned subsidiary, and its predecessors from 1989 until the Combination closed on July 5, 2024 and as Group Chief Executive Officer of Smurfit Kappa between 2015 and July 5, 2024. Prior to this, he served as Group Chief Operations Officer of Smurfit Kappa from 2002 until 2015. He was Chief Executive of Smurfit Europe from October 1999 to 2002 prior to which he was Deputy Chief Executive of Smurfit Europe, and previously Chief Executive Officer of Smurfit France.

Key Qualifications, Experience and Skills:
Mr. Smurfit brings to the Board expertise in leadership, strategic planning and global manufacturing together with his extensive knowledge of Smurfit Westrock’s business, operations and customers.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa Group plc
15	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Ken Bowles Age: 53 EVP & Group CFO and Director Nationality: Irish Director Since: 2023
Background
Mr. Bowles has served as our Executive Vice President & Group Chief Financial Officer since 2024 and director since 2023 in line with market practice in Ireland. He joined a predecessor of Smurfit Kappa, which is now our wholly-owned subsidiary, in 1994 and occupied a number of finance roles in various parts of Smurfit Kappa and its predecessors. He was appointed Group Chief Financial Officer and a director of Smurfit Kappa in 2016, prior to which he was the Financial Controller between 2010 and 2016. Previously, he served as Smurfit Kappa’s Head of Tax from 2007 to 2010, prior to which he was appointed as the first Head of Compliance in 2004.

Key Qualifications, Experience and Skills:
Mr. Bowles brings to the Board expertise in accounting, finance, internal control, tax, treasury and investor relations, together with his experience as Group Chief Financial Officer of Smurfit Kappa and his leadership in sustainability.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa Group plc
Colleen F. Arnold Age: 67 Independent Director Nationality: American Director Since: 2024 Standing Committees: Compensation (Member) Sustainability (Member)
Background
Ms. Arnold has served as our director since 2024 and, prior to the Combination, she served on the board of directors of WestRock, which is now one of our wholly-owned subsidiaries. She served as senior vice president, sales and distribution of International Business Machines Corporation (“IBM”), an American multinational technology company, from 2014 to 2016. Prior to that, she held a number of senior positions with lBM from 1998 to 2014, including senior vice president, application management services, lBM Global Business Services; general manager of GBS Strategy, Global Consulting Services, Global lndustries and Global Application Services; general manager, Europe, Middle East and Africa; general manager, Australia and New Zealand Global Services; and CEO of Global Services Australia.

Key Qualifications, Experience and Skills:
Ms. Arnold brings to the Board global business experience, financial expertise, consumer markets and sales experience, innovation experience and experience working for a company with significant scale.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Cardinal Health • WestRock Company
16	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Timothy J. Bernlohr Age: 66 Independent Director Nationality: American Director Since: 2024 Standing Committees: Compensation (Chair) Finance (Member) Executive (Member)
Background
Mr. Bernlohr has served as one of our directors since 2024 and, prior to the Combination, he served on the board of directors of WestRock, which is now one of our wholly-owned subsidiaries. Since 2005, he has served as the managing member of TJB Management Consulting, LLC, a consultant to businesses in transformation and a provider of interim executive management and strategic planning services. From 1997 to 2005, he served in various executive capacities, including as president and CEO, at RBX Industries, Inc. Prior to joining RBX Industries, Mr. Bernlohr spent 16 years in various management positions with Armstrong World Industries, Inc.

Key Qualifications, Experience and Skills: Mr. Bernlohr brings to the Board broad corporate strategy and global business experience.
	Other Current Public Boards: • International Seaways, Inc. • Spirit Airlines, Inc.	Other PREVIOUS Public Boards Within 5 Years: • Atlas Air Worldwide Holdings, Inc. • Skyline Champion Corp. • F45 Training Holdings, Inc. • WestRock Company
Carole L. Brown Age: 60 Independent Director Nationality: American Director Since: 2025 Standing Committees: Audit (Member) Sustainability (Member)
Background
Ms. Brown has served as one of our directors since 2025. She last served as Head of the Asset Management Group for PNC Financial Services Group (“PNC”), one of the largest diversified financial services institutions in the United States, from 2020 until August 2024, after which she was a special advisor to the Chief Executive Officer until her retirement in January 2025. From 2019 to 2020, she held the position of Chief Change and Risk Officer for their Asset Management Group and Corporate & Institutional Banking businesses at PNC. From 2015 to 2019, Ms. Brown served as Chief Financial Officer for the City of Chicago. Prior to her work for the City of Chicago, Ms. Brown had a 25-year career as one of the leading municipal finance investment bankers in the country in various roles. From 2017 to 2019, she also served as a member of the Securities and Exchange Commission Fixed Income Market Structure Advisory Committee.

Key Qualifications, Experience and Skills:
Ms. Brown brings to the Board in-depth U.S. financial knowledge and broad experience in the execution of complex financial and strategic transactions. She also has significant risk management oversight expertise.

	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • None
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Proposal 1: Election of Directors
Terrell K. Crews Age: 69 Independent Director Nationality: American Director Since: 2024 Standing Committees: Audit (Chair) Finance (Member) Executive (Member)
Background
Mr. Crews has served as our director since 2024, and prior to the Combination, he served on the board of directors of WestRock, which is now one of our wholly-owned subsidiaries. He served as Executive Vice President and Chief Financial Officer of Monsanto Company, an American agricultural biotechnology and agrochemical company, from 2000 to 2009, and as the Chief Executive Officer of Monsanto’s vegetable business from 2008 to 2009. Serving in his role as Chief Financial Officer at Monsanto for nearly a decade, Mr. Crews oversaw corporate finance and reporting in addition to capital allocation strategies. Mr. Crews also has experience leading financing for M&A activity and other corporate transactions, including previously overseeing the financial integration a number of acquired seed companies as head of finance for Monsanto’s Global Seed Group.

Key Qualifications, Experience and Skills:
Mr. Crews brings to the Board broad business knowledge and in-depth experience in complex financial matters. He also has experience working for a company with significant scale.

	Other Current Public Boards: • Archer Daniels Midland Company	Other PREVIOUS Public Boards Within 5 Years: • Hormel Foods Corporation • WestRock Company
Carol Fairweather Age: 63 Independent Director Nationality: British Director Since: 2024 Standing Committees: Finance (Chair) Audit (Member) Executive (Member)
Background
Ms. Fairweather has served as our director since 2024, and, prior to the Combination, she served on the board of directors of Smurfit Kappa, which is now one of our wholly-owned subsidiaries. She was the Chief Financial Officer and an executive Director of Burberry Group plc (“Burberry“), a luxury fashion house, from 2013 to 2017. She joined Burberry in 2006, and prior to her appointment as the Chief Financial Officer, she held the position of Senior Vice President, Group Finance. Prior to joining Burberry, she was Director of Finance at News International Limited from 1997 to 2005 and UK Regional Controller at Shandwick plc from 1991 to 1997.

Key Qualifications, Experience and Skills: Ms. Fairweather brings to the Board global experience in the retail sector and experience as a Chief Financial Officer of a FTSE 100 company.
	Other Current Public Boards: • Segro plc	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa Group plc
18	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Mary Lynn Ferguson- McHugh Age: 65 Independent Director Nationality: American Director Since: 2024 Standing Committees: Compensation (Member) Finance (Member)
Background
Ms. Ferguson-McHugh has served as our director since 2024, and, prior to the Combination, she served on the board of directors of Smurfit Kappa, which is now one of our wholly-owned subsidiaries. She spent over 35 years at Procter & Gamble, a multinational consumer goods company, where she held a number of senior leadership positions, serving, most recently, as Chief Executive Officer of Family Care (Paper Products) between 2019 and 2021 and P&G Ventures (2015-2019). Prior to that, between 2011 and 2014, she was based in Switzerland where she held the position of Group President Western Europe and then Group President Europe at Procter & Gamble.

Key Qualifications, Experience and Skills: Ms. Ferguson-McHugh brings to the Board significant global operational experience and fast-moving consumer goods knowledge.
	Other Current Public Boards: • Molson Coors Beverage Company	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa Group plc
Suzan F. Harrison Age: 67 Independent Director Nationality: American Director Since: 2024 Standing Committees: Audit (Member) Nomination (Member)
Background
Ms. Harrison has served as our director since 2024, and, prior to the Combination, she served on the board of directors of WestRock, which is now one of our wholly-owned subsidiaries. She served as president of Global Oral Care at Colgate-Palmolive Company (“Colgate”), a worldwide consumer products company focused on the production, distribution, and provision of household, health care and personal products, from 2012 to 2019. Previously, she served as President of Hill’s Pet Nutrition Inc. North America from 2009 to 2011, Vice President, Marketing for Colgate U.S. from 2006 to 2009 and Vice President and General Manager of Colgate Oral Pharmaceuticals, North America and Europe, from 2005 to 2006. She held a number of other leadership roles at Colgate beginning in 1983.

Key Qualifications, Experience and Skills:
Ms. Harrison brings to the Board global business experience, consumer markets experience, innovation experience, and experience working for a company with significant scale.

	Other Current Public Boards: • Archer Daniels Midland Company • Ashland Inc.	Other PREVIOUS Public Boards Within 5 Years: • WestRock Company
19	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Kaisa Hietala Age: 54 Senior Independent Director Nationality: Finnish Director Since: 2024 Standing Committees: Sustainability (Chair) Nomination (Member)
Background
Ms. Hietala has served as our director and our Senior Independent Director since 2024 and, prior to the Combination, she served on the board of directors of Smurfit Kappa, which is now one of our wholly-owned subsidiaries. She spent over 20 years at Neste Corporation, a producer of sustainable fuels and renewable feedstock solutions, most recently, serving as Executive Vice President, Renewable Products, and as a member of the Neste Executive Board from 2014 to 2019. Prior to her last role, Ms. Hietala served in various other roles at Neste Corporation, from exploration and production and crude trading to leading the strategic review that resulted in the Renewable Products segment.

Key Qualifications, Experience and Skills: Ms. Hietala brings to the Board experience in sustainability together with significant strategic and operational experience.
	Other Current Public Boards: • Exxon Mobil Corporation • Rio Tinto plc	Other PREVIOUS Public Boards Within 5 Years: • Kemira Oyj • Smurfit Kappa Group plc
Lourdes Melgar Age: 62 Independent Director Nationality: Mexican Director Since: 2024 Standing Committees: Audit (Member) Sustainability (Member)
Background
Ms. Melgar has served as our director since 2024, and, prior to the Combination, she served on the board of directors of Smurfit Kappa, which is now one of our wholly-owned subsidiaries. She is an academic and strategic advisor recognized for her expertise in energy, sustainability and governance. As former Vice Minister for Electricity from 2012 to 2014 and Vice Minister for Hydrocarbons from 2014 to 2016, she played a key role in the design, negotiation and implementation of Mexico’s 2013 Energy Reform. Previously, as a career diplomat, she held various positions in Mexico’s Foreign Service and at the Ministry of Energy.

Key Qualifications, Experience and Skills: Ms. Melgar brings to the Board experience in energy, sustainability and business in Latin America. She also has risk assessment and management experience.
	Other Current Public Boards: • CEMEX, S.A.B de C.V. • Banco Santander Mexico S.A	Other PREVIOUS Public Boards Within 5 Years: • Smurfit Kappa Group plc
20	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Jørgen Buhl Rasmussen Age: 69 Independent Director Nationality: Danish Director Since: 2024 Standing Committees: Compensation (Member) Finance (Member)
Background
Mr. Buhl Rasmussen has served as our director since 2024 and, prior to the Combination, served on the board of directors of Smurfit Kappa, which is now one of our wholly-owned subsidiaries. He is the former Chief Executive Officer of Carlsberg AS, a multinational brewer, a position he held from 2007 until he retired in 2015, having joined the company in 2006. He previously held senior positions in several global fast moving consumer goods companies, including Gillette Group, Duracell, Mars and Unilever over the previous 28 years.

Key Qualifications, Experience and Skills: Mr. Rasmussen brings to the Board executive leadership experience and expertise in the fast-moving consumer goods sector.
	Other Current Public Boards: • None	Other PREVIOUS Public Boards Within 5 Years: • Novozymes A/S • Smurfit Kappa Group plc
Alan D. Wilson Age: 67 Independent Director Nationality: American Director Since: 2024 Standing Committees: Compensation (Member) Nomination (Member)
Background
Mr. Wilson has served as our director since 2024, and, prior to the Combination, he served on the board of directors of WestRock, which is now one of our wholly-owned subsidiaries. He served as Chairman of the Board of McCormick & Company, Inc. (“McCormick”), a consumer food company, from 2009 to 2017, and as Chief Executive Officer of McCormick from 2008 to 2016. He joined McCormick in 1993 and also served in a variety of other positions, including as President from 2007 to 2015, President of North American Consumer Products from 2005 to 2006, President of the U.S. Consumer Foods Group from 2003 to 2005 and Vice President — Sales and Marketing for the U.S. Consumer Foods Group from 2001 to 2003.

Key Qualifications, Experience and Skills:
Mr. Wilson brings to the Board leadership experience, market expertise, and business and governance skills. He also has experience working for a company with significant scale.

	Other Current Public Boards: • T. Rowe Price Group, Inc.	Other PREVIOUS Public Boards Within 5 Years: • WestRock Company
21	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Board Composition
Our Board oversees the management of the Company and its business. Among other things, the Board reviews Smurfit Westrock’s financial performance on a regular basis at Board meetings and through periodic updates as well as Smurfit Westrock’s long-term strategic plans and the most significant financial, accounting and risk management issues facing Smurfit Westrock from time to time. The Board also assesses the performance of the Company’s President & Group Chief Executive Officer, oversees our processes for assessing and managing risk and engages in succession planning for the Board and key leadership roles on the Board and its committees. Additional information is set forth in our Principles of Corporate Governance, which can be found on our website at https://www.smurfitwestrock.com/about/corporate-governance/policies.
Board Qualifications
Consistent with the Company’s Principles of Corporate Governance and the Nomination Committee’s charter, the Nomination Committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills, perspectives and experience that are currently represented on the Board. In addition, the Board considers the qualifications that may be valuable in the future and identifies, evaluates and recommends potential director candidates. The Nomination Committee seeks to create a Board that is composed of individuals whose particular backgrounds, skills, perspectives and expertise, when taken together, will provide the Board with a diversity of skills, experience, backgrounds and perspectives to guide and oversee Smurfit Westrock’s strategy, operations and management.
The Board and the Nomination Committee seek candidates who, at a minimum, have one or more of the following characteristics with the ultimate selection based on merit:

The Board and the Nomination Committee actively seek to achieve a diversity of occupational and personal backgrounds and perspectives on the Board. Among other things, we currently have seven women on the Board and three racially / ethnically diverse directors.  All final recommendations and selections are based on merit and the contributions Board members bring or are expected to bring to the Board. The Nomination Committee and the Board assess their effectiveness in this regard in connection with annual Board evaluation process.
In addition, generally speaking, the Board does not believe that it should limit the number of terms for which a person may serve as a director of the Company as directors develop significant insights into the Company and its operations over time. The Board also does not believe that a fixed retirement age for directors is appropriate. Rather, the Nomination Committee and Board will take into account the director’s age from when they reach 72 in addition to their tenure as part of its assessment of the Board’s composition and the qualifications of director candidates as described above.
22	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Below is aggregated statistical information about our Board’s certain diversity characteristics, as self-identified to us by each of our director nominees:

Experience of Director Nominees
We believe our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of Smurfit Westrock (including, prior to the Combination of Smurfit Kappa and WestRock, which are now our wholly-owned subsidiaries) and fresh perspectives. The table below summarizes some of the experience, qualifications, attributes and skills of each individual director nominee. This summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes or skills, is set forth in “Proposal 1: Appointment of Directors — Director Nominee Biographies” above.
23	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Skills and Experience	I. Finan	A. Smurfit	K. Bowles	C. Arnold	T. Bernlohr	C. Brown	T. Crews	C. Fairweather	M. L. Ferguson-McHugh	S. Harrison	K. Hietala	L. Melgar	J. Buhl Rasmussen	A. Wilson
Global Business Experience / International Business Experience to help oversee the management of global operations
Mergers and Acquisitions Experience / Investment Expertise to provide insight into developing and implementing strategies for growing our business
Financial Expertise / Risk Management to help drive our operating and financial performance and oversee and mitigate risks
Public Company CEO Experience / Senior Executive Leadership Experience to help us drive business strategy, growth and performance
Paper and Packaging Experience to help us deepen our understanding of the markets within which we compete
Manufacturing Experience to help us drive operating performance
Consumer Packaged Goods Experience / Fast Moving Consumer Goods Experience to assist us to better understand and anticipate our customers’ needs and the changing dynamics of our industry
Supply Chain to provide us with supply chain management expertise
Sustainability Experience to assist us in delivering sustainable packaging solutions for our customers and achieving our sustainability goals
Strategic Planning to bring expertise in the process of setting goals and creating a blueprint for the Company’s future
Technology and Cybersecurity to contribute to the understanding and oversight of cybersecurity threats and digital transformation
Corporate Governance to help provide leadership on governance matters
24	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Orientation and Continuing Education
On appointment, all independent directors receive comprehensive briefing documents regarding the Company, its operations and their duties as a director. They are also given presentations by key senior executives, external legal counsel and other advisors. In addition, directors are encouraged to visit our operations and meet with local management and the workforce. For instance, our Board meeting in October 2024 was held in our North American headquarters in Atlanta, which provided the Board with the opportunity to meet employees based there and included a visit to our mill and box plant in Fernandina Beach, Florida. Ongoing training and development takes place throughout the year with organized sessions and deep dives into specific business, legal and governance subject areas. In addition to the opportunities offered by the Company, all directors are encouraged to undergo third-party training to ensure they are kept up to date on relevant legal developments or changes in best practices.
Director Overboarding Policy
Our Principles of Corporate Governance encourage our directors to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. They also provide that, ordinarily, directors who are executive officers of public companies may not serve on the board of more than one other public company, in addition to Smurfit Westrock’s Board, and that other directors may not serve on the boards of more than three other public companies, in addition to Smurfit Westrock’s Board. To help the Board monitor compliance with our overboarding policy, directors who are considering joining other boards are required to advise and obtain approval from the Nomination Committee in advance of accepting any such other board membership. Throughout the year, we also monitor our directors’ time commitments and in considering each director nominee for election or re-election at the AGM, the Nomination Committee took into account each director’s public company positions and other outside commitments to assess the director nominees’ compliance with our overboarding policy. In reviewing our candidates for election or re-election at this AGM, the Nomination Committee has confirmed that they are all in compliance with Smurfit Westrock’s overboarding policy.
Director Nomination Process and Succession Planning
Our Principles of Corporate Governance provide that each director is expected to stand for election by the Company’s shareholders annually. In considering each director nominee for the AGM, the Board and the Nomination Committee evaluated such person’s background, qualifications, attributes and skills to serve as a director, as discussed above. For additional information, see “— Board Qualifications,” “— Experience of Director Nominees” and “— Director Overboarding Policy” above. As part of its annual nomination and / or re-nomination process, the Nomination Committee regularly reviews the composition of our Board and assesses the skills and attributes of our directors. The Nomination Committee is responsible for, among other things, maintaining a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of shareholders.
The Nomination Committee may seek to identify and evaluate potential director nominees. If the Nomination Committee needs to identify potential candidates for Board membership, as part of doing so, the Nomination Committee will consider recommendations from directors, shareholders, management and others, including, from time to time, third-party search firms, to assist it in locating qualified candidates. In the case of Carole L. Brown, a third-party search firm identified her as a potential nominee. Once potential director candidates are identified, the Nomination Committee, with the assistance of management, will undertake a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the Nomination Committee, as well as other members of the Board and the President & Group Chief Executive Officer, may conduct interviews with the candidates. Prior to her nomination for instance, Ms. Brown met separately with each of the Chair of the Board and President & Group Chief Executive Officer and members of the Nomination Committee. If the Nomination Committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it will recommend the candidate to the full Board for appointment or nomination and to the shareholders for election at the next annual general meeting of shareholders. In the case of Ms. Brown, the Nomination Committee recommended, and the Board approved, Ms. Brown’s appointment to the Board and nomination for election at the AGM.
Process for Shareholders to Recommend Director Nominees
It is the Nomination Committee’s policy to consider written recommendations from shareholders for nominees for director. The Nomination Committee uses the same criteria for evaluating candidates regardless of the source of referral. Any such recommendations should be submitted to the Nomination Committee as described in the section titled “— Other Corporate Governance Practices and Policies — Communications with the Board” below and should include the following information: (i) all information about the nominee that is required to be disclosed pursuant to Regulation 14A of the Exchange Act; (ii) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; (iii) the name(s) and address(es) for each shareholder of record and beneficial owner of ordinary shares making the nomination and the number of ordinary shares that are owned beneficially and of record by each such shareholder and beneficial owner; and (iv) such shareholder’s representation that he or she (or a qualified representative) intends to appear at the meeting to make such recommendation. Please
25	2025 PROXY STATEMENT

Proposal 1: Election of Directors
note that if a shareholder would like to also formally nominate directors for membership on the Board, such shareholder must follow the notice and procedural requirements outlined in Article 54 of our Constitution, which prescribes certain timing and nomination requirements with respect to any such nomination (see “Additional Information — Submission of Future Shareholder Proposals” on page 86 for additional details on how to submit a director nominee for our 2026 annual general meeting of shareholders).
Board Leadership Structure
Our Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for Smurfit Westrock. Our Board believes that presently it is in the best interests of the Company to have an independent director serve as the Board Chair. Mr. Finan has served as the independent Board Chair since the Combination. As an independent Board Chair, in addition to serving as liaison between the Board and management, Mr. Finan sets the agendas for and also chairs executive sessions of independent directors. He is also available for consultation and communication with major shareholders upon request. In addition, the Board designated and appointed Ms. Kaisa Hietala to serve as the Senior Independent Director of the Board (the “Senior Independent Director”) as required under, and in compliance with, certain UK Listing Rules requirements. Historically, Smurfit Kappa had the position of Senior Independent Director, and Ms Kaisa Hietala held that position at Smurfit Kappa as well. The Senior Independent Director provides a sounding board for the Board Chair, serves as an intermediary for the other directors when necessary, chairs Board meetings in the absence of the Board Chair, if requested by the Board Chair or the Board and is also available for consultation and communication with major shareholders upon request.
Our Board believes that this is the appropriate Board leadership structure for us at this time. Separating the roles of the Board Chair and President & Group Chief Executive Officer enables our Board Chair to focus on leading the Board in carrying out its oversight and corporate governance responsibilities and our President & Group Chief Executive Officer to focus on leading the Company’s business and executing on its strategy, plans and initiatives. In addition, the Senior Independent Director is there to support the Board Chair in providing additional independent oversight. Our Principles of Corporate Governance provide that, if at any time when the Board Chair is not an independent director, unless the independent directors and / or the Board otherwise determine, the Senior Independent Director will also serve as the lead independent director for a period of at least one year with certain specified responsibilities.
Mr. Bowles, Executive Vice President & Group Chief Financial Officer is also a director of the Board. He served on the board of directors of Smurfit Kappa since 2016 until the Combination, as is customary for Chief Financial Officers in Ireland, and became a director of Smurfit Westrock before the completion of the Combination. Given his immense experience in the boardroom as a Smurfit Kappa director and his decades long knowledge of Smurfit Kappa’s business, his insights are invaluable for evaluating strategic decisions, assessing the financial health of Smurfit Westrock and enhancing the Board’s understanding of value creation without undermining the Board's overall independence or rigor of the Board’s oversight of the Company’s finances and its reporting. He also provides a continuity of perspectives to the Board and his Board service is in line with market practice in Ireland for a Chief Financial Officer of an Irish public company.
The Board’s current leadership structure facilitates robust communications between management and the Board and provides effective oversight by independent directors, including oversight of risks. Accordingly, the Board believes that its risk management processes are well supported by the current Board leadership structure.
Executive Sessions
The independent directors generally have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Mr. Finan, our independent Board Chair, presides at executive sessions of independent directors.
Director Independence
NYSE listing rules require a majority of a listed company’s board of directors to be comprised of independent directors. To be considered independent under the NYSE independence standards, a director must not have any direct or indirect material relationship with Smurfit Westrock, as determined affirmatively by the Board. In addition, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the NYSE and SEC rules.
Our Nomination Committee and the Board undertake a review of its composition and the independence of each director annually. In making its independence recommendations, the Nomination Committee evaluates the various commercial, charitable and employment transactions and relationships known to the Nomination Committee that exist between us and our subsidiaries on the one hand, and the directors and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated with (including those identified through our annual director questionnaires) on the other hand.
26	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Based on its analysis, the Nomination Committee recommended, and the Board affirmatively determined, that each of the following director nominees are independent under the NYSE listing rules, including, with respect to members of the Audit and Compensation Committees, the NYSE and SEC rules applicable to such committee service: Colleen F. Arnold, Timothy J. Bernlohr, Carole L. Brown, Terrell K. Crews, Carol Fairweather, Mary Lynn Ferguson-McHugh, Irial Finan, Suzan F. Harrison, Kaisa Hietala, Lourdes Melgar, Jørgen Buhl Rasmussen and Alan D. Wilson. In addition, the Nomination Committee recommended, and the Board also determined, that Dmitri L. Stockton, who is not standing for election at this AGM, is independent as well. Anthony Smurfit and Ken Bowles are not deemed to be independent under the NYSE listing rules by virtue of their respective roles as officers of the Company.
Related Person Transactions
Related Person Transactions Policy
Our Board adopted a written policy (the “Related Person Transaction Policy”) regarding the review, approval or disapproval by our Audit Committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any shareholder beneficially owning in excess of 5% of ordinary shares, and any immediate family member of any of the foregoing persons or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest) in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one or more of such related persons has a direct or indirect material interest. In addition, the Related Person Transaction Policy includes a list of certain transactions that are deemed pre-approved under the policy, such as compensation for services of NEOs or Board members. In approving or rejecting any “related person” transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any Board member who is a related person with respect to a transaction under review by the Audit Committee will not be permitted to participate in the deliberations or vote on approval, ratification, or disapproval of the transaction.
Related Person Transactions
Since the beginning of fiscal 2024, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between Smurfit Westrock (or one of our subsidiaries) and a related person in which the related person had or will have a direct or indirect material interest that require disclosure under Item 404 of Regulation S-K.
Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee, Nomination Committee, Finance Committee and Sustainability Committee, each of which is comprised solely of independent directors as required under the applicable NYSE listing rules and, if applicable, SEC rules, with the membership and responsibilities of each committee summarized and described below. The Board reviews committee memberships annually. In addition, our Board has a separate Executive Committee, the primary purpose of which is to aid the Board in handling matters which, in the opinion of the Board Chair, should not be postponed until the next scheduled meeting of the Board. Members serve on these committees until their successors are duly elected and qualified or until their earlier resignation or removal and may be removed or replaced, with or without cause, by the Board at any time. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://www.smurfitwestrock.com/about/corporate-governance/board-committees, under “Corporate Governance.”
The membership of each of the standing Board committees as of the date of this Proxy Statement, including the number of Board committee meetings held between July 5, 2024, the date when we completed our Combination, and December 31, 2024, are set forth in the table below:
27	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Board Member	Committees
	Audit	Compensation	Nomination	Finance	Sustainability	Executive
Irial Finan
Anthony Smurfit
Ken Bowles
Colleen F. Arnold
Timothy J. Bernlohr
Carole L. Brown(1)
Terrell K. Crews
Carol Fairweather
Mary Lynn Ferguson-McHugh
Suzan F. Harrison
Kaisa Hietala
Lourdes Melgar
Jørgen Buhl Rasmussen
Dmitri L. Stockton(2)
Alan D. Wilson
Number of Meetings (July 5, 2024- December 31, 2024)	6	3	3	3	2	0
Chair	Member	Audit Committee Financial Expert

(1)
Carole L. Brown joined the Board in March 2025 and, therefore, was not eligible to attend and did not attend any meetings in 2024.

(2)
Dmitri L. Stockton is not standing for election at this AGM and will no longer be serving on any committees of the Board as of the conclusion of this AGM.

28	2025 PROXY STATEMENT

Proposal 1: Election of Directors
A description of each of our standing committees as of the date of this Proxy Statement, together with its primary responsibilities, is provided below:
Audit Committee	Terrell K. Crews (Chair)

The Audit Committee consists of
Terrell K. Crews (Chair)
Carole L. Brown
Carol Fairweather
Suzan F. Harrison
Lourdes Melgar
Dmitri L. Stockton (who is stepping down from the Board and its committees at the conclusion of this AGM)

The primary responsibilities of our Audit Committee are to assist the Board in its oversight of:
•
the quality and integrity of the consolidated financial statements of Smurfit Westrock and its subsidiaries and related disclosure;

•
the qualifications, independence and performance of Smurfit Westrock’s independent registered public accounting firm and statutory auditor under Irish law;

•
the performance of Smurfit Westrock’s internal audit function;

•
Smurfit Westrock’s systems of disclosure controls and procedures and internal controls over financial reporting;

•
compliance by Smurfit Westrock and its subsidiaries with all legal and regulatory requirements; and

•
the Company’s practices with respect to risk assessment and risk management, including risks related to the Company’s financial statements and financial reporting processes as well as information technology, data privacy and cybersecurity, in coordination with other committees of the Board, if and as applicable.

The Board has determined that each member of the Audit Committee meets the financial literacy, heightened independence and accounting or auditing requirements of the SEC, the Irish Companies Act and the NYSE, as applicable to audit committee members, and that each of Terrell K. Crews, Carole L. Brown and Dmitri L. Stockton also qualifies as an “audit committee financial expert” for purposes of SEC rules.
Compensation Committee	Timothy J. Bernlohr (Chair)
The Compensation Committee consists of Timothy J. Bernlohr (Chair) Colleen F. Arnold Mary Lynn Ferguson-McHugh Jørgen Buhl Rasmussen Alan D. Wilson
The primary responsibilities of our Compensation Committee are to:
•
oversee the Company’s overall compensation philosophy, policies and programs, and assess whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;

•
review and approve corporate goals and objectives relevant to the compensation of the President & Group Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation;

•
in conjunction with the CEO, evaluate the performance of other executives, and set the compensation levels of other executives based on this evaluation and upon the recommendation of the CEO;

•
annually review the form and amount of compensation of directors for service on the Board and its committees and recommend changes in such compensation to the Board as appropriate; and

•
annually oversee the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees and review the results of this assessment.

29	2025 PROXY STATEMENT

Proposal 1: Election of Directors
The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the committee. The Compensation Committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. The Compensation Committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities.
The Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC, including under Section 16, and heightened NYSE independence requirements applicable to compensation committee members.
Nomination Committee	Irial Finan (Chair)
The Nomination Committee consists of Irial Finan (Chair) Suzan F. Harrison Kaisa Hietala Alan D. Wilson
The primary responsibilities of our Nomination Committee are to:
•
assist the Board in identifying and recommending individuals qualified to become members of the Board;

•
evaluate the composition, size and governance of the Board and its committees;

•
review the Principles of Corporate Governance and make recommendations to the Board regarding possible changes;

•
assess the qualifications, contributions and independence of director candidates and incumbent directors in determining whether to recommend them for election or reelection to the Board; and

•
discuss and make recommendations to the Board regarding succession planning for the Board and key leadership roles on the Board and its committees.

Finance Committee	Carol Fairweather (Chair)
The Finance Committee consists of Carol Fairweather (Chair) Timothy J. Bernlohr Terrell K. Crews Mary Lynn Ferguson-McHugh Jørgen Buhl Rasmussen
The primary responsibilities of our Finance Committee are to:
•
review the Company’s proposed capital budget and make recommendations to the Board as to whether to approve the proposed capital budget;

•
review and make recommendations to the Board regarding approval of capital expenditure projects and acquisitions within Board approved limits, where appropriate and not within the purview of another committee of the Board;

•
review management’s assessment of the Company’s capital structure, including dividend policies and stock repurchase programs, debt capacity and liquidity;

•
review financing and liquidity initiatives proposed by management for Board action; and

•
review and monitor the Company’s debt ratings.

30	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Sustainability Committee	Kaisa Hietala (Chair)

The Sustainability Committee consists of
Kaisa Hietala (Chair)
Colleen F. Arnold
Carole L. Brown
Lourdes Melgar
Dmitri L. Stockton (who is stepping down from the Board and its committees at the conclusion of this AGM)

The primary responsibilities of our Sustainability Committee are to:
•
provide strategic guidance and support to the Board in the implementation of the sustainability strategy of the Company;

•
monitor and review current and emerging trends, relevant international standards and legislative requirements related to the Company’s sustainability strategy;

•
review the Company’s sustainability reporting strategy;

•
oversee the Company’s strategies and policies related to human capital management with respect to matters such as belonging, workplace environment and culture; and

•
review the Company’s sustainability-related risks and the Company’s reporting of sustainability and climate-related disclosures, including under various applicable reporting regimes.

Board and Committee Oversight of Strategy and Risks
Oversight of Strategy
The Board is responsible for providing governance and oversight over the strategy, operations and management of Smurfit Westrock. Acting as a full Board and through the Board’s six standing committees, the Board is involved in the Company’s strategic planning process. In addition, throughout the year, the Board reviews specific strategic initiatives where the Board may provide additional oversight. The Board is continuously engaged in providing oversight and independent business judgment on the strategic issues that are most important to the Company.
Oversight of Risks, Including Information Technology and Cybersecurity Risks
Risk management is an important part of establishing and executing on the Company’s business strategy. The Board has overall responsibility for Smurfit Westrock’s system of risk management and internal control and for monitoring and reviewing its effectiveness, in order to safeguard shareholders’ investments and Smurfit Westrock’s assets. Our Board and its committees receive regular reports from members of the Company's senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks, and the Committee chairs provide regular reports to the full Board on relevant areas of oversight, as summarized above. The Company's risk register process is based upon a standardized approach to risk identification, assessment and review with a clear focus on mitigating factors and assignment of responsibility to risk owners. The risk register is updated, as needed, to reflect any significant changes. The risk register is then reviewed by the Audit Committee and the Board. In addition, emerging risks are considered as part of the risk process. All identified emerging risks are monitored and reported to the Audit Committee and the Board. Please see the following page for an outline of the Board and its Committees oversight of risk.
31	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Risk Management Framework
Smurfit Westrock’s enterprise risk management (“ERM”) program facilitates the identification, assessment, prioritization, and management of risks. Risk management is owned by management at each reporting level and is evaluated and reviewed on a continuous basis.
Our risk management framework is embedded within our organizational structure, comprising: operational management, who have responsibility for identifying, managing and mitigating risk within their local operations on a day-to-day basis; country and divisional management, who are responsible for oversight and monitoring; subject matter experts and senior management, who are also responsible for oversight together with the identification, management and mitigation of risks. Internal audit acts as an independent assurance provider over certain principal risks.
32	2025 PROXY STATEMENT

Proposal 1: Election of Directors
For more information on risks that affect our business, please see our most recent Annual Report and other filings we make with the SEC.
Compensation Risk Oversight and Assessment
As mentioned above, the Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs. In 2024, Semler Brossy, the Compensation Committee’s independent compensation consultant, supported the Compensation Committee in conducting their risk assessment of our incentive compensation plans and practices. As a result of this analysis, as well as the Compensation Committee’s regular review of compensation policies and practices, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Management Oversight of Sustainability
Our President & Group Chief Executive Officer, as part of his overall responsibility for the day-to-day oversight of the Company’s business and the implementation of the Company strategy and policies and as part of his role on the Board as a management director, is directly responsible for actions governing sustainability, including areas such as climate change. The Board delegated oversight of sustainability to the Sustainability Committee, as summarized above.
Other Corporate Governance Practices and Policies
Director Attendance
Following the completion of the Combination on July 5, 2024, and between this date and December 31, 2024, the Board met four times and the Board committees each met the number of times summarized in the chart under the heading “— Board Committees” on page 28. During that time, each member of the Board, other than Mr. Terrell K. Crews, attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee. Mr. Crews traveled to Ireland for the July Board and committee meetings, but had to depart before the meetings commenced due to a death in his family. But for the meetings that were missed due to the aforementioned family emergency, Mr. Crews would have attended over 75% of all meetings of the Board and meetings of the Board committees on which he served between July 5, 2024 and December 31, 2024.
Directors are expected to attend annual general meetings of shareholders absent unusual circumstances. This AGM will be our first annual general meeting of shareholders as a U.S. listed, Irish public company.
Shareholder Engagement
At Smurfit Westrock, we place significant importance on maintaining open and constructive dialogue with our shareholders. Since the successful completion of the Combination, our executives and investor relations ("Investor Relations") team have continued to actively engage with investors to provide updates on our progress and gather valuable feedback.
Since the completion of the Combination, we have met with over 350 equity investors representing approximately 200 investment firms and almost 40% of our issued share capital. These engagements were instrumental in fostering transparency and strengthening our relationships with our investors.
33	2025 PROXY STATEMENT

Proposal 1: Election of Directors
The primary topics of discussion during these meetings included:

Integration of Smurfit Westrock:

Investors sought updates on plans and progress with respect to the Combination of two companies.

Quality of the Combined Asset Base and Management Team:

Shareholders expressed interest in the strategic advantages offered by our enhanced product portfolio, the quality of the asset base and the strength and track record of our experienced management team.

Operational Efficiencies and Cost Synergies:

Discussions focused on opportunities to drive further margin enhancing operational improvements, efficiencies and cost synergies.

Unlocking Shareholder Value:

We highlighted our decentralized operating model, which emphasizes a commercial approach built on delivering value over volume, coupled with market-leading innovation capabilities that position us to deliver long-term shareholder value.

Management Succession Planning
Smurfit Westrock seeks to identify candidates for management succession with the experience and skills needed to serve our customers and to develop the strategy and manage the operations of the Company, and who also exemplify the Company’s leadership values. As described in the Company’s Principles of Corporate Governance, the Nomination Committee is responsible for oversight of succession planning for certain senior management positions. At least annually, the Nomination Committee reviews with the Board succession planning and management development, including recommendations and evaluations of potential successors to fill the role of the President & Group Chief Executive Officer and other executive and senior management positions. The succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the President & Group Chief Executive Officer or another executive or member of senior management unexpectedly becomes unable to perform the duties of their position.
Board Evaluations
The Nomination Committee is responsible for developing and overseeing processes for conducting evaluations of the Board and its committees. Directors also share perspectives, feedback and suggestions year-round, which the Nomination Committee takes into account when evaluating the operation and performance of the Board and its committees. The Board conducts an annual self-evaluation to assess its performance. The Audit, Nomination, Sustainability, Compensation and Finance committees each conduct annual self-evaluations to assess their performance. Summaries of the evaluations are provided to the Board, committee chairs and management members, as applicable. Each committee reviews its evaluation results separately, while the Nomination Committee reviews all committee and Board results. During an executive session, the Board discusses its results. Policies and practices are updated as appropriate as a result of director feedback. In addition, director feedback is considered when determining future board meeting agenda items and director training sessions. Although the combined company has only been in operation since July 2024, given our commitment to governance, an internal Board evaluation was conducted, led by the Chair, for the period from July to December 2024.
Communications with the Board
Shareholders and other interested parties may communicate with our Board or a particular director, including the Board Chair, by sending a letter addressed to the Board, the Board Chair or a particular director to our Group Company Secretary at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland. These communications will be compiled and reviewed by our Group Company Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations or junk mail).
34	2025 PROXY STATEMENT

Proposal 1: Election of Directors
Code of Conduct
Our Board has adopted the Code of Conduct (the “Code of Conduct”), which is applicable to all employees and all directors as well as the Code of Ethical Conduct for Directors and Senior Financial Officers (the “Code of Ethics”), which is applicable to our directors and our senior financial officers as well as any other senior executive who may be specifically designated from time to time by the President & Group Chief Executive Officer (the Code of Conduct and the Code of Ethics together, the “Codes”). The Codes are available at https://www.smurfitwestrock.com/about/corporate-governance/policies. To the extent required by the rules of the NYSE and/or the SEC, Smurfit Westrock intends to disclose amendments to and waivers of the Codes applicable to executive officers and directors, if any, on that website within four business days following the date of any such amendment or waiver.
Securities and Insider Trading Policy
Our Board adopted a securities and insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of Smurfit Westrock securities by directors, officers and employees (including, as applicable, their family members and controlled entities, in each case, as defined in the Insider Trading Policy) of the Company and the Company itself and is designed to promote compliance with insider trading and market abuse laws, rules and regulations, and the NYSE and UK Listing Rules. Among other things, the Insider Trading Policy prohibits the purchase and sale of Smurfit Westrock ordinary shares while an individual is in possession of material nonpublic information or inside information about the Company or Smurfit Westrock securities and provides for trading windows and pre-clearance processes that apply to certain covered individuals. It also prohibits our employees, officers, directors and their family members and controlled entities from (i) entering into derivative or hedging transactions (for example, warrants, puts, calls, other publicly-traded options or similar instruments) in Smurfit Westrock securities and purchasing financial instruments tied to Smurfit Westrock securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or engaging in any other hedging transactions, (ii) purchasing Smurfit Westrock securities on margin, borrowing against the Smurfit Westrock’s securities or otherwise pledging Smurfit Westrock securities as collateral for a loan or (iii) short-selling Smurfit Westrock securities.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee (i) has, at any time during the prior three years, been one of our officers or employees or (ii) had any relationship with the Company during fiscal year 2024 requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
35	2025 PROXY STATEMENT

Our non-executive director compensation program is intended to enable the Company to retain highly qualified, experienced and engaged directors at this critical time for the Company, while also ensuring that the compensation program will enable the Company to attract high caliber non-executive directors into the future. The program aligns with the director compensation paid by our Compensation Peer Group, with consideration of legacy programs at both Smurfit Kappa and WestRock, as well as broader market practices. Our Board was advised by our independent compensation consultant, Semler Brossy, in assessing the form and amount of our non-executive director compensation program. Executive officers do not play a role in determining or recommending the amount or form of non-executive director compensation. On an annual basis going forward, our Compensation Committee and Board intend to review our non-executive director compensation to ensure it remains competitive and aligned with our peers and the market.
This section consists of two parts to ensure compliance with SEC rules. The first part, entitled “Director Compensation —  Smurfit Westrock” describes the material terms of our current director compensation program as approved by the Smurfit Westrock Board following the Combination. The second part, entitled “Legacy Director Compensation Pre-Combination” provides information, as required by SEC guidance, with respect to compensation paid by Smurfit Kappa to the non-executive directors of Smurfit Westrock who served as non-executive directors of Smurfit Kappa prior to the Combination. We note that the compensation decisions underlying Smurfit Kappa pre-Combination director compensation were not made by the Smurfit Westrock Board and did not relate to Smurfit Westrock Board service, but this information is provided to comply with applicable SEC guidance and for informational purposes. Consequently, we have focused the disclosure presented below on the elements of non-executive director compensation paid in 2024 following the completion of the Combination as they were approved by the Smurfit Westrock Board and are representative of the go-forward compensation for our non-executive directors.
Director Compensation — Smurfit Westrock
The table below sets out a summary of the Smurfit Westrock non-executive director annualized fees for 2024. As the Combination was completed in July 2024, these fees were only paid during the July –  December 2024 period following the Combination.
Annual Cash Retainer	$120,000
Annual Non-Executive Chair Cash Retainer (supplemental)	$100,000
Additional Annual Committee Retainers
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nomination Committee Chair	$20,000
Sustainability Committee Chair	$20,000
Finance Committee Chair	$20,000
Annual Stock Grant	$175,000
Annual Non-Executive Chair Stock Grant (supplemental)	$100,000
On August 2, 2024, the Board approved grants of 2,094 RSUs to each of Ms. Fairweather, Ms. Ferguson-McHugh, Ms. Hietala, Ms. Melgar, and Mr. Rasmussen, and a grant of 3,291 RSUs to Mr. Finan. These RSUs were not granted to any members of our Board who formerly served on the WestRock board of directors, as such directors received grants from WestRock for 2024 prior to the Combination and such grants vested and were distributed on completion of the Combination. The RSUs were granted for the July –  December 2024 period following the Combination to align the former Smurfit Kappa directors with the former WestRock directors who had received grants for the full fiscal year. The RSUs accrue dividend-equivalent units that settle in Smurfit Westrock ordinary shares. The RSUs granted to the former Smurfit Kappa directors vested on January 1, 2025.
36	2025 PROXY STATEMENT

Director Compensation
To further align the long-term interests of our directors and our shareholders, in connection with the Combination, we adopted the Smurfit Westrock Share Ownership Policy, which requires each non-executive director to hold shares having an aggregate value equal to five times the annual cash base retainer. In addition to shares held by the non-executive director, an immediate family member or in a trust for the benefit of the non-executive director, shares underlying time-based RSUs are considered for purposes of complying with the guidelines. No stock options or unearned performance-based awards (if any) are considered. Until the applicable non-employee director has achieved the requisite ownership guideline, the non-executive director must retain 50% of the post-tax shares received upon vesting, settlement, or exercise of any equity award granted by the Company. As of the end of 2024, all of our non-employee directors were either in compliance with the requisite ownership guideline or subject to the holding policy, as applicable.
We have not made payments to our non-executive directors other than the fees and stock awards described above and reimbursement of reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. In 2024, certain directors’ spouses accompanied directors to Board meetings. In these instances, we paid or reimbursed the director for the cost of travel and related meals, facility expenses and corporate gifts, and paid the associated Irish benefit in kind taxes.
The following table summarizes the total compensation earned by each Smurfit Westrock non-executive director in 2024, following the Combination. No additional compensation is provided for any executive’s service on our Board. See “Compensation Discussion and Analysis” and the accompanying tables, below, regarding compensation provided to Messrs. Smurfit and Bowles.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Colleen F. Arnold	58,356	—	6,651	65,007
Timothy J. Bernlohr	68,082	—	—	68,082
Terrell K. Crews	70,514	—	26,157	96,671
Carol Fairweather	68,082	87,487	—	155,569
Mary Lynn Ferguson-McHugh	58,356	87,487	—	145,843
Irial Finan	116,712	137,498	20,248	274,458
Suzan F. Harrison	58,356	—	205	58,561
Kaisa Hietala	68,082	87,487	—	155,569
Lourdes Melgar	58,356	87,487	—	145,843
Jørgen Buhl Rasmussen	58,356	87,487	1,120	146,963
Dmitri L. Stockton(4)	58,356	—	—	58,356
Alan D. Wilson	58,356	—	18,813	77,169

(1)
The amounts reflected for directors who previously served on the Smurfit Kappa board of directors or WestRock board of directors do not include any fees they received for such service prior to the Combination, consistent with applicable SEC guidance.

(2)
Amounts in this column reflect the aggregate grant date fair value of RSUs granted to each director during the portion of 2024 following the Combination, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) based on the closing price of Smurfit Westrock ordinary shares on August 2, 2024, the date of grant, of  $41.78. As noted these were only awarded to former Smurfit Kappa directors as former WestRock directors had received an award for 2024 prior to completion of the Combination and which was vested and distributed to them on completion of the Combination.

(3)
Amounts in this column include the aggregate incremental cost to the Company of travel and related meals, facility expenses and corporate gifts ($13,295 for Mr. Crews, $9,476 for Mr. Wilson, and $10,529 for Mr. Finan), the cost of tax planning services ($590 for each of Messrs. Crews and Wilson), and payment for taxes incurred in connection with such benefits in kind ($6,651 for Ms. Arnold, $12,272 for Mr. Crews, $9,719 for Mr. Finan, $205 for Ms. Harrison, $1,120 for Mr. Rasmussen and $8,747 for Mr. Wilson).

(4)
Dmitri L. Stockton is not standing for election at this AGM and will no longer be serving on any committees of the Board as of the conclusion of this AGM. Carole L. Brown joined the Board in March 2025 and, therefore, did not receive any director compensation in 2024.

As of December 31, 2024, each of the non-executive directors held outstanding RSUs as shown in the table on the following page. In addition, each of Ms. Arnold, Mr. Stockton, and Mr. Wilson held fully vested deferred RSUs under the legacy WestRock Company 2016 Deferred Compensation Plan for Non-Employee Directors as follows: Ms. Arnold — 25,901 RSUs; Mr. Stockton — 11,139 RSU; Mr. Wilson — 54,791 RSUs. These RSUs were granted in respect of their service as non-executive directors of WestRock prior to the Combination. In connection with the Combination, these RSUs were converted into RSUs in respect of Smurfit Westrock ordinary shares, and will be settled in accordance with their terms.
37	2025 PROXY STATEMENT

Director Compensation
Name	Unvested RSUs (#)
Colleen F. Arnold	—
Timothy J. Bernlohr	—
Terrell K. Crews	—
Carol Fairweather	2,119
Mary Lynn Ferguson-McHugh	2,119
Irial Finan	3,330
Suzan F. Harrison	—
Kaisa Hietala	2,119
Lourdes Melgar	2,119
Jørgen Buhl Rasmussen	2,119
Dmitri L. Stockton	—
Alan D. Wilson	—
Legacy Director Compensation Pre-Combination
Compensation for the non-executive directors of Smurfit Kappa prior to the Combination must be disclosed as required by SEC rules. The compensation consisted of a basic annual cash fee and cash fees for additional board responsibilities (e.g., Senior Independent Director and chair or membership of a committee). Additional fees were available where the time commitment in a particular year was significantly more than anticipated.
The table below sets out a summary of Smurfit Kappa non-executive director annualized fees for 2024 although these were only paid until July 2024. The amounts below were agreed and approved in Euros and are presented in U.S. dollars in the table based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro.
Annual Non-Executive Chair Cash Retainer	$409,450
Non-Executive Director Annual Cash Retainer	$81,890
Additional Annual Cash Retainers
Senior Independent Director	$70,192
Committee Chairs	$70,192
Committee Members	$23,397
The following table summarizes the total compensation earned by each Smurfit Westrock non-executive director who served as a non-employee director of Smurfit Kappa during 2024 up until the completion of the Combination in July 2024. No additional compensation was provided for any executive’s service on the Smurfit Kappa board of directors. See “Compensation Discussion and Analysis” and the accompanying tables, below, regarding compensation provided to Messrs. Smurfit and Bowles.
Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Irial Finan (Chair)	210,334	210,334
Carol Fairweather	78,124	78,124
Mary Lynn Ferguson-McHugh	54,086	54,086
Kaisa Hietala	78,124	78,124
Lourdes Melgar	54,086	54,086
Jørgen Buhl Rasmussen	78,124	78,124

(1)
Paid in Euros and presented in U.S. dollars in the table based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro.

38	2025 PROXY STATEMENT

The Dodd-Frank Act enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs for the portion of the fiscal year ended December 31, 2024, that follows the Combination pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “say-on-pay” vote).
The Compensation Discussion and Analysis, compensation tables and narrative discussion describe our compensation philosophy and objectives, our executive compensation program, and compensation decisions relating to our NEOs for the portion of the fiscal year ended December 31, 2024, that follows the Combination. This advisory vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement. We urge our shareholders to review the Compensation Discussion and Analysis, compensation tables and narrative discussion for more information.
The text of the resolution in respect of Proposal 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The resolution in respect of this Proposal 2 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast at the AGM, in person or by proxy. This resolution will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the results of this Proposal 2 when making future compensation decisions for our named executive officers. If shareholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 3, we expect that we will conduct our next say-on-pay vote at the 2026 annual general meeting of shareholders.
Board Recommendation
2	NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of the named executive officers for the portion of the fiscal year ended December 31, 2024, that follows the Combination, as disclosed in this Proxy Statement.

39	2025 PROXY STATEMENT

In accordance with Section 14A of the Exchange Act, which was added by the Dodd-Frank Act and the related SEC rules promulgated thereunder, we are seeking the input of our shareholders on the frequency with which we will hold a non-binding, advisory vote by our shareholders to approve the compensation of our NEOs (commonly known as the “say-on-frequency” vote). In voting for this Proposal 3, shareholders are provided with four choices. Shareholders may indicate their preference as to whether the advisory vote to approve the compensation of the NEOs should occur with a frequency of one year, two years, three years, or shareholders may abstain from making a recommendation.
The Board will take into consideration the outcome of the vote on this proposal in making a determination about the frequency of future non-binding, advisory vote by our shareholders to approve the compensation of our NEOs. The Board unanimously recommends that the non-binding, advisory vote by our shareholders to approve the compensation of our NEOs occur every one year, because it will allow our shareholders to provide frequent, direct input on our compensation policies and practices, and the resulting compensation of our NEOs. Shareholders will have the opportunity to consider our most recent compensation decisions in the context of our pay for performance policy and focus on increasing long-term shareholder value, and to provide feedback in a timely way. Finally, the Board believes an annual advisory shareholder vote promotes corporate transparency.
The text of the resolution in respect of Proposal 3 is as follows:
“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, that the Company provide the shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers with a frequency of One Year, Two Years or Three Years or that the shareholders have abstained from making a recommendation.”
The resolution in respect of this Proposal 3 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast at the AGM, in person or by proxy. However, because there are four possible alternatives, it is possible that no frequency will receive the affirmative vote of a simple majority of the votes cast. In that case, the Board has determined that it will consider the frequency that receives the highest number of votes pursuant to this Proposal 3 to be the frequency supported by the Company’s shareholders. However, this say-on-frequency vote is not binding on the Board.
Board Recommendation
3	NON-BINDING, ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote for a frequency of “ONE YEAR” for future non-binding, advisory votes to approve the compensation of our named executive officers.

40	2025 PROXY STATEMENT

Components of our Executive Compensation Program	46
Executive Compensation Process and Decision-Making	54
Additional Information	56
Compensation Committee Report	58

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we discuss the elements of, and processes related to, the compensation paid or awarded to our “named executive officers” or “NEOs” for the fiscal year ended December 31, 2024 (“2024”).
Identification of Named Executive Officers
Our NEOs for 2024 are our President & Group Chief Executive Officer, our Executive Vice President & Group Chief Financial Officer, and the three next most highly-compensated executive officers whose total compensation for the last completed fiscal year, calculated in accordance with applicable SEC guidance, was more than $100,000. References to “named executive officers” or “NEOs” in this Compensation Discussion and Analysis refer to the following executive officers of Smurfit Westrock:

ANTHONY SMURFIT*	KEN BOWLES*	LAURENT SELLIER**	SAVERIO MAYER**	BEN GARREN*+
President & Group Chief Executive Officer	Executive Vice President & Group Chief Financial Officer	President & Chief Executive Officer, North America (including Mexico)	President & Chief Executive Officer, Europe, MEA and APAC	Executive Vice President & Group General Counsel

*
Please refer to the biographies of Anthony Smurfit and Ken Bowles in the section entitled “Information Regarding our Director Nominees” above.

**
Please refer to the biographies of Laurent Sellier, Saverio Mayer and Ben Garren in section entitled “Executive Officers” in the Annual Report.

*+
Ben Garren’s full name is Charles B. Garren, Jr.

41	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Executive Compensation Overview
Introduction
As has been described in this Proxy Statement, Smurfit Westrock was created in July 2024, following a strategic combination between Smurfit Kappa and WestRock, with approximately 100,000 employees across 40 countries and with an aim of being the “go-to” packaging partner of choice. As a newly U.S. listed, Irish public company, it was essential to establish a compensation program that at its foundation was appropriate for a global company of our size and scale and that was in the best interests of our Company and our shareholders. It was also essential to ensure that the program developed would serve to drive the performance and retention of our leadership team, whose experience and track record of delivery on key strategic and financial goals are critical to the integration and success of Smurfit Westrock. This section summarizes our 2024 compensation decisions, including the fundamental principles of our compensation philosophy, key designs that work to implement our compensation philosophy as Smurfit Westrock, and our compensation related best practices.
2024 Compensation Decisions
Our Compensation Committee sought to ensure that our executive compensation levels and the elements of our executive compensation program design were appropriate for a U.S. listed company of our size. Based on advice of its independent compensation consultant, Semler Brossy, the Compensation Committee selected a peer group and set pay levels to be competitive with the companies in that peer group. The Compensation Committee was further informed by the legacy compensation philosophies and programs in place for both of Smurfit Kappa and WestRock. Our NEOs other than Mr. Garren were executives of Smurfit Kappa prior to the Combination, and our Compensation Committee took into account all compensation earned by these executives in 2024 (including compensation paid by Smurfit Kappa prior to the Combination) to ensure a seamless transition of executive leadership and operations through 2024.
In 2024, our Compensation Committee:
Made key compensation decisions and took actions which laid the foundation for our compensation philosophy and guiding principles for our executive compensation program.

Selected a compensation peer group to assist the Compensation Committee in determining competitive pay levels, which peer group is intended to reflect our status as anewly U.S. listed, Irish public company and as a leading global provider of paper-based packaging solutions.

Guided by the independent compensation consultant, developed a strategy to bridge the legacy Smurfit Kappa and WestRock compensation programs with our new compensation programs in a manner that acknowledged our larger footprint and our goals as a new company.

As 2024 was a unique year for the Company given the combination of Smurfit Kappa and WestRock and Smurfit Westrock’s listing in the U.S. in July 2024, our 2024 executive compensation reported in this Compensation Discussion and Analysis and the compensation decisions that underpin the compensation awarded, span both the pre-Combination (Jan – Jun 2024) and post-Combination (Jul – Dec 2024) periods. In addition, applicable SEC guidance requires us to report compensation awarded to our NEOs who were executive officers of Smurfit Kappa in 2023 and 2024, prior to the Combination. However, we note that the compensation decisions underlying the compensation described with respect to Jan – Jun 2024 in this Compensation Discussion and Analysis were made by the Remuneration Committee of Smurfit Kappa and were not made by our Compensation Committee.
42	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Fundamental Principles of our Compensation Philosophy
The Compensation Committee believes that our executive compensation program reflects our status as a newly U.S. listed, Irish public company with a global reach and unparalleled product portfolio. It is designed to retain qualified executives, ensure our leadership team’s alignment with our business priorities and deliver value for our shareholders. Our executive compensation program will continue to develop over time as our integration processes are completed. Certain changes to our executive compensation program for 2025 that may have a bearing on our shareholders’ understanding of our 2024 compensation programs are described in this Compensation Discussion and Analysis. We believe that the following key principles are fundamental to our compensation philosophy:

Implementing our Compensation Philosophy and Pay Mix
In implementing our compensation philosophy, our Compensation Committee seeks to ensure that a meaningful portion of our executive officers’ compensation is in the form of performance-based incentives. We seek to allocate compensation in a manner that we believe will reward achievement of specific performance goals, representing the majority of executives’ compensation, and promote retention.
During the portion of 2024 that followed the Combination as we began to operate as a newly U.S. listed, Irish public company, approximately 90% of our President & Group Chief Executive Officer’s target compensation and approximately 78% (on average) of our other NEOs’ target compensation were at risk and contingent upon the achievement of corporate performance objectives, share price performance or both, as demonstrated in the following charts. Each element of our executive compensation program shown below is described in greater detail in this Compensation Discussion and Analysis.

43	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation-Related Based Practices
Based on the following elements of our executive compensation program following the Combination, we believe that our current executive compensation program represents a balanced structure and embodies certain governance best practices as described below.
What We Do
We emphasize pay-for-performance over both annual and multi-year performance periods and have comprehensive disclosure of applicable goals and outcomes following the performance periods

We require that a significant portion of our executive officers’ annual direct compensation be at risk based on performance; with more than 75% of our named executive officers’ compensation at-risk in 2024

Our Compensation Committee engages an independent compensation consultant
We regularly engage with our shareholders and plan to conduct an annual say-on-pay vote
We maintain robust share ownership guidelines

We maintain a clawback policy that is consistent with SEC and NYSE requirements and a secondary broader policy that provides for recovery of cash and equity incentive compensation (including time- and performance-based compensation) received by current and former executives and certain other employees following misconduct and other problematic decisions or actions

What We Don’t Do
We do not provide excessive perquisites
We do not provide excise tax gross-ups for any payments in connection with a change in control
We do not provide “single-trigger” change in control benefits
We do not pay dividends on unvested or unearned equity awards
We do not allow hedging or pledging of our securities
We do not backdate stock option grants or reprice underwater stock options without shareholder approval
We do not engage in excessive risk-taking
44	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Primary Elements of our Executive Compensation Program and 2024 Highlights
The following discussion describes the primary elements of our 2024 executive compensation program, and certain key elements of our 2025 executive compensation program that may inform our shareholders’ understanding of our NEOs’ 2024 compensation.
Four of our five NEOs were executives of Smurfit Kappa prior to and during 2024. This Compensation Discussion and Analysis discloses remuneration paid to them by Smurfit Kappa from Jan – Jun 2024, the period prior to the Combination, in accordance with applicable SEC guidance. However, we note that this remuneration was established by the Remuneration Committee of Smurfit Kappa in alignment with their shareholder-approved remuneration policy and not by our Compensation Committee.
Our Compensation Committee’s compensation decisions and policies are reflected in our Smurfit Westrock executive compensation program which covers Jul – Dec 2024, the period following the Combination when we began to operate as a newly U.S. listed, Irish public company. For that reason, we have focused the disclosure presented in this Compensation Discussion and Analysis on the elements of, and processes related to, compensation paid to our NEOs from Jul – Dec 2024, the period following the Combination.
The primary elements of our executive compensation program from Jul – Dec 2024 were as follows.
	Element and Form of Compensation	Jul – Dec 2024	2025	Relationship to Compensation Principles
	Base Salary
•
Reviewed annually, and adjusted as appropriate.

•
As discussed below, base salaries were set by the Compensation Committee in 2024 at the time of the Combination, and no changes were made to base salaries for 2025.

•
Attracts and retains executives by providing fixed compensation.

•
Aligns the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group, reflects the responsibilities of the NEOs, and accounts for internal equity.

Performance-Based	Annual Incentive Plan (AIP)
•
For the Jul – Dec 2024 performance period, our AIP performance metric was Adjusted EBITDA*. This was a measure bothSmurfit Kappa and WestRock had employed in their compensation programs, and helped to reinforce the importance of starting the period following the Combination (as we began to operate as a newly U.S. listed, Irish public company) with strong earnings, and accounted for the ongoing integration of Smurfit Kappa and WestRock in 2024.

•
For 2025, our Compensation Committee expanded performance metrics under the AIP to include multiple performance goals appropriate for our first full fiscal year, which will be described in detail in our 2026 annual proxy statement.

				• Incentivizes NEOs to achieve clearly-defined, challenging annual performance levels aligned with our business strategy and shorter-term goals.
	Long-Term Equity Incentive Awards
•
In 2024, 100% of our long-term equity incentive awards were performance-based, delivered in the form of PSUs vesting over a multi-year performance period based on achievement against a relative TSR performance goal.

•
In 2025, our long-term equity incentive awards continue to be primarily performance-based, consisting of 75% PSUs and 25% service-based RSUs (on a grant date value basis).

•
RSUs vest in substantially equal annual installments over three years, subject to continued service, and PSUs vest following the completion of a three-year performance period based on achievement of pre-set performance metrics and continued service.

				• Rewards and incentivizes performance and creation of long-term shareholder value. • Designed to retain NEOs and aligns compensation with shareholder interests.

*
As defined below under “Components of Executive Compensation Program — Annual Incentive Compensation-In Detail: Determination of 2024 AIP Performance (Jul – Dec 2024)”

45	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Components of Executive Compensation Program
This section provides greater detail on the components of our 2024 executive compensation program, as well as detail regarding the relationship between our executive compensation program and the 2024 compensation paid by Smurfit Kappa to our NEOs who were previously Smurfit Kappa executives.
Base Salary
Base salaries provide for a fixed level of total compensation that is determined by taking into account the applicable NEO’s experience and job scope as well as compensation levels of similarly-situated executive officers of our Compensation Peer Group (described in greater detail under the heading “Executive Compensation Process and Decision-Making — Compensation Peer Group”).
With respect to NEOs other than Mr. Garren, in connection with the Combination, and in connection with the approval of the respective NEO’s service contract or offer letter (as described below under the heading “Other Compensation— Service Contracts, Offer Letters and Post-Termination Compensation”), the following adjustments to the annualized base salaries of our NEOs went into effect at the time of the Combination. These adjustments were intended to align the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group, reflect our status as a newly U.S. listed, Irish public company, reflect the increased responsibilities of each NEO’s position following the Combination, and take into account internal equity.
The annualized 2024 base salaries of each NEO prior to and following the Combination are shown below. The values shown differ from the values set forth in the “Summary Compensation Table,” which shows actual base salary received by each of the NEOs in 2024, as converted to U.S. dollars.
With respect to all NEOs, in connection with the Combination, the Compensation Committee determined base salaries in U.S. Dollars and, for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer), converted these amounts to Euros. Going forward, the Compensation Committee intends to set annual base salaries in local currency to the extent applicable.
	Base Salary
Named Executive Officer	(Jan – Jun 2024) ($)(1)	(Jul – Dec 2024) ($)
Anthony Smurfit	1,333,563	1,500,279
Ken Bowles	818,910	950,181
Laurent Sellier	621,920	900,000
Saverio Mayer	738,919	825,122
Ben Garren	—	675,000

(1)
To create a consistent presentation, reflects all amounts in U.S. Dollars, with conversion from Euros (for those NEOs who are paid in Euros) based on an exchange rate of 1.0816 U.S. Dollars per Euro, which represents the average daily exchange rate for 2024.

Annual Incentive Compensation
Summary
Our NEOs’ 2024 annual incentive compensation consisted of two (or in the case of Mr. Garren, one) component(s): for Jan – Jun 2024, those NEOs who were Smurfit Kappa executives prior to the Combination participated in the Smurfit Kappa bonus program (the “SKG Plan”) and for the period following the Combination when we began to operate as a newly U.S. listed, Irish public company, all of our NEOs participated in the AIP. Going forward, in 2025, our NEOs will participate in our go-forward AIP, covering a full fiscal year as a combined organization.
For purposes of the discussion that follows we have generally summarized the key terms of our 2024 annual incentive compensation (and elements of our 2025 annual incentive compensation relevant to our shareholders’ understanding of our 2024 annual incentive compensation) and have focused on the Jul – Dec 2024 AIP and the 2025 AIP, as both of these reflect the approach the Compensation Committee used in establishing go-forward compensation. We view these compensation programs to be most relevant to our shareholders’ understanding of our Compensation Committee’s compensation philosophy. We also present information related to
46	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
the SKG Plan and associated annual incentive plan payouts. This discussion appears after our discussion of the Jul – Dec 2024 AIP and 2025 AIP, because the SKG Plan was put in place by the Smurfit Kappa Remuneration Committee in alignment with their shareholder-approved remuneration policy and related to SKG performance. The SKG Plan information is thus provided primarily for completeness and to fully reflect values reported in the Summary Compensation Table and as required by applicable SEC guidance.
2024 Annual Incentive Design
SKG Plan (Jan – Jun 2024)	AIP (Jul – Dec 2024)
• Consistent with the Smurfit Kappa Remuneration Committee- and shareholder-approved remuneration policy	• Approved by our Compensation Committee
• Measured performance based on financial (Adjusted EBIT and free cash flow) and non-financial performance goals determined to be appropriate for Smurfit Kappa
•
Measured performance based on Adjusted EBITDA, which was chosen as an appropriate metric that both Smurfit Kappa and WestRock had employed in their compensation programs, that reinforced the importance of starting the period following the Combination when we began to operate as a newly U.S. listed, Irish public company with strong earnings performance, and that accounted for the ongoing integration of Smurfit Kappa and WestRock

• Payouts approved by the Compensation Committee as described below	• Payouts approved by the Compensation Committee as described below
The AIP is intended to reinforce corporate, organizational, and other goals, to promote performance, to ensure a link between pay and performance, and to retain our employees. Under the AIP, our NEOs are eligible for an annual cash bonus based on achievement of performance goals established by the Compensation Committee. Our Compensation Committee established target AIP award levels that are intended to align the competitiveness of our NEOs’ compensation with the companies in our Compensation Peer Group. In setting target AIP award levels, the Compensation Committee took into account annual incentive compensation that our NEOs (other than Mr. Garren) were eligible to receive under the SKG Plan in respect of the period from Jan — Jun 2024 prior to the Combination.
The following table shows our NEOs’ 2024 annual incentive compensation opportunities with respect to, as applicable, (i) the SKG Plan (Jan – Jun 2024), at maximum and (ii) the AIP, at target (Jul – Dec 2024).
	SKG Plan (Jan – Jun 2024)	Target AIP Award (Jul – Dec 2024)
Named Executive Officer	($)(1)	($)(1)	Total
Anthony Smurfit	1,000,172	1,312,744	2,312,916
Ken Bowles	614,182	593,863	1,208,045
Laurent Sellier	466,440	337,500	803,940
Saverio Mayer	554,189	309,421	863,610
Ben Garren	—	244,826	244,826

(1)
With respect to all NEOs, in connection with the Combination, the Compensation Committee determined compensation opportunities in U.S. Dollars and, for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer), converted these amounts to Euros. Going forward, the Compensation Committee intends to set compensation opportunities in local currency to the extent applicable. To create a consistent presentation, these amounts are shown in U.S. Dollars based on an exchange rate of 1.0816 U.S. Dollars per Euro, the average daily exchange rate for 2024.

47	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2025 Annual Incentive Design
For 2025 — our first full fiscal year as a newly U.S. listed, Irish public company — to further align our NEOs’ annual incentive cash opportunities with our business imperatives and financial and strategic goals, the Compensation Committee approved the following performance metrics under the AIP, with the following relative weightings:
80% Financial Performance	35%	Adjusted EBITDA
	35%	Free Cash Flow
	10%	Synergies
20% Strategic Performance	10%	Health and Safety (Total Recordable Incident Rate “TRIR”)
	10%	Personal and Individual Strategic Priorities (including sustainability, engagement and belonging)
Our Compensation Committee believes that these performance metrics are appropriate for 2025, with 80% of our 2025 AIP goals measuring the following financial performance metrics: Adjusted EBITDA (our core operations excluding non-recurring or non-operational items), Free Cash Flow (our ability to generate cash to fund operations and key business investments) and Synergies (our ability to achieve the synergy targets agreed with our Board by 2025 fiscal year-end) and 20% of our 2025 AIP goals measuring strategic goals such as Health & Safety and Personal and Individual Strategic Goals (including sustainability, engagement and belonging). Each metric will be calculated as set forth in the 2025 AIP. The 2025 AIP will be described in detail in our 2026 annual proxy statement.
In Detail: Determination of 2024 AIP Performance (Jul – Dec 2024)
As discussed above, the Compensation Committee selected Adjusted EBITDA as the sole metric under the AIP for Jul –  Dec 2024, as this was a metric that both Smurfit Kappa and WestRock had employed in their compensation programs, it reinforced the importance of starting the period following the Combination when we began to operate as a newly U.S. listed, Irish public company with strong earnings performance, and it accounted for the ongoing integration of Smurfit Kappa and WestRock. Payout values are interpolated between performance levels, and performance below the threshold level results in no payout.
In determining actual 2024 AIP payouts, the Compensation Committee reviewed Company performance against the Adjusted EBITDA performance goals and determined that Adjusted EBITDA of $2.431 billion was achieved, resulting in a payout percentage of 128.90% of each NEO’s target annual incentive awards under the AIP, as shown in the following table.
For this purpose, “Adjusted EBITDA” relates to the post-Combination period and is determined as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.
48	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
The bonuses payable under our AIP for Jul – Dec 2024 were determined as follows:
Named Executive Officer	Target AIP Award (Jul – Dec 2024) (% of Base Salary)	Target AIP Award (Jul – Dec 2024) ($)(1)	Payout Percentage (% of target)	Final AIP Award (Jul – Dec 2024) ($)(1)
Anthony Smurfit	175%	1,312,744	128.90%	1,692,127
Ken Bowles	125%	593,863	128.90%	765,490
Laurent Sellier	75%	337,500	128.90%	435,038
Saverio Mayer	75%	309,421	128.90%	398,844
Ben Garren	75%	244,826	128.90%	315,580

(1)
With respect to all NEOs, in connection with the Combination, the Compensation Committee determined compensation opportunities in U.S. Dollars and, for those NEOs who are paid in Euros (Messrs. Smurfit, Bowles and Mayer), converted these amounts to Euros. Going forward, the Compensation Committee intends to set compensation opportunities in local currency to the extent applicable. To create a consistent presentation, these amounts are shown in U.S. Dollars based on an exchange rate of 1.0816 U.S. Dollars per Euro, the average daily exchange rate for 2024.

In Detail: Determination of 2024 SKG Plan Performance (Jan – Jun 2024)
Messrs. Smurfit, Bowles, Sellier and Mayer were eligible to receive an annual short-term incentive bonus under the SKG Plan for (Jan – Jun 2024), determined based on a range of internal and external performance factors as follows:
Messrs. Smurfit and Bowles
70% Financial Performance	35%	Adjusted EBIT
	35%	Free Cash Flow
30% Strategic Performance	10%	Health, Safety and Wellbeing
	20%	Personal and Strategic Goals
Messrs. Sellier and Mayer
90% Financial Performance	20%	Adjusted Group EBIT
	20%	Group Free Cash Flow
	30%	Regional EBIT
	20%	Regional Free Cash Flow
10% Strategic Performance	10%	Health, Safety and Wellbeing
Under the SKG Plan, the target bonus opportunity in respect of a fiscal year was 75% of base salary and the maximum bonus was 150% of base salary, and bonuses were historically paid 50% in cash and 50% in deferred share units under the Smurfit Kappa Deferred Bonus Plan (“DBP Award”) as described below under the heading “Long-Term Incentive Plan”. However, consistent with practices within the Compensation Peer Group, the Smurfit Kappa Remuneration Committee determined that 2024 bonuses under the SKG Plan would be paid fully in cash, with no portion of the bonuses delivered as DBP Awards. Further, 2024 bonuses under the SKG Plan were pro-rated based on the number of months that the applicable NEO was employed during 2024, through June 30, 2024.
Actual financial results disclosed below are based on Smurfit Kappa’s financial statements for the relevant periods, which were prepared in accordance with the IFRS EU accounting standards. Given that these results represent the actual performance numbers used by the Smurfit Kappa Remuneration Committee, these numbers have not been revised to conform to U.S. GAAP.
For purposes of determining the annual bonus achieved through June 30, 2024, Adjusted EBIT was €647 million, determined as net income before taxes, interest expense net, impairment of other assets, transaction-related expenses associated with the Combination, restructuring costs, legislative or regulatory fines and reimbursements, share-based compensation expense, pension expense (excluding current service cost) and other (expense) income.
49	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
The bonuses payable under the SKG Plan for Jan – Jun 2024 were determined as follows, based on a predetermined tiered payout curve:
SKG Plan Jan – Jun 2024
Messrs. Smurfit and Bowles Performance
Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Resultant Payout (% of Maximum)
Adjusted EBIT	35%	€414M	€549M	€685M	€647M	30.11% (86%)
FCF	35%	€(162)M	€(65)M	€32M	€30M	34.63% (99%)
Health, Safety and Wellbeing	10%	100% payout for Group TRIR less than 0.55			0.465	10.00% (100%)
Personal/Strategic Goals	20%	Strong progress against goals (described below)				20.00% (100%)
Total						94.74%

Mr. Sellier Performance
Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Resultant Payout (% of Maximum)
Adjusted EBIT	20%	€414M	€549M	€685M	€647M	17.21% (86%)
Group FCF	20%	€(162)M	€(65)M	€32M	€30M	19.79% (99%)
Americas EBIT	30%	€138M	€196M	€255M	€217M	20.17% (67%)
Americas FCF	20%	€(128)M	€(79)M	€(31)M	€(13)M	20.00% (100%)
Health, Safety and Wellbeing	10%	100% payout for Americas TRIR less than 0.55			0.364	10.00% (100%)
Total						87.17%

Mr. Mayer Performance
Performance Metrics	Weighting	Threshold	Target	Maximum	Actual	Resultant Payout (% of Maximum)
Adjusted EBIT	20%	€414M	€549M	€685M	€647M	17.21% (86%)
Group FCF	20%	€(162)M	€(65)M	€32M	€30M	19.79% (99%)
Europe EBIT	30%	€293M	€427M	€562M	€478M	20.69% (99%)
Europe FCF	20%	€24M	€121M	€218M	€183M	16.38% (82%)
Health, Safety and Wellbeing	10%	100% payout for Europe TRIR less than 0.55			0.555	7.50% (75%)
Total						81.57%

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EXECUTIVE COMPENSATION
SKG PlaN Jan – Jun 2024 Personal/Strategic Goals for Messrs. Smurfit and Bowles
A. Smurfit		Payout (%)
Creating Talent Pipeline (5%)	• Identified leaders for the future Ready Soon Leadership (1-3 yrs) & Ready Later (5+yrs) successors for critical roles in addition to creating robust internal and external development plans for such successors. • Ensured retention and attraction of key talent for Smurfit Kappa’s success, including strong employee engagement.	100%
Strategy & Merger (10%)	• Development of integration plan, organization design, verifying synergies; Development of North America headquarters, Combined Strategic Plan. • Delivery of strategic plan for legacy business in line with original plan (and updated 2022 and 2023) continued focus on European/Latin American business development.	100%
Digital Transformation (2.5%)	• Continued implementation and evolvement of the multi-functional Digital Strategy transformation plan and delivery on operational efficiencies. • Commenced final step of the reorganization of the three-year roadmap.	100%
Sustainability (2.5%)	• Achieved all of Groups Better Planet 2050 targets; inauguration of solar farm in Sanguesa and lime kiln in Nervion.	100%
K. Bowles		Payout (%)
Creating Talent Pipeline (5%)	• Prepared a detailed succession plan for the Group CFO role and developed the finance structure/organization to grow talent and capability for the future, considering both internal and external talent.	100%
Strategy & Merger (10%)	• Continued engagement in creating business synergies in connection with the merger; delivered strategic plan regarding ongoing investments and potential further acquisition targets.	100%
Digital Transformation (2.5%)	• Commenced final step of the reorganization of the three-year roadmap. • Harmonized the ways of working for the nine core IT capabilities across 50% of the regional support teams.	100%
Sustainability (2.5%)	• Achieved all of Groups Better Planet 2050 targets; inauguration of solar farm in Sanguesa and lime kiln in Nervion.	100%
Named Executive Officer	SKG Plan Opportunity (Jan – Dec 2024) ($)(1)	Payout Percentage (% of opportunity)	Final SKG Plan Award ($)(1)
Anthony Smurfit	1,000,172	94.74%	947,563
Ken Bowles	614,182	94.74%	581,876
Laurent Sellier	466,440	87.17%	406,596
Saverio Mayer	554,189	81.57%	452,052

(1)
To create a consistent presentation, these amounts are shown in U.S. dollars, based on an exchange rate of 1.0816 U.S. Dollars per Euro, the average daily exchange rate for 2024.

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EXECUTIVE COMPENSATION
Long-Term Incentive Compensation
Summary
This section describes our long-term incentive program. As with other elements of our executive compensation programs, our long-term incentive compensation program for 2024 reflects the Jul – Dec 2024 period following the Combination when we began to operate as a newly U.S. listed, Irish public company.
Our NEOs’ 2024 long-term incentive compensation program consisted of the following: (i) our LTI Plan, which was adopted in connection with the Combination and pursuant to which we may grant awards to eligible employees (including the NEOs), directors and consultants or independent contractors to retain such persons and to align their interests with the achievement of sustainable long-term growth and performance; and (ii) Smurfit Kappa’s Performance Share Plan (“PSP”), pursuant to which our NEOs (other than Mr. Garren) were granted PSP awards prior to the Combination (‘‘PSP Awards”).
The LTI Plan is the only plan under which we granted equity awards following the Combination. During 2024, we did not grant stock options or stock option-like awards. Further, during 2024, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
2024 Long-Term Incentive Awards
Our Compensation Committee approved a target long-term incentive opportunity for each of our NEOs, informed by their review of long-term incentive opportunities in our Compensation Peer Group and intended to reflect our U.S.-listed status and expanded geographical and industry footprint, to align pay to performance, and to motivate our executives to execute a significant multi-year integration for long-term success. In determining the target annual long-term incentive opportunity for each of the NEOs, the Compensation Committee considered each executive’s level of responsibility and experience, the executive’s overall target total direct compensation, and market-competitive compensation aligned with the companies in our Compensation Peer Group.
The Compensation Committee determined the size of the NEOs’ LTI Plan grants in respect of the portion of 2024 that followed the Combination by taking into account any Smurfit Kappa PSP awards received by the NEO in 2024 (assuming 100% performance achievement), and determining the number of PSUs that, when taken together with the PSP Awards, aligned with the applicable NEO’s target long-term incentive opportunity as approved by the Compensation Committee. The target long-term incentive opportunity for each of our NEOs was based on a performance period commencing upon the Combination and ending on December 31, 2026.
Named Executive Officer	Smurfit Kappa PSPs (March 2024 Grant) (#)	Smurfit Kappa PSP Grant Value ($)(1)	Smurfit Westrock PSUs (August 2024 Grant) (#)	Smurfit Westrock PSU Target Value ($)(1)	Target 2024 LTI Opportunity ($)(1)
Anthony Smurfit	76,676	3,339,766	144,452	6,035,234	9,375,000
Ken Bowles	38,610	1,681,705	24,572	1,026,628	2,708,333
Laurent Sellier	28,285	1,243,840	15,106	631,160	1,875,000
Saverio Mayer	33,989	1,480,436	9,443	394,564	1,875,000
Ben Garren	—	—	25,929	1,083,333	1,083,333

(1)
The values shown above are based on the values used by the Compensation Committee to determine the number of PSUs for each of the NEOs and differs from the grant date values set forth in the “Summary Compensation Table” below, which is calculated in accordance with FASB ASC Topic 718.

PSP Awards granted to our NEOs under the PSP in March 2024 vest over a three-year performance period (ending December 31, 2026) and are generally subject to continued service through the end of the performance period. In connection with the Combination, the performance measures applicable to each PSP Award were deemed achieved at 100%, and each PSP Award was converted into an award in respect of Company shares covering the same number of Smurfit Westrock ordinary shares as covered by the original PSP Award, and otherwise continue to vest generally subject to continued employment through the end of the performance period.
PSUs granted to our NEOs under the LTI Plan in 2024 vest from 0% to 200% of target based on our total shareholder return (“TSR”) relative to the TSR of companies in the S&P 500. TSR is calculated as the average of the closing price of shares during the 20 consecutive trading days ending on the last trading day of the performance period, minus the average of the closing price of shares during the 20
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consecutive trading days beginning with the first trading day during the performance period (the “beginning stock price”) plus dividends paid during the performance period (deemed reinvested in the underlying shares), divided by the beginning stock price. The PSU performance period for PSUs granted in August 2024 is the period commencing on and including July 8, 2024, and ending December 31, 2026. Straight-line interpolation is applied for any attained percentile between two of the levels. Relative TSR was chosen as the metric applicable to 2024 PSU awards to provide immediate alignment with Smurfit Westrock shareholders entering the period following the Combination when we began to operate as a newly U.S. listed, Irish public company.
Relative TSR Percentile	Percentage of Target PSUs Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile or Above	200%
2025 Long-Term Incentive Awards
Beginning with 2025 annual long-term incentive awards, our Compensation Committee intends to grant annual equity awards, consisting primarily of performance-based awards, with PSUs representing 75% of the grant date value for each NEO and RSUs representing the remaining 25% of the grant date value for each NEO. For the 2025-2027 performance period, the Compensation Committee approved PSUs subject to the following performance metrics, weighted as follows: Adjusted Cumulative EPS (our earnings per share for each completed year in the performance period, adjusted to exclude certain non-recurring costs) (30%), Average ROCE (our average return on capital employed over the performance period) (30%) and Relative TSR (our percentile rank relative to the TSR of the companies included in the S&P 500 over the performance period) (40%). Each metric will be calculated as set forth in the applicable award agreement. The 2025 annual long-term incentive awards will be described in greater detail in our 2026 annual proxy statement.
Legacy Awards
In addition to the PSP Awards and PSUs, prior to the Combination, Messrs. Smurfit, Bowles, Sellier and Mayer were granted awards under the Smurfit Kappa Deferred Bonus Plan (the “DBP”) which formed part of their annual incentive in respect of 2023. As described above under the heading “Determination of 2024 SKG Plan Awards,” annual incentive cash awards under the SKG Plan were historically paid 50% in cash and 50% in DBP Awards granted in the first quarter of the fiscal year following the fiscal year to which the annual incentive cash awards related. DBP Awards vest at the end of a three-year period following the date of grant generally subject to continued service through the applicable vesting date. In March 2024, Messrs. Smurfit, Bowles, Sellier and Mayer received 50% of their 2023 annual incentive cash awards under the SKG Plan in the form of DBP Awards which respectively were 21,304 Smurfit Westrock ordinary shares, 13,082 Smurfit Westrock ordinary shares, 8,999 Smurfit Westrock ordinary shares, and 10,907 Smurfit Westrock ordinary shares. In connection with the Combination, each outstanding DBP Award was converted into an award in respect of Company shares covering the same number of shares as covered by, and otherwise subject to the same terms and conditions as applied to, such DBP Award as of immediately prior to the Combination.
Other Compensation
Combination-Related Compensation Decisions Approved by the Smurfit Kappa Remuneration Committee
In connection with the announcement of the transaction contemplated by the Transaction Agreement in September 2023, the Smurfit Kappa Remuneration Committee agreed to put in place retention awards with certain of its key employees, including Messrs. Bowles, Sellier and Mayer, to ensure a successful combination. Mr. Smurfit did not receive a retention award. Each of Messrs. Bowles, Sellier and Mayer entered into retention bonus letters with Smurfit Kappa that were assumed by the Company in connection with the Combination and that provide for the following retention bonuses, which represent 18 months of their respective base salaries (or 12 months for Mr. Mayer) and are payable within 30 days of January 5, 2025 (for Messrs. Bowles and Sellier, which have been paid to Messrs. Bowles and Sellier) and July 5, 2025 (for Mr. Mayer), in each case, subject to their continued employment and satisfactory performance of their roles through the applicable date: Mr. Bowles €1,135,686, Mr. Sellier $897,000, and Mr. Mayer €683,173. The retention bonus letters also provide for payment in the event of certain qualifying terminations of employment, as described under “Potential Payments Upon Termination or Change in Control” below.
Service Contracts, Offer Letters and Post-Termination Compensation
Each of our NEOs has entered into a service contract or offer letter with the Company. In addition, in connection with the Combination, we adopted the Smurfit Westrock plc Executive Severance Plan (the “Executive Severance Plan”). Each of the NEOs other than
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Mr. Garren are eligible participants in the Executive Severance Plan. Mr. Garren will not be eligible to participate in the Executive Severance Plan and will instead be eligible to receive severance payments pursuant to his offer letter with the Company. The service contracts and offer letters, and the key terms of the Executive Severance Plan, are described further under “Potential Payments upon Termination or Change in Control,” below.
Our service contracts and offer letters with our NEOs and the Executive Severance Plan do not include guaranteed bonus amounts, “golden parachutes,” significant accelerated vesting of equity incentive awards or payments triggered solely by a change in control (i.e., no “single-trigger” payments), U.S. Internal Revenue Code section 280G or other excise tax gross-up payments related to a change in control, other than as may be required by local law. Consistent with our compensation philosophy, our NEOs’ compensation is tied to the NEOs’ own performance and the Company’s performance, rather than to long-term fixed employment agreements.
2024 Limited Perquisites and Other Benefits
In 2024, we provided our NEOs certain limited perquisites as feature for executive retention and recruitment, are intended to be consistent with benefits typically offered in the respective regions where the NEOs are located, and are intended to be similar in scope and value to those offered by companies in our Compensation Peer Group. Each of our NEOs, other than Mr. Garren, is provided with a car benefit, either in the form of a car allowance or a company provided vehicle, which is a typical benefit within our Compensation Peer Group in the respective regions where these NEOs are located, and in 2024, Mr. Bowles received reimbursements in respect of professional and health club dues. In addition, under their service contracts, Messrs. Smurfit and Bowles are entitled to certain benefits that are typical within their Compensation Peer Group in the region(s) in which they are located and that are in part due to the fact that they are not eligible to participate in certain customary employee benefit plans (for example, a private group medical program) that are not currently offered in their region(s). Accordingly, Messrs. Smurfit and Bowles receive a cash allowance in lieu of employer pension contributions at a rate of 10% of their respective base salaries and an annual cash allowance of  $10,000 each (paid in Euros at the applicable exchange rate) to cover private group medical costs.
In connection with the Combination, and the related expansion of Mr. Sellier’s role, including the transition of the primary location of Mr. Sellier’s role, the Compensation Committee approved a one-time discretionary cash award to Mr. Sellier of  $150,000, payable in calendar year 2024, subject to Mr. Sellier’s continued service through the date of payment.
Our NEOs also generally participate in the same retirement, health, welfare and other benefits programs broadly available to salaried employees in the relevant regions, subject to eligibility criteria. Messrs. Sellier, Mayer, and Garren are also eligible to participate in the defined contribution pension plan applicable to their respective regions and receive a Company match in accordance with the terms of the applicable plan. In addition, Messrs. Smurfit, Bowles, Mayer and Garren have from time to time received limited travel benefits in the form of commuting and personal spousal travel; Messrs. Smurfit and Bowles have received customary corporate gifts of limited value; and each of our NEOs is provided with an executive physical, financial and tax planning services, executive life insurance coverage and long-term disability coverage, each of which benefits we view as being generally consistent with benefits provided by members of our Compensation Peer Group.
During the January – June 2024 period prior to the Combination, Smurfit Kappa made apartment lease payments on behalf of, and paid housing allowances to, Messrs. Sellier and Mayer. With respect to November and December 2024, Smurfit Westrock made apartment lease payments on behalf of Mr. Sellier. These payments and benefits are not expected to be extended beyond 2024.
A portion of the amount paid or reimbursed to Messrs. Smurfit, Bowles and Sellier for certain of the benefits described above covers taxes due in respect of the applicable payment or reimbursement. The benefits subject to this tax equalization are in respect of personal spousal travel expenses for Messrs. Smurfit and Bowles, dues for one professional organization for Mr. Bowles, and tax planning services, housing allowance and apartment lease payments for Mr. Sellier.
The footnotes to the “Summary Compensation Table” provide additional detail regarding the applicable perquisites and other relevant benefits provided to our NEOs in 2024. We do not provide our NEOs with excise tax gross-ups for any payments in connection with a change in control.
Executive Compensation Process and Decision-Making
Role of the Compensation Committee
The Compensation Committee has responsibility for overseeing our compensation philosophy, policies and programs and setting the compensation, and corporate goals and objectives relevant to the compensation, of our President & Group Chief Executive Officer and other executives. The Compensation Committee also has responsibility for, among other responsibilities, approving equity grants to the executives including our President & Group Chief Executive Officer; approving (or recommending to our Board for approval) and administering our equity-based compensation plans and other compensation plans that apply to our executives; reviewing and approving the design of our other benefit plans pertaining to executives; reviewing and recommending to our Board
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employment and severance arrangements for our executives; reviewing our Compensation Discussion and Analysis and related compensation disclosures required to be included in our annual report and proxy statement, and recommending these disclosures to the Board for inclusion in our annual report and proxy statement; annually reviewing and approving the composition of our Compensation Peer Group; periodically reviewing our stock ownership guidelines and our executives’ and non-executive directors’ compliance with such guidelines; reviewing and recommending to the Board the compensation program for our non-executive directors; and annually overseeing an assessment of risks related to our compensation policies and programs.
The Compensation Committee has the authority to engage one or more compensation consultants to assist the Compensation Committee in performing its duties, including in evaluating the compensation paid to our Board and executives, in each case as appropriate to supplement its knowledge and to keep the Compensation Committee updated on current trends and practices.
Role of the Compensation Consultant
In December 2023, prior to and in connection with the Combination, Semler Brossy was engaged as an independent compensation consultant. During 2024, prior to the Combination, Semler Brossy provided services related to director and executive compensation practices, including reviewing and advising on:
•
A compensation peer group;

•
Compensation setting for executive officers, including market benchmarking of pay levels and Combination-related compensation actions;

•
Market competitive practices among peers and their relevance for the Company as they relate to incentive design and incentive goals for post-Combination programs;

•
Governance-related items including stock ownership guidelines, compensation clawback policies, treatment of incentives upon termination, executive severance agreements, and update on regulatory and governance trends; and

•
Compensation setting for our Board post-Combination, including market benchmarking of pay levels.

In July 2024, post-Combination, the newly-formed Compensation Committee of the Company appointed Semler Brossy to serve as its independent compensation consultant. Beginning in July 2024, Semler Brossy participated in the Compensation Committee meetings and provided guidance with respect to executive compensation, compensation peer group, incentive design and incentive goals, and additional post-Combination compensation and related governance advice.
Semler Brossy reports directly to the Company’s Compensation Committee. As part of the appointment process, the Company’s Compensation Committee reviewed the independence of Semler Brossy under NYSE and SEC rules and concluded that Semler Brossy is independent. In reaching this conclusion, the Company’s Compensation Committee considered factors relevant to the consultant’s independence, including the six factors set forth in the NYSE listing standards.
Role of Management
Our President & Group Chief Executive Officer reviews compensation for all of our NEOs other than himself and makes compensation recommendations to the Compensation Committee and the Board; however, the Compensation Committee makes the final determinations with respect to each NEO’s compensation. Our human resources department (including our Chief Human Resources Officer), finance and company secretarial departments support the Compensation Committee’s work and provide relevant data and guidance to the Compensation Committee and Board, as requested, to assist them in making compensation determinations and implementing those decisions. Our President & Group Chief Executive Officer and our Company Secretary attended all of the meetings of the Compensation Committee and the Board in 2024 (other than executive sessions of independent directors), and our Chief Human Resources Officer attended all of the meetings of the Compensation Committee in 2024 (other than executive sessions of Compensation Committee members). In attending these meetings, our President & Group Chief Executive Officer and our Company Secretary provided relevant information and input to the meetings, as appropriate. During executive sessions of the Compensation Committee, our President & Group Chief Executive Officer and Company Secretary are excused.
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Compensation Peer Group
Semler Brossy assisted in developing a compensation peer group intended to create a balanced portfolio of companies that are representative of our business profile with similar global operations and scale. Emphasis was placed on selecting companies within the containers and packaging sub-industry and on companies listed on a major U.S. exchange (to ensure sufficient pay data disclosure). Financial screening to decide on the best-fit companies for our peer group was based on year-end financials of:
Net Sales: 0.5x – 2.5x Smurfit Westrock ($30.9B*)
Market Capitalization: 0.3x – 4.0x Smurfit Westrock ($27.9B)
Following the Combination, Semler Brossy reviewed the proposed list of companies with the Compensation Committee, which was approved in October 2024 as the Compensation Peer Group. The following 18 companies comprised the Compensation Peer Group:
3M Company	Cummins Inc.	LyondellBasell Industries N.V.
Amcor plc	Deere & Company	Mondelez International, Inc.
Ball Corporation	Dow Inc.	PACCAR Inc.
Berry Global Group, Inc.	General Mills, Inc.	Packaging Corporation of America
CRH plc	International Paper Company	The Kraft Heinz Company
Crown Holdings, Inc.	Kimberly-Clark Corporation	Tyson Foods, Inc.
Smurfit Westrock versus Peer Group Positioning

*
Net Sales (Combined) is a non-GAAP financial measure. See Appendix B for the definition/ explanation of this measure.

Say-on-Pay
This is our first “say-on-pay” vote. The Compensation Committee will consider the outcome of shareholder engagement and the Company’s future “say-on-pay” votes when making future compensation decisions for our NEOs.
Additional Information
Tax and Accounting Considerations
As a general matter, our Compensation Committee reviews and considers tax and accounting implications of our existing and proposed compensation programs.
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EXECUTIVE COMPENSATION
Stock Ownership Guidelines
To further align the long-term interests of our executives and our shareholders, in connection with the Combination, we adopted the Smurfit Westrock Share Ownership Policy, which requires each executive officer to hold shares having an aggregate value equal to a specified multiple of the executive officer’s base salary, in accordance with the following table:
Position	Multiple of Salary
Chief Executive Officer	8x
Chief Financial Officer	4x
Other Executive Officers	3x
In addition to shares held by the executive officer, an immediate family member or in a trust for the benefit of the executive officer, shares underlying vested but deferred RSUs and unvested time-based RSUs are considered for purposes of complying with the guidelines. No stock options or unearned performance-based awards are considered.
Until the applicable executive officer has achieved the requisite ownership guideline, the executive officer must retain 50% of the post-tax shares received upon vesting, settlement, or exercise of any equity award granted by the Company.
As of the end of 2024, all of our NEOs were either in compliance with the requisite ownership guideline or subject to the holding policy, as applicable.
Clawback Policies
On completion of the Combination, we adopted a Dodd-Frank Clawback Policy consistent with the requirements of the SEC and NYSE (the “Clawback Policy”). In the event we were required to prepare an accounting restatement of our financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, we would recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. If and as required, we intend to make disclosures with respect to our Clawback Policy and its application in a manner consistent with the requirements of the SEC and NYSE.
Additionally, in order to encourage sound financial reporting and enhance individual accountability, we maintain a discretionary clawback policy for our current and former executive officers, direct reports to the President & Group Chief Executive Officer and any other employee of the Company designated by the Compensation Committee from time to time. The discretionary clawback policy provides that, we may seek to recover or cancel any cash- or non-cash incentive compensation (including compensation subject to time-based vesting only) earned, granted, vested, paid or otherwise received to or by the applicable covered person during the three-year period preceding the date of the Compensation Committee’s determination of an applicable “triggering event”. For purposes of the discretionary clawback policy, a “triggering event” is generally defined as (i) a willful violation of applicable federal, state or local law or Company policy, (ii) an act of fraud, breach of fiduciary duty, material act of dishonesty, material misrepresentation, gross negligence or other act of willful misconduct, act that results in material reputational, financial or operational harm to the Company, or evidence or problematic decisions or actions or material risk management failure, or (iii) any restatement of the Company’s financial statements or similar revision of performance indicators upon which the applicable covered compensation was based, where such restatement was due to such covered person’s conduct or failure to act.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Report.
COMPENSATION COMMITTEE
Timothy J. Bernlohr (Chair)
Colleen F. Arnold
Jørgen Buhl Rasmussen
Mary Lynn Ferguson-McHugh
Alan D. Wilson
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Executive Compensation Tables
Summary Compensation Table
This table contains information about the compensation paid to or earned by each of our NEOs during 2024 and 2023, as applicable. Prior to the Combination, Messrs. Smurfit, Bowles, Sellier, and Mayer were executives of Smurfit Kappa. While the Company was not a reporting company pursuant to section 13(a) or 15(d) of the Exchange Act at any time during 2023 or in 2024 prior to the Combination, information with respect to compensation paid to these NEOs by Smurfit Kappa during these periods of time is being presented here as it was previously required to be provided in response to an SEC filing requirement.
Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2) (3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Anthony Smurfit – President & Group Chief Executive Officer	2024	1,416,920	17,067,897	2,639,690	204,750	21,329,257
	2023	1,282,083	4,063,801	871,752	132,838	6,350,474
Ken Bowles – Executive Vice President & Group Chief Financial Officer	2024	884,545	6,280,055	1,347,366	145,869	8,657,835
	2023	787,293	2,145,450	535,319	109,605	3,577,667
Laurent Sellier – President & Chief Executive Officer, North America (including Mexico)	2024	760,960	4,388,320	841,633	357,278	6,348,191
	2023	598,000	1,575,693	370,493	188,859	2,733,045
Saverio Mayer – President & Chief Executive Officer, Europe, MEA and APAC	2024	785,353	4,819,815	850,896	78,483	6,534,547
	2023	710,395	1,881,992	446,297	101,846	3,140,530
Ben Garren – Executive Vice President & Group General Counsel	2024	324,716	1,298,265	315,580	49,736	1,988,297

(1)
Other than cash compensation for Messrs. Sellier and Garren (which was paid in U.S. Dollars) and equity awards, the NEOs were paid in Euros and is being shown in U.S. Dollars based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro. Mr. Garren commenced employment on July 8, 2024, accordingly this table discloses compensation paid to Mr. Garren in respect of the period from July – December 2024, following the Combination.

(2)
Amounts shown in the Stock Awards column for 2024 do not reflect the actual value (if any) that has or may be received by the NEOs for the respective awards. In meaningful part, these amounts relate to modification of Smurfit Kappa equity incentive awards in connection with the Combination (as described in greater detail above in the section entitled “Compensation Discussion and Analysis — Long-Term Incentive Compensation”) and 2023 SKG Plan bonuses granted as DBP Awards in 2024, both of which we are required to include in the Summary Compensation Table under SEC rules. The table below describes which amounts shown in the Stock Awards column for 2024 relate to (i) 2024 compensation program stock awards or (ii) 2023 compensation paid in 2024 and the accounting expense of the modification of Smurfit Kappa equity incentive awards in connection with the Combination. The table also illustrates how the latter amounts affect the 2024 “Stock Awards” and “Total” 2024 compensation required to be reported in the Summary Compensation Table under SEC rules.

Name	2024 Compensation		Modification and 2023 Compensation			2024 SCT Stock Awards Excl. Modification and 2023 Compensation ($)	2024 SCT Total ($)	2024 SCT Total Excl. Modification and 2023 Compensation ($)
	2024 LTI Plan August 2024 ($)	2024 PSP Awards March 2024 ($)	DBP Awards (2023 Bonus) ($)	Modification Value of PSP Awards ($)	2024 SCT Stock Awards(4)
Anthony Smurfit	7,232,712	3,382,063	880,708	5,572,414	17,067,897	10,614,775	21,329,257	14,876,135
Ken Bowles	1,230,320	1,703,029	540,810	2,805,896	6,280,055	2,933,349	8,657,835	5,311,129
Laurent Sellier	756,357	1,247,609	372,019	2,012,335	4,388,320	2,003,966	6,348,191	3,963,837
Saverio Mayer	472,811	1,499,204	450,895	2,396,905	4,819,815	1,972,015	6,534,547	3,686,747
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EXECUTIVE COMPENSATION
Amounts shown in the Stock Awards column of the Summary Compensation Table for 2024 represent (a) the grant date fair value of awards granted during 2024 or, (b) with respect to awards modified in connection with the Combination (including dividend-equivalent units accrued in respect of the underlying awards) incremental fair value as of the date of modification, in each case in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in Note 16 to the Company’s financial statements for 2024 contained in our Annual Report.
(3)
The amounts shown in the Stock Awards column and table above with respect to PSUs granted by the Company in August 2024 reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the applicable performance goals, which was determined to be 100% level achievement, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs granted by the Company in 2024 assuming maximum achievement of the applicable performance goals is as follows: $14,465,423 for Mr. Smurfit, $2,460,640 for Mr. Bowles, $1,512,715 for Mr. Sellier, $945,622 for Mr. Mayer and $2,596,530 for Mr. Garren.

(4)
Amounts in this column represent (i) the pro-rated portion of the NEOs’ annual short-term incentive bonuses under the AIP, based on the number of months that the applicable NEO was employed with the Company during 2024, following the Combination, with the exception of Mr. Garren, who commenced employment on July 8, 2024, and (ii) for Messrs. Smurfit, Bowles, Sellier, and Mayer, the pro-rated portion of their annual short-term incentive bonuses under the SKG Plan, based on the number of months that the applicable NEO was employed during 2024, through June 30, 2024, all of which were paid fully in cash.

(5)
The amounts in the “All Other Compensation” column for 2024 consist of the following:

•
for Mr. Smurfit, a cash allowance in lieu of Company contributions under the Company’s tax-qualified defined contribution pension plan (at a rate of 10% base salary for the applicable year)($141,688), the aggregate incremental cost to the Company of providing car benefits ($41,796), an annual health plan cash allowance*, a travel allowance, corporate gifts, the aggregate incremental cost to the Company of commuting and personal travel by his spouse and a tax-equalization payment in respect of such commuting and personal travel costs ($5,088);

•
for Mr. Bowles, a cash allowance in lieu of Company contributions under the Company’s tax-qualified defined contribution pension plan (at a rate of 10% base salary for the applicable year)($88,453), the aggregate incremental cost to the Company of providing car benefits ($41,111), an annual health plan cash allowance*, reimbursement for certain professional and health club memberships, corporate gifts, the aggregate incremental cost to the Company of commuting and personal travel by his spouse, and a tax-equalization payment in respect of one professional membership and such commuting and personal travel costs ($3,203);

•
for Mr. Sellier, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region ($81,213), an annual health plan cash allowance*, a housing allowance ($32,408) and a tax-equalization payment in respect of such allowance ($19,123), a one-time discretionary cash award in connection with the expansion of his role, including the transition of the primary location of his role ($150,000), the aggregate incremental cost to the Company of providing executive financial and tax planning services ($10,316) and a tax-equalization payment in respect of such services ($6,693), an apartment lease payment ($7,700) and a tax-equalization payment in respect of such lease ($4,995), and the cost of group life insurance premiums ($8,517);

•
For Mr. Mayer, the aggregate incremental cost to the Company of providing car benefits, the aggregate incremental cost to the Company of providing executive healthcare screening services, an annual health plan cash allowance*, an apartment lease payment for the Jan-Jun 2024 period preceding the Combination ($29,378), a travel allowance, the cost of group life insurance premiums ($5,824), and the aggregate incremental cost to the Company of commuting and personal travel by his spouse; and

•
For Mr. Garren, discretionary Company contributions credited under the Company’s tax-qualified defined contribution pension plan applicable to his region ($24,354), the aggregate incremental cost to the Company of providing executive financial planning services and the aggregate incremental cost to the Company of commuting and personal travel by his spouse.

*
Since certain NEOs are not eligible to participate in a group medical program in their respective regions, the Company provides an annual health plan cash allowance to these NEOs which is intended to pay for private group medical costs.

60	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
2024 Grants of Plan-Based Awards Table
The following table summarizes each grant of an equity or non-equity incentive award made to the NEOs during fiscal 2024 under any incentive plan.
Employee Name	Plan	Award Type	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony Smurfit				656,372	1,812,830	3,625,660	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	1,649,261
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	2,542,232
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	21,304	880,707
	PSP(6)	PSP Award	3/14/2024	—	—	—	19,169	—	76,676	—	3,382,063
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	1,380,922
	LTI Plan(7)	PSU	8/2/2024	—	—	—	72,226	144,452	288,904	—	7,232,712
Ken Bowles				296,932	900,954	1,801,909	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	830,437
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	1,280,115
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	13,082	540,810
	PSP(6)	PSP Award	3/14/2024	—	—	—	9,653	—	38,610	—	1,703,029
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	695,344
	LTI Plan(7)	PSU	8/2/2024	—	—	—	12,286	24,572	49,144	—	1,230,320
Laurent Sellier				168,750	570,720	1,141,440	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	544,388
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	958,546
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	8,999	372,019
	PSP(6)	PSP Award	3/14/2024	—	—	—	7,071	—	28,285	—	1,247,609
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	509,400
	LTI Plan(7)	PSU	8/2/2024	—	—	—	7,553	15,106	30,212	—	756,357
Saverio Mayer				154,710	586,515	1,173,031	—	—	—	—	—
	PSP(4)	PSP Award	3/28/2022	—	—	—	—	—	—	—	657,907
	PSP(4)	PSP Award	9/22/2023	—	—	—	—	—	—	—	1,126,877
	DBP(5)	DBP Award	3/14/2024	—	—	—	—	—	—	10,907	450,895
	PSP(6)	PSP Award	3/14/2024	—	—	—	8,497	—	33,989	—	1,499,204
	PSP(4)	PSP Award	3/14/2024	—	—	—	—	—	—	—	612,122
	LTI Plan(7)	PSU	8/2/2024	—	—	—	4,722	9,443	18,886	—	472,811
Ben Garren				122,413	244,825	489,650	—	—	—	—	—
	LTI Plan(7)	PSU	8/2/2024	—	—	—	12,965	25,929	51,858	—	1,298,265

(1)
Represents threshold, target and maximum opportunities for the NEOs in respect of  (i) the NEOs’ annual bonuses under the AIP, based on the number of months that the applicable NEO was employed with the Company during 2024, following the Combination, with the exception of Mr. Garren, who commenced employment on July 8, 2024, and (ii) for Messrs. Smurfit, Bowles, Sellier, and Mayer, their annual bonuses under the SKG Plan, based on the number of months that the applicable NEO was employed during 2024, prior to the Combination. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Annual Incentive Plan” for information regarding the criteria applied in determining amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)
Represents threshold, target (as applicable) and maximum opportunities for the NEOs in respect of  (i) PSUs granted by the Company in August 2024 after the Combination and (ii) the PSP Awards granted by Smurfit Kappa in 2024 prior to the Combination that will settle in Smurfit Westrock ordinary shares when such PSP Awards vest, in each case pursuant to the terms described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

61	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
(3)
Amounts shown represent (i) the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, for (a) PSUs granted by the Company in August 2024 after the Combination, shown assuming target performance is achieved, (b) the PSP Awards granted by Smurfit Kappa in March 2024 prior to the Combination, and (c) the DBP Awards granted by Smurfit Kappa in March 2024 that represented a portion of previously earned 2023 annual bonuses under the SKG Plan, and (ii) the Modification Value, representing the incremental fair value of modified awards computed as of the date of modification in accordance with FASB ASC Topic 718, with respect to all PSP Awards outstanding as of the Combination (including awards granted during and in fiscal years prior to 2024), which were modified upon the Combination to deem performance goals achieved at 100%. All assumptions made in the valuations are contained and described in Note 16 to the Company’s financial statements for 2024 contained in our Annual Report.

(4)
Represents the modification of PSP Awards outstanding as of the Combination granted during, and prior to, 2024. Such awards (i) were converted into an award in respect of Company shares covering the same number of shares as covered by the underlying PSP Awards as of immediately prior to the Combination, (ii) were modified upon the Combination to deem performance goals achieved at 100% and (iii) remain subject to time-based vesting, as described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

(5)
Represents the DBP Awards granted by Smurfit Kappa in March 2024 under the DBP, which represent the stock award portion of annual bonuses earned for the 2023 performance year under the SKG Plan. Such awards (i) were converted into an award in respect of Company shares covering the same number of shares as covered by the underlying DBP Awards, as of immediately prior to the Combination and (ii) remain subject to time-based vesting, as described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

(6)
Represents PSP Awards granted by Smurfit Kappa in March 2024 prior to the Combination under the PSP. See “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan” for additional information regarding these PSP Awards.

(7)
Represents PSUs granted by the Company in August 2024 after to the Combination under the LTI Plan that vest based on the Company’s TSR relative to the TSR of companies in the S&P 500 over a performance period commencing on and including July 8, 2024, and ending December 31, 2026, as described in “Compensation Discussion and Analysis — 2024 Executive Compensation Program — Long-Term Incentive Plan.”

Narrative Disclosure to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table
As described above in the Compensation Discussion and Analysis, four of our five NEOs were executives of Smurfit Kappa prior to and during 2024 and during 2023. As required by SEC rules, the Executive Compensation Tables disclose information with respect to compensation paid by Smurfit Kappa during these periods and to the modification expense of Smurfit Kappa equity incentive awards incurred in connection with the Combination, and not to post-Combination compensation approved by our Compensation Committee.
The compensation disclosed in the Executive Compensation Tables for the period between July and December 2024, following the Combination, represents the compensation approved by our Compensation Committee after we began to operate as a newly U.S. listed, Irish public company. Our 2024 compensation program was predominantly performance-based and consisted of three primary elements: base salary (provides for a competitive level of fixed compensation reflecting the NEOs’ responsibilities), annual cash incentive compensation (based on achievement of annual performance aligned with our business strategy), and long-term equity incentive awards (aligns compensation with long-term shareholder interests). Our Compensation Committee also approved a compensation program for 2025, which includes additional metrics applicable to performance-based compensation. We view these elements of our compensation program to be most relevant to our shareholders’ understanding of our Compensation Committee’s compensation philosophy.
In addition, each of our NEOs has a service contract or offer letter and we maintain the Executive Severance Plan. The service contracts and offer letters, and the key terms of the Executive Severance Plan, are also described in greater detail under “Potential Payments upon Termination or Change in Control”, below.
62	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides details about each outstanding equity award held by our NEOs as of December 31, 2024.
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anthony Smurfit	8/2/2024	—	—	292,428(2)	15,750,172
	3/14/2024	79,711(4)	4,293,234	—	—
	3/14/2024	21,304(3)	1,176,791	—	—
	9/22/2023	96,505(4)	5,197,759	—	—
	9/22/2023	23,049(3)	1,279,209	—	—
	3/28/2022	78,925(4)	4,250,901	—	—
	3/28/2022	17,779(3)	1,019,382	—	—
	3/27/2020	1,746(3)(5)	103,183	—	—
Ken Bowles	8/2/2024	—	—	49,742(2)	2,679,104
	3/14/2024	40,137(4)	2,161,779	—	—
	3/14/2024	13,082(3)	722,624	—	—
	9/22/2023	48,594(4)	2,617,273	—	—
	9/22/2023	14,154(3)	785,540	—	—
	3/28/2022	39,740(4)	2,140,396	—	—
	3/28/2022	10,836(3)	621,296	—	—
	3/27/2020	980(3)(5)	57,915	—	—
Laurent Sellier	8/2/2024	—	—	30,578(2)	1,646,931
	3/14/2024	29,403(4)	1,583,646	—	—
	3/14/2024	8,999(3)	497,087	—	—
	9/22/2023	36,387(4)	1,959,804	—	—
	9/22/2023	9,806(3)	544,228	—	—
	3/28/2022	26,051(4)	1,403,107	—	—
	3/28/2022	6,946(3)	398,258	—	—
Saverio Mayer	8/2/2024	—	—	19,114(2)	1,029,480
	3/14/2024	35,333(4)	1,903,035	—	—
	3/14/2024	10,907(3)	602,481	—	—
	9/22/2023	42,777(4)	2,303,969	—	—
	9/22/2023	12,288(3)	681,978	—	—
	3/28/2022	31,484(4)	1,695,728	—	—
	3/28/2022	9,462(3)	542,516	—	—
Ben Garren	8/2/2024	—	—	52,488(2)	2,827,004

(1)
The values of the outstanding awards reflected in these columns are based on a price per ordinary share of  $53.86, the closing price of one ordinary share on December 31, 2024.

(2)
Represents PSUs granted by the Company in August 2024 following the Combination, along with dividend-equivalent units accrued in respect of such PSUs that will settle in Smurfit Westrock ordinary shares, which vest subject to achievement of performance goals based on the Company’s TSR relative to the TSR of companies in the S&P 500 over a performance period commencing on and including July 8, 2024, and ending December 31, 2026, and generally subject to the NEOs continued service through the date that the Compensation Committee certifies the extent to which the relative TSR performance goals have been met and, in accordance with SEC rules, reflect the maximum performance level based on performance as of 2024 year-end.

(3)
Represents the DBP Awards granted by Smurfit Kappa under the DBP, which represent the stock award portion of annual bonuses earned for the performance year immediately preceding the applicable year of grant under the SKG Plan, which, upon the Combination, were converted into an award in respect of Company shares covering the same number of shares as covered by the underlying DBP Awards as of immediately prior to the Combination, and will vest at the end of a three-year period following the date of grant, generally subject to the NEOs continued employment with the Company through such date along with dividends accrued in respect of such DBP Awards that will settle in cash when such DBP Awards vest.

(4)
Represents PSP Awards outstanding as of the Combination granted during, and prior to, fiscal 2024, which, upon the Combination, (i) were converted into an award in respect of Company shares covering the same number of shares as covered by such PSP Awards, as of immediately prior to the Combination, (ii) were modified upon the Combination to deem performance goals achieved at 100%, and (iii) will vest at the end of a three-year period following the date of grant of each award, respectively, generally subject to the NEOs continued employment with the Company through such date along with dividend equivalent units accrued in respect of such PSP Awards that will settle in Smurfit Westrock ordinary shares when such such PSP Awards vest.

63	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
(5)
The 2020 deferred bonus plan award of Messrs. Smurfit and Bowles was subject to an underpin pending the final outcome of appeals by Smurfit Kappa Italia of fines imposed on the Smurfit Kappa subsidiary in 2019. As the outcome was not known at the time of vesting, the Smurfit Kappa Remuneration Committee considered the vesting of the 2020 deferred bonus plan awards and in their discretion decided to withhold 10% of the award pending the final outcome of the process for Smurfit Kappa Italia, which withheld amount remained outstanding as of December 31, 2024.

Option Exercises and Stock Vested
The table below sets forth the number of shares acquired in 2024 as a result of the vesting of PSP Awards and DBP Awards granted to our NEOs under Smurfit Kappa’s compensatory equity programs. No stock or stock-based awards granted to our NEOs following the Combination under our compensatory equity programs vested or were settled in 2024.
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Anthony Smurfit	65,350	2,673,851
Ken Bowles	33,209	1,362,630
Laurent Sellier	19,577	803,804
Saverio Mayer	28,002	1,149,722

(1)
Reflects the vesting of DBP Awards and PSP Awards as reflected in greater detail in the below table, including dividend-equivalent units accrued in respect of PSP Awards as follows: Anthony Smurfit, 4,598; Ken Bowles, 2,207; Laurent Sellier, 1,313; Saverio Mayer, 1,878.

(2)
The value realized as shown in this table and the sub-table that follows is calculated as the number of shares of stock vested multiplied by the average per-share price of shares sold in the market at the time of vesting. The value realized on DBP Awards vested includes the value of accrued cash dividends as follows: Anthony Smurfit, $53,074; Ken Bowles, $30,826; Laurent Sellier, $18,694; Saverio Mayer, $26,739.

Name	DBP Awards (#)	Value Realized on Vesting of DBP Awards ($)(2)	PSP Awards (#)	Value Realized on Vesting of PSP Awards ($)(2)
Anthony Smurfit	17,114	739,409	48,236	1,934,442
Ken Bowles	9,940	429,457	23,269	933,173
Laurent Sellier	6,028	260,439	13,549	543,365
Saverio Mayer	8,622	372,513	19,380	777,210
Potential Payments upon Termination or Change in Control
This section describes the payments and benefits that our NEOs would receive in connection with certain employment termination scenarios, including in connection with certain qualifying terminations of employment following a change in control, in each case as of December 31, 2024. With respect to payment and benefits that would be made in Euros, such payments and benefits are presented in this section in U.S. Dollars based on the average daily exchange rate for 2024 — 1.0816 U.S. Dollars per Euro.
Service Contracts and Offer Letters
We are party to service contracts or offer letters with our NEOs as follows (the “Individual Agreements”):
Service Contract with Mr. Smurfit
Mr. Smurfit’s service contract provides for an annual base salary of €1,387,040, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 175% of annual base salary. For calendar year 2024, Mr. Smurfit was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Smurfit is also eligible to receive annual equity awards, with a target aggregate grant date fair value of  $11,250,000 in respect of 2025. Under his service contract, Mr. Smurfit is eligible to participate in all health, welfare and other benefits programs applicable to executives in the relevant regions. Mr. Smurfit is also entitled to a cash allowance in lieu of employer’s pension contribution at a rate of 10% of his base salary. He is also provided with a car benefit and up to two club memberships of Mr. Smurfit’s choice (provided that the selection of the clubs is subject to approval
64	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
by the Board). Mr. Smurfit’s service contract is terminable on not less than 12 months’ notice by either party (though the Company may summarily dismiss Mr. Smurfit in specific circumstances). The Company is entitled to terminate Mr. Smurfit’s employment by making a payment in lieu of notice (“PILON”) equal to the base salary that would have been due during the notice period. The PILON may be paid in equal monthly installments until the end of the period to which PILON is made. Mr. Smurfit may also be placed on garden leave for some or all of his notice period, during which he would continue to receive base salary and contractual benefits (excluding bonuses). Mr. Smurfit is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Pursuant to the terms of the Executive Severance Plan, any notice or PILON provided under the service contract will reduce ratably the severance benefits provided under the Executive Severance Plan. Mr. Smurfit is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment (reduced by any period of garden leave to which Mr. Smurfit is subject to on the termination of his employment).
Service Contract with Mr. Bowles
Mr. Bowles’ service contract provides for an annual base salary of €878,458, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 125% of annual base salary. For calendar year 2024, Mr. Bowles was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Bowles is also eligible to receive annual equity awards, with a target aggregate grant date fair value of  $3,250,000 in respect of 2025. Under his service contract, Mr. Bowles is eligible to participate in all health, welfare and other benefits programs applicable to executives in the relevant regions. Mr. Bowles is entitled to a cash allowance in lieu of employer’s pension contribution at a rate of 10% of base salary. He is also provided with a car benefit and up to two club memberships of Mr. Bowles’ choice (provided that the selection of the clubs is subject to approval by the Board). Mr. Bowles’ service contract is terminable on not less than 12 months’ notice by either party (though the Company may summarily dismiss Mr. Bowles in specific circumstances). The Company is entitled to terminate Mr. Bowles’ employment by making a PILON equal to the base salary only that would have been due during the notice period. The PILON may be paid in equal monthly installments until the end of the period to which PILON is made. Mr. Bowles may also be placed on garden leave for some or all of his notice period, during which he would continue to receive base salary and contractual benefits (excluding bonuses). Mr. Bowles is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Pursuant to the terms of the Executive Severance Plan, any notice or PILON provided under the service contract will reduce ratably the severance benefits provided under the Executive Severance Plan. Mr. Bowles is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment (reduced by any period of garden leave to which Mr. Bowles is subject to on the termination of his employment).
Offer Letter with Mr. Sellier
Mr. Sellier’s Offer Letter provides for an annual base salary of  $900,000, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 75% of annual base salary. For calendar year 2024, Mr. Sellier was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Sellier is also eligible to receive annual equity awards, with a target aggregate grant date fair value of  $2,250,000 in respect of 2025. Mr. Sellier is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company, and he is eligible for a car benefit. Mr. Sellier is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Mr. Sellier is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.
Service Contract with Mr. Mayer
Mr. Mayer’s service contract provides for an annual base salary of €762,872, subject to annual review by the Compensation Committee, and, starting with calendar year 2025, a target annual bonus opportunity of 75% of annual base salary. For calendar year 2024, Mr. Mayer was eligible to receive a prorated annual bonus with respect to the portion of 2024 prior to the Combination based on actual performance of Smurfit Kappa, as well as a prorated annual bonus for the remainder of the 2024 calendar year of the Company with the same target annual bonus opportunity that applies for 2025. Mr. Mayer is eligible to receive annual equity awards, with a target aggregate grant date fair value of  $2,250,000 in respect of 2025. Mr. Mayer is eligible to participate in retirement, health, welfare
65	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
and other benefit programs applicable to similarly situated executives of the Company, and he is eligible for a car benefit. Mr. Mayer is also eligible to participate in Smurfit Westrock’s Executive Severance Plan, as in effect from time to time and subject to the terms and conditions of such plan (as described in greater detail below, under the heading “— Executive Severance Plan”). Mr. Mayer is subject to confidentiality and intellectual property obligations both during employment and on the termination of employment. He is also subject to non-competition, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.
Offer Letter with Mr. Garren
Mr. Garren’s Offer Letter provides for a fixed term of employment through December 31, 2026, unless extended by mutual agreement. During the term of his offer letter, Mr. Garren is entitled to an annual base salary of  $675,000, subject to annual review by the Compensation Committee, and a target annual bonus opportunity of 75% of annual base salary. For calendar year 2024, Mr. Garren was eligible to receive a prorated annual bonus based on the number of days that Mr. Garren was employed by the Company during 2024. During the term, Mr. Garren is also eligible to receive annual equity awards, with a target aggregate grant date fair value of $1,300,000 (for 2024, pro-rated based on the number of days that Mr. Garren was employed in 2024). Mr. Garren is eligible to participate in retirement, health, welfare and other benefit programs applicable to similarly situated executives of the Company. If Mr. Garren’s employment is terminated by the Company without “cause” prior to December 31, 2026, then subject to his execution and non-revocation of a release of claims, Mr. Garren will be entitled to base salary continuation through December 31, 2026. Upon the termination of Mr. Garren’s employment on December 31, 2026, or by the Company without “cause” prior to December 31, 2026, his then-outstanding annual equity awards will continue to vest on the originally scheduled vesting date (subject to achievement of applicable performance goals in the case of performance-based awards) as if his employment had continued through the originally scheduled vesting dates. He is also subject to non-competition, except as to the practice of law, non-solicitation and non-dealing restrictive covenants for a period of 12 months after the termination of his employment.
Executive Severance Plan
On July 5, 2024, immediately prior to the Combination, we adopted the Executive Severance Plan (the “Executive Severance Plan”). Each of the NEOs other than Mr. Garren are eligible participants in the Executive Severance Plan. As described in the summary of Mr. Garren’s offer letter above, Mr. Garren will not be eligible to participate in the Executive Severance Plan and will instead be eligible to receive severance payments pursuant to his offer letter.
Pursuant to the Executive Severance Plan, an eligible executive whose employment is terminated without “cause” at any time other than on or within the two years following a change in control of the Company, would be entitled to receive (subject to the executive’s execution of a release of claims in favor of the Company and continuing compliance with applicable restrictive covenants):
•
a specified multiple of the sum of the executive’s annual base salary and target annual bonus, with such multiple equal to 2x (for Mr. Smurfit) or 1.5x (for Messrs. Bowles, Sellier and Mayer);

•
a prorated target annual bonus for the year of termination (the “Prorated Bonus”); and

•
a healthcare coverage subsidy payment generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple (the “Healthcare Continuation Benefit”).

Pursuant to the Executive Severance Plan, any eligible executive whose employment is terminated without cause or who resigns for “good reason” on, or within the two years following, a change in control of the Company, would be entitled to receive (subject to the executive’s execution of a release of claims in favor of the Company and continuing compliance with applicable restrictive covenants):
•
a specified multiple of the sum of annual base salary and target annual bonus, with such multiple equal to 3x (for Mr. Smurfit) or 2x (for Messrs. Bowles, Sellier, and Mayer);

•
the Prorated Bonus; and

•
the Healthcare Continuation Benefit.

The Executive Severance Plan also provides that, with respect to eligible participants who are U.S. taxpayers, in the event that the payments and benefits to an eligible executive in connection with a change in control, whether pursuant to the severance plan or otherwise, would be subject to the golden parachute excise tax imposed under Sections 280G and 4999 of the Code, the executive will either receive all such payments and benefits and pay the excise tax, or such payments and benefits will be reduced to the extent necessary so that the excise tax does not apply, whichever approach results in a higher after-tax amount of the payments and benefits being retained by the executive. Any notice, payment in lieu of notice, severance or other termination payments or benefits required by applicable law or local service contract for an eligible executive will reduce ratably the severance benefits provided under the Executive Severance Plan. Conversely, if such local notice, payments or benefits is more favorable to the executive than the severance
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EXECUTIVE COMPENSATION
benefits provided under the Executive Severance Plan, then the executive will receive the local notice, payments or benefits and will not receive the severance benefits provided under the Executive Severance Plan.
Retention Bonus Letters
The retention bonus letters (described above under “Compensation Discussion and Analysis”) provide for payment in the event of termination (i) by the Company for reasons other than the applicable NEO’s misconduct (as determined by the Company), (ii) due to death, (iii) due to serious illness or (iv) due to disability (in each case, as determined by the Company). The retention bonus would not be paid in the event of resignation or termination for misconduct (as determined by the Company) prior to the applicable payment date.
Equity-Based Incentive Awards
The vesting provisions of the outstanding equity awards held by our NEOs provide for the treatment set forth below in the event of the NEO’s termination of employment. Any portion of an equity award that does not vest or continue to vest following the applicable termination event will be forfeited.
PSUs Under the LTI Plan
PSUs granted to our NEOs under the LTI Plan following the Combination are subject to vesting in the event of a termination of employment as follows.
Resignation or termination by the Company for Cause (as defined in the applicable award agreement, which uses the same definition as the Executive Severance Plan) or due to the NEO’s poor performance	Forfeiture
Retirement or termination by the Company without Cause and not due to the NEO’s poor performance that is not in the context of a Change in Control (as defined in the LTI Plan)	Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, eligible to vest based on actual performance (however, for Mr. Garren, outstanding awards will be treated in accordance with his Offer Letter, as described above)
Termination due to disability	Unvested PSUs eligible to vest based on actual performance
Death	Pro-rated based on the portion of the applicable performance period during which the NEO remained employed by the Company, will immediately vest based on target performance
Termination by the Company without Cause or by the NEO for Good Reason (as defined in the applicable award agreement, which uses the definition of Good Reason in the Executive Severance Plan) within 24 months of a Change in Control	Unvested PSUs immediately vest in full
Legacy PSP and DBP Awards Granted Prior to the Combination
Legacy PSP Awards and DBP Awards granted to our NEOs (other than Mr. Garren) prior to the Combination are subject to vesting in the event of a termination of employment as follows (note that performance of PSP Awards was deemed to have been achieved at 100% in connection with the Combination).
Resignation, summarily dismissed by the Company or any other reason not included below	Forfeiture
Retirement with the agreement of the Board or termination due to ill-health, injury, or disability (as established to the satisfaction of the Board), redundancy, the NEO’s employing entity ceasing to be affiliated with the Company, or any other reason at the Board’s discretion other than being summarily dismissed	Remain outstanding and eligible to vest and be settled on the original settlement date*
Death	Immediately vest and settle*
Certain corporate events (described in the applicable award agreement) occur and awards are not replaced with equity awards from the surviving company	Immediately vest and settle*

*
With respect to PSP Awards only, the number of PSP Awards that vests is pro-rated through the termination date or corporate event, as applicable.

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EXECUTIVE COMPENSATION
Quantification of Potential Payments
The following table sets forth the aggregate amounts that would have been payable to each NEO under their individual agreement or the Executive Severance Plan, as applicable, assuming the applicable termination event or change in control occurred on December 31, 2024.
	Cash Payments ($)(1)	Annual Incentive Plan Payments ($)(2)	Retention Bonus ($)(3)	Continued Health Benefits ($)(4)	Equity Incentive ($)(5)	Total ($)
Anthony Smurfit
Termination without Cause	3,000,557	5,250,975	—	20,000	14,300,733	22,572,265
Death	—	—	—	—	14,300,733	14,300,733
Disability	—	—	—	—	28,475,888	28,475,888
Retirement	—	—	—	—	14,300,733	14,300,733
Change in Control Qualifying Termination	4,500,836	7,876,463	—	30,000	28,475,888	40,883,187
Ken Bowles
Termination without Cause	1,425,272	1,781,590	1,228,358	15,000	7,061,123	11,511,343
Death	—	—	1,228,358	—	7,061,123	8,289,481
Disability	—	—	1,228,358	—	9,472,317	10,700,675
Retirement	—	—	—	—	7,061,123	7,061,123
Change in Control Qualifying Termination	1,900,363	2,375,453	1,228,358	20,000	9,472,317	14,996,491
Laurent Sellier
Termination without Cause	1,350,000	1,012,500	897,000	9,000	4,841,791	8,110,291
Death	—	—	897,000	—	4,841,791	5,738,791
Disability	—	—	897,000	—	6,324,029	7,221,029
Retirement	—	—	—	—	4,841,791	4,841,791
Change in Control Qualifying Termination	1,800,000	1,350,000	897,000	12,000	6,324,029	10,383,029
Saverio Mayer
Termination without Cause	1,237,684	928,263	738,920	15,000	5,795,976	8,715,843
Death	—	—	738,920	—	5,795,976	6,534,896
Disability	—	—	738,920	—	6,722,508	7,461,428
Retirement	—	—	—	—	5,795,976	5,795,976
Change in Control Qualifying Termination	1,650,245	1,237,684	738,920	20,000	6,722,508	10,369,357
Ben Garren
Termination without Cause	1,350,000	—	—	—	2,827,004	4,177,004
Death	—	—	—	—	282,700	282,700
Disability	—	—	—	—	2,827,004	2,827,004
Retirement	—	—	—	—	282,700	282,700
Change in Control Qualifying Termination	1,350,000	—	—	—	2,827,004	4,177,004

(1)
These amounts represent the annual base salary portion of cash severance payments under the Executive Severance Plan or, as applicable, continued base salary or PILON payments under Messrs. Smurfit, Bowles and Garren’s Individual Agreements. However, pursuant to the applicable Individual Agreements, any PILON payments will reduce ratably the cash severance payments provided under the Executive Severance Plan, resulting in the same amounts in respect of cash severance payments that would have been received under the Executive Severance Plan without any entitlement to PILON payments.

(2)
These amounts represent the target annual bonus portion of cash severance payments under the Executive Severance Plan.

(3)
The amounts represent payments in respect of the cash retention awards granted to Messrs. Bowles, Sellier and Mayer that would become payable upon the applicable event.

(4)
These amounts represent a healthcare coverage subsidy payment under the Executive Severance Plan, generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple.

(5)
These amounts represent the PSUs, PSP Awards and/or DBP Awards, along with any dividend or dividend equivalent units accrued thereunder, as applicable, that would become vested upon the occurrence of the applicable event, based on a share price of  $53.86, the closing price of one ordinary share on December 31, 2024, the last trading day of 2024. For purposes of any PSUs which remain subject to actual performance following termination, the amounts in this row assume maximum performance.

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EXECUTIVE COMPENSATION
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer (the “PEO”) and our non-PEO named executive officers (the “Non-PEO NEOs”), and certain financial performance of the Company during fiscal year 2024, calculated in a manner consistent with SEC rules as described further below.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income ($ in millions)(6)	Adjusted EBITDA ($ in millions)(7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2024	21,329,257	27,897,467	5,882,218	7,199,348	118.10	109.32	319	2,431

(1)
The dollar amount reported in this column represents the total compensation reported for Mr. Smurfit, our PEO, for fiscal 2024 in our Summary Compensation Table. Refer to the “Executive Compensation Tables — Summary Compensation Table.”

(2)
The dollar amount reported in this column represents the average of the total compensation reported for our Non-PEO NEOs for fiscal 2024 in our Summary Compensation Table. The Non-PEO NEOs for 2024 were Ken Bowles, Saverio Mayer, Laurent Sellier, and Ben Garren.

(3)
The dollar amounts reported in these columns represent the amount of  “compensation actually paid” (“CAP”) to our PEO and the average compensation actually paid to our Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by such individuals. In accordance with these rules, these amounts reflect the total compensation for our PEO, and the average total compensation for our Non-PEO NEOs, as set forth in the Summary Compensation Table for 2024, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. For the Non-PEO NEOs, the amounts set forth below are averages for all of the Non-PEO NEOs as a group.

Compensation Actually Paid for 2024	PEO	Non-PEO NEOs
Summary Compensation Table Total	$21,329,257	$5,882,218
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$(17,067,897)	$(4,196,614)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$17,084,048	$3,368,539
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$6,435,807	$2,102,661
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	$29,018	$8,969
Plus, value of dividends or other earnings paid on equity awards not otherwise reflected in total compensation	$87,234	$33,576
Compensation Actually Paid	$27,897,467	$7,199,348

(4)
Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of  (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the share price at the end of 2024 and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period. The beginning of the measurement period for purposes of determining the Company’s TSR and the peer group TSR is July 8, 2024 (the first trading day following the Combination).

(5)
The peer group used for purposes of determining the TSR of our peer group is the Dow Jones U.S. Containers & Packaging Index.

(6)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for 2024.

(7)
We determined Adjusted EBITDA to be the most important financial performance measure used to link our performance to “compensation actually paid” to our PEO and Non-PEO NEOs following the Combination. Adjusted EBITDA is a non-GAAP financial measure. For this purpose, Adjusted EBITDA relates to the post-Combination period and is determined as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize financial performance measures to align
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EXECUTIVE COMPENSATION
executive compensation with Company performance, they are not all required to be presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s financial performance measures with “compensation actually paid” (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Compensation Actually Paid, Cumulative TSR and Peer Group TSR
Our TSR increased by 18.1% from July 8, 2024 (the first trading day following the Combination) through the end of 2024. The increase in our TSR is in line with the 9.3% increase in the Dow Jones U.S. Containers & Packaging Index over the same period.
The increase in our TSR from the Combination is the primary reason that the 2024 CAP to our PEO of $27,897,467 is higher than the Summary Compensation Table figure of $21,329,257, and that the average CAP for our Non-PEO NEOs of $7,199,348 is higher than the Summary Compensation Table average of $5,882,218.
Compensation Actually Paid and Financial Performance Measures
Since becoming a newly U.S. listed, Irish public company on July 8, 2024, there is no clear relationship between compensation actually paid, net income, and adjusted EBITDA. We believe the compensation actually paid to our PEO and Non-PEO NEOs in 2024 reflects our pay-for-performance philosophy, and this relationship will expand as we build history as a newly U.S. listed, Irish public company.
Financial Performance Measures
The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company, both prior to the Combination and following, to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
Pre-Combination Measures:
1.
Relative TSR

2.
Adjusted Earnings Per Share (“EPS”)

3.
Adjusted Return on Capital Employed

4.
Free Cash Flow

5.
Adjusted EBIT

Post-Combination Measures:
1.
Adjusted EBITDA

2.
Relative TSR

CEO PAY RATIO
Because we first instituted a compensation program applicable to the chief executive officer and our employees in connection with the Combination in 2024, a ratio of the compensation our chief executive officer to our median employee has not been included in this Proxy Statement in reliance on Item 402(u) of Regulation S-K, Instruction 7(2) which permits a registrant to omit any employees that became its employees as a result of a business combination for the fiscal year in which the transaction becomes effective.
For the proxy statement for our 2026 annual general meeting of the shareholders of Smurfit Westrock we will include pay ratio disclosure on the ratio of the annual total compensation of our chief executive officer to the median of the total annual compensation of all of our employees (excluding our chief executive officer) as required pursuant to Item 402(u) of Regulation S-K.
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EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table contains information about our equity compensation plans as of December 31, 2024.
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	478,769(1)	—(2)	25,521,231(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	478,769	—	25,521,231

(1)
Consists of Smurfit Westrock ordinary shares underlying 13,925 RSUs and 464,844 PSUs (assuming the maximum number of PSUs will be earned) outstanding under the LTI Plan that, if and when vested, will be settled in Smurfit Westrock ordinary shares.

(2)
RSUs and PSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)
Reflects the total number of Smurfit Westrock ordinary shares remaining available for issuance under the LTI Plan. The LTI Plan is the only compensation plan under which the Company currently issues equity awards.

(4)
In connection with the Combination, awards were assumed by the Company under the following plans: the Smurfit Kappa Group plc 2018 Performance Share Plan, the Smurfit Kappa Group plc 2018 Deferred Bonus Plan, the WestRock Company 2020 Incentive Stock Plan, the WestRock Company Amended and Restated 2016 Incentive Stock Plan, the MeadWestvaco Corporation 2005 Performance Incentive Plan, the Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan, the KapStone Paper and Packaging 2016 Incentive Plan, and the KapStone Paper and Packaging 2014 Incentive Plan (the “Legacy Plans”). No further awards will be issued under the Legacy Plans. As of December 31, 2024, 10,584,587 Smurfit Westrock ordinary shares were issuable upon exercise of outstanding options, warrants and rights under the Legacy Plans and the weighted-average exercise price of outstanding options, warrants and rights under the Legacy Plans was $31.25.

71	2025 PROXY STATEMENT

The Audit Committee is composed entirely of independent directors, each of whom meets the independence requirements set forth by the rules of the SEC and the NYSE, and the Irish Companies Act. The Board also has determined that all Audit Committee members are “financially literate” within the meaning of the NYSE listing standards and that each of Carole L. Brown, Terrell K. Crews and Dmitri L. Stockton qualifies as an “audit committee financial expert” within the meaning of SEC rules. In addition, each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Irish Companies Act.
The Audit Committee operates pursuant to a written charter, which may be accessed on our website at https://www.smurfitwestrock.com/about/corporate-governance/board-committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee is responsible for appointing, compensating, retaining and overseeing KPMG, our independent registered public accounting firm and statutory auditor under Irish law.
The Audit Committee has reviewed and discussed our audited financial statements with management and KPMG and has discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from KPMG, as required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. Based upon such review and discussion, the Audit Committee recommended to our Board that the audited group financial statements be included in our Annual Report, for filing with the SEC and approved the Company’s Irish statutory financial statements and directors’ report thereon for the fiscal year ended December 31, 2024 for presentation to the Company’s shareholders. The Audit Committee also recommended that KPMG be re-appointed as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ended December 31, 2025 and that the Board submit this appointment to the Company’s shareholders for ratification at the AGM. This report is provided by the following independent directors, who compose the Audit Committee:
THE AUDIT COMMITTEE
Terrell K. Crews (Chair)
Carole L. Brown
Carol Fairweather
Suzan F. Harrison
Lourdes Melgar
Dmitri L. Stockton(1)

(1)
Dmitri L. Stockton is not standing for election at this AGM and will no longer be serving on the Audit Committee as of the conclusion of this AGM.

72	2025 PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
Principal Accountant Fees and Services
The following is a summary of KPMG’s fees for professional services rendered to us for the 2023 and 2024 fiscal years.
	Year Ended December 31,
Fee Category	2024	2023
	(in thousands)
Audit Fees(1)	$15,687	$12,112
Audit-Related Fees(2)	$11,031	$5,500
Tax Fees(3)	$1,909	$5
All Other Fees(4)	$2,067	$1,999
Total Fees	$30,694	$19,617

(1)
Audit fees for 2024 relate to the audit of the consolidated financial statements of Smurfit Westrock and statutory audits of subsidiaries. For 2023, these fees include fees for comparable services provided to Smurfit Kappa, which is the accounting acquirer in the Combination.

(2)
Audit-related fees for 2024 include fees for services related to audits of Smurfit Kappa and Smurfit Westrock’s financial statements for the years ended December 31, 2021, 2022, 2023 for the purposes of the Form S-4 Registration statement in connection with the Combination; quarterly reviews for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024; and reporting required by law or regulation to be provided by the statutory auditor. For 2023, these fees include fees for comparable services provided to Smurfit Kappa.

(3)
Tax fees for 2024 include fees for services related to domestic (federal, state & local) and international tax return preparation services for Smurfit Westrock. For 2023, these fees include fees for comparable services provided to Smurfit Kappa.

(4)
All other fees for 2024 include fees related to reporting accountants capital markets regulatory reporting, ESG assurance services and other assurance services. For 2023, these fees include fees for comparable services provided to Smurfit Kappa.

Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. The Audit Committee does not delegate its responsibility to approve services performed by our independent registered public accounting firm to any member of management. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit and non-audit services to be provided to us by our independent registered public accounting firm, provided that the fees for such services do not exceed $500,000. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority must be reported to the Audit Committee at its next regularly scheduled meeting. All of the services and fees incurred following the Combination were approved in accordance with SEC and PCAOB requirements and pursuant to the pre-approval policy described in this paragraph.
73	2025 PROXY STATEMENT

Shareholders are being asked to vote to ratify, in a non-binding vote, the appointment of our independent registered public accounting firm and statutory auditor under Irish law, KPMG (collectively referred to as the “outside auditor”), for the fiscal year ended December 31, 2025. Upon the Audit Committee’s recommendation, the Board has recommended the re-appointment of KPMG as our outside auditor to audit our consolidated financial statements and Irish Statutory Annual Report for the fiscal year ending December 31, 2025. Although ratification is not required by our Constitution or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s outside auditor. KPMG has served as our outside auditor since the Combination, which closed on July 5, 2024, and previously served as the independent registered public accounting firm of Smurfit Kappa since 2018, and we believe that the continued retention of KPMG is in the best interests of the Company and its shareholders. If our shareholders fail to ratify the selection, it will be regarded as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different outside auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
In evaluating and selecting the Company’s outside auditor, the Audit Committee considers, among other things: external data on audit quality and performance, including PCAOB reports; and the capabilities, audit approach and quality, costs, institutional knowledge, industry experience, independence and tenure of the audit firm. To help maintain the independence of our outside auditor, the Audit Committee will periodically consider the rotation of our outside auditor and the advisability and potential impact of selecting a different independent registered public accounting firm and statutory auditor under Irish law. In addition, when applicable, in conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its Chair will be directly involved in the selection of the outside auditor’s lead engagement partner.
In addition, under the Irish Companies Act, the remuneration of the Company’s statutory auditor must be fixed at a general meeting of the Company or in such manner as may be determined at a general meeting. We are asking our shareholders to authorize the Audit Committee to determine the remuneration of KPMG as our statutory auditor under Irish law for the duration of KPMG’s term of office.
We expect that one or more representatives of KPMG will attend the AGM. Each of these representatives will have the opportunity to make a statement, if they desire, and is expected to be available to respond to appropriate questions.
The resolutions in respect of Proposal 4(a) and 4(b) are ordinary resolutions that require an affirmative majority of the votes cast for each at the AGM, in person or by proxy.
The text of the resolution in respect of Proposal 4(a) and 4(b) are as follows:
“RESOLVED THAT, that, by separate resolutions:
(a)
in a non-binding vote, KPMG be, and hereby is, appointed as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ended December 31, 2025; and

(b)
in a binding vote, the Audit Committee of the Board be, and hereby is, authorized to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.”

BOARD RECOMMENDATION
4	Non-Binding Ratification of Appointment of KPMG and Binding Authorization to Determine KPMG’S Remuneration

The Board, upon the recommendation of the Audit Committee, unanimously recommends a vote “FOR” (a) the non-binding ratification of the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ended December 31, 2025 and (b) authorization, in a binding vote, of the Audit Committee of the Board to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.

74	2025 PROXY STATEMENT

ANNUAL IRISH LAW PROPOSALS
Under Irish law, the directors of an Irish public limited company must have authority from its shareholders to issue shares and to grant rights to acquire shares, including shares that are part of the Company’s authorized but unissued share capital.
We are presenting this proposal to grant the Board authority to issue authorized but unissued shares and to grant rights to acquire such shares on the terms set forth below. This proposal is in line with customary practice and governance standards applicable to public companies incorporated in Ireland and listed on U.S. markets.
Granting the Board the authority to issue shares is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. The approval of this authority is fundamental to our business and enables us to issue shares (and / or rights to acquire shares), including, if applicable, in connection with funding acquisitions and raising capital. We are not asking shareholders to approve an increase in our authorized share capital or to approve a specific issue of shares. Instead, approval of this proposal will only grant the Board the authority to issue, and grant rights to acquire, shares that are already included in our authorized share capital under our Constitution.
We are seeking authority from our shareholders at the AGM for the Board to issue, and / or grant rights to acquire, up to a maximum number of Smurfit Westrock ordinary shares, which is equivalent to approximately 20% of our issued share capital as of March 3, 2025 (the latest practicable date before this Proxy Statement), for a period expiring on the earlier of the date of the next annual general meeting of the Company or 18 months from the date of this AGM, unless otherwise varied, revoked or renewed. The Board expects to propose renewals of this authority on a regular basis at our annual general meetings in subsequent years.
In addition, because we are a NYSE listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. The authorization being sought in this proposal is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE. Accordingly, approval of this resolution would place us on equal footing with other NYSE listed companies.
The resolution in respect of this Proposal 5 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast at the AGM, in person or by proxy.
The text of the resolution in respect of Proposal 5 is as follows:
“RESOLVED THAT, the directors be, and hereby are, generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014, as amended (the “Irish Companies Act”)) (including, without limitation, any treasury shares, as defined by section 106 of the Irish Companies Act) up to an aggregate nominal amount of  $104,392.83 (which represents 104,392,833 Smurfit Westrock ordinary shares of US$0.001 each (nominal value)) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 3, 2025 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire on the earlier of the date of the next annual general meeting of the Company or 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
BOARD RECOMMENDATION
5	Resolution to Grant the Board the Authority to Issue Shares Under Irish Law
The Board unanimously recommends a vote “FOR” the proposal to grant the Board the authority to issue shares under Irish law.
75	2025 PROXY STATEMENT

Under Irish law, unless its directors are otherwise authorized and empowered to opt-out, when an Irish public limited company proposes to issue, or grant rights to acquire, shares for cash, the company is required to first offer those shares or rights on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as statutory pre-emption rights).
It is customary practice in Ireland to seek shareholder authority to opt-out of the statutory pre-emption rights provision in the event of (i) the issuance of shares for cash in connection with any rights issue and (ii) the issuance of shares for cash, if the issuance is limited to up to approximately 20% of a company’s issued ordinary share capital. In order to preserve the Board’s capacity to implement acquisitions and capital raising activities, we are seeking the customary 20% authority. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We expect to continue to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought under Proposal 5 in this Proxy Statement, this renewal of authority is fundamental to our business and enables us to issue shares and rights to acquire shares on a non-pre-emptive basis, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking shareholders to approve an increase in our authorized share capital or to approve a specific issue of shares. Instead, approval of this proposal will only grant the Board the authority to issue and grant rights to acquire shares that are already included in our authorized share capital under our Constitution.
Without this authorization, in each case where we issue shares or grant rights to acquire shares for cash, we would first have to offer those shares or rights on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business.
The resolution in respect of this Proposal 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast at the AGM, in person or by proxy. In addition, this proposal is conditional upon the approval of Proposal 5, as required by Irish law.
The text of the resolution in respect of Proposal 6 is as follows:
“RESOLVED AS A SPECIAL RESOLUTION THAT, subject to and conditional on the passing of the resolution in respect of Proposal 5 as set out in this Proxy Statement, the directors of the Company, be and they hereby are, empowered for the purposes of Article 7 of the Constitution to allot and issue equity securities (within the meaning of section 1023 of the Companies Act 2014, as amended) (the “Irish Companies Act”) for cash, pursuant to the authority conferred by the resolution in Proposal 5 as if section 1022(1) did not apply to any such allotment, provided that this power shall be limited to:
(a)
the allotment of equity securities in connection with a rights issue in favor of the holders of Smurfit Westrock ordinary shares (including rights to subscribe for, or convert into, Smurfit Westrock ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of Smurfit Westrock ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b)
the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $104,392.83 which represents approximately 20% of the aggregate nominal value amount (which represents 104,392,833 Smurfit Westrock ordinary shares of U.S. $0.001 each (nominal value)) (being equivalent to approximately 20% of the aggregate nominal value and number of the issued Smurfit Westrock ordinary shares of the Company as of March 3, 2025) (the latest practicable date before this Proxy Statement)) and such amount shall constitute the Section 1023 Amount for the purposes of Article 7 of the Constitution,

76	2025 PROXY STATEMENT

PROPOSAL 6: Resolution to Grant the Board the Authority to Opt-Out of Statutory Pre-Emption Rights Under Irish Law
and the authority conferred by this resolution shall expire on the earlier of the date of the next annual general meeting of the Company or 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”
BOARD RECOMMENDATION
6	Resolution to Grant the Board the Authority to Opt-Out of Statutory Pre-Emption Rights Under Irish Law
The Board unanimously recommends a vote “FOR” the proposal to grant the Board the authority to opt-out of statutory pre-emption rights under Irish law.
77	2025 PROXY STATEMENT

Certain open-market share repurchases (redemptions) and other share buyback activities may result in Smurfit Westrock ordinary shares being acquired and held by the Company as treasury shares. The Company may re-issue treasury shares that it acquires through various share buyback activities, including in connection with its executive compensation programs.
Under Irish law, our shareholders must authorize the price range at which we may re-issue any shares held in treasury. That price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined in the resolution below). The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-issued are 95% and 120%, respectively, of the closing market price of the Smurfit Westrock ordinary shares on the NYSE or the LSE for the five trading days prior to the date of re-issue, except as described below with respect to obligations under employee share schemes. Any re-issue of treasury shares will be at price levels that the Board considers in the best interests of the Company.
The resolution in respect of this Proposal 7 is a special resolution that requires the affirmative vote of at least 75% of the votes cast at the AGM, in person or by proxy.
The text of the resolution in respect of Proposal 7 is as follows:
“RESOLVED AS A SPECIAL RESOLUTION THAT, the Company be, and hereby is, authorized to re-issue treasury shares (as defined in Section 1078 of the Companies Act 2014 (the “Irish Companies Act”)) in accordance with Article 10 of the Constitution and subject to the following restrictions and provisions:
(a)
the maximum price at which such treasury share may be re-issued shall be an amount equal to 120% of the “market price;”

(b)
the minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme operated by the Company or, in all other cases, an amount equal to 95% of the “market price;” and

(c)
for the purposes of this resolution, the “market price” shall mean, in the case of  (a) above, the higher of the average prices determined by (i) and (ii) below, and in the case of  (b) above, the lower of the average share prices determined by (i) and (ii) below:

(i)
the average closing prices per ordinary share of the Company on the NYSE for the five trading days prior to the date of re-issue; and

(ii)
the average closing prices per ordinary share of the Company on the LSE Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the LSE or its equivalent) for the five trading days prior to the date of re-issue, and the authority conferred by this resolution shall expire on the earlier of the date of the next annual general meeting of the Company or 18 months after the date of the passing of this resolution, unless previously varied or renewed in accordance with the provisions of section 109 and / or 1078 (as applicable) of the Irish Companies Act (and / or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”
BOARD RECOMMENDATION
7	Resolution to Determine the Price Range at which the Company can Re-Issue Shares that it holds as Treasury Shares under Irish Law
The Board unanimously recommends a vote “FOR” the proposal to determine the price range at which the Company can re-issue shares that it holds as treasury shares.
78	2025 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management
Unless otherwise provided below, the following table presents information regarding beneficial ownership of Smurfit Westrock ordinary shares as of March 3, 2025, by:
•
each shareholder or group of shareholders known by us to be the beneficial owner of more than 5% of outstanding Smurfit Westrock ordinary shares;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.
The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 521,964,165 shares of Smurfit Westrock ordinary shares outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on page 81, Question 2 of this Proxy Statement.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
The Vanguard Group Inc.(1)	78,648,802	15.07%
BlackRock, Inc.(2)	41,566,832	7.96%
Norges Bank(3)	27,836,679	5.33%
Named Executive Officers and Directors
Anthony Smurfit(4)	1,507,545	*
Ken Bowles	111,458	*
Laurent Sellier(5)	83,088	*
Saverio Mayer	173,462	*
Ben Garren	—	*
Colleen F. Arnold(6)	27,098	*
Timothy J. Bernlohr	50,091	*
Carole L. Brown	—	*
Terrell K. Crews(7)	50,004	*
Carol Fairweather	4,116	*
Mary Lynn Ferguson-McHugh	1,116	*
Irial Finan	31,963	*
79	2025 PROXY STATEMENT

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Suzan F. Harrison	20,526	*
Kaisa Hietala	2,587	*
Lourdes Melgar	1,116	*
Jørgen Buhl Rasmussen	7,262	*
Dmitri L. Stockton(8)	11,139	*
Alan D. Wilson(9)	55,826	*
All current directors and executive officers as a group (19 persons)	2,182,758	*

*
Represents beneficial ownership of less than one percent.

(1)
Based on the Schedule 13G filed with the SEC on August 12, 2024, as of July 31, 2024, The Vanguard Group had shared voting power over 4,819,582 shares, sole dispositive power over 72,073,034 shares and shared dispositive power over 6,575,768 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Based on the Schedule 13G filed with the SEC on November 8, 2024, as of September 30, 2024, BlackRock, Inc. had sole voting power over 38,135,017 shares and sole dispositive power over 41,566,832 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)
Based on the Schedule 13G filed with the SEC on November 7, 2024, as of September 30, 2024, Norges Bank has sole voting power over 27,750,061 shares, sole dispositive power over 27,560,163 shares and shared dispositive power over 276,516 shares. The address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(4)
Includes 3,000 shares held by a family trust for which Mr. Smurfit serves as trustee. Mr. Smurfit disclaims Section 16 beneficial ownership with respect to these shares.

(5)
Includes 3,188 shares held by Mr. Sellier’s spouse.

(6)
Includes 25,901 shares beneficially owned by Ms. Arnold through the Non-Employee Director Deferred Compensation Plan.

(7)
Includes 22,635 shares held by a family trust that Mr. Crews may be deemed to beneficially own.

(8)
Includes 11,139 shares beneficially owned by Mr. Stockton through the Non-Employee Director Deferred Compensation Plan.

(9)
Includes 54,791 shares beneficially owned by Mr. Wilson through the Non-Employee Director Deferred Compensation Plan.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Smurfit Westrock ordinary shares and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2024 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that with respect to Jairo Lorenzatto, one of our former executive officers who stepped down on January 31, 2025, two transactions were reported late on a Form 4.
80	2025 PROXY STATEMENT

1.
Why did I receive these proxy materials?

We are providing this Proxy Statement, our Annual Report and our Irish Statutory Annual Report (referred to as the “Proxy Materials”), in connection with the solicitation by the Board of proxies to be voted at the AGM. We either (i) mailed you a notice of internet availability of proxy materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the AGM how to vote and how to electronically access a copy of the Proxy Materials, or (ii) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder of record as of the close of business on March 10, 2025. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.
2.
What is the date, time and location of the AGM?

We will hold the AGM at 10:00 a.m. Dublin Time / 5:00 a.m. Eastern Time on Friday, May 2, 2025, at the Minerva Suite, RDS, Merrion Road, Ballsbridge, Dublin 4, D04 AK83, Ireland, subject to any adjournments or postponements. For directions to the AGM, you may contact our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland.
3.
Who is entitled to vote?

The Board set March 10, 2025 as the record date for the AGM. All persons who were registered holders of Smurfit Westrock ordinary shares at the close of business on that date are shareholders of record for the purposes of the AGM and will be entitled to receive notice of, and to attend and vote at, the AGM. Beneficial owners who, at the close of business on the record date, held their shares in an account with a broker, bank or other holder of record generally cannot vote their shares directly and instead must instruct the record holder how to vote their shares.
As of the close of business on the record date, there were 521,976,219 Smurfit Westrock ordinary shares outstanding. Each shareholder of record is entitled to one vote per ordinary share on each matter submitted to a vote of shareholders. Your shares will be represented if you attend and vote at the AGM or if you submit a completed proxy by the voting deadlines set forth below. At the close of business on the record date, Smurfit Westrock did not have any non-voting ordinary shares in issue.
4.
If I am a registered holder, how do I vote?

Registered holders can vote in any of the following ways:
•
By Telephone: Call 1-800-652-8683 (within USA) or 1-781-575-2300 (outside USA). You will need to use the 15-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.

•
Via the Internet: Go to www.envisionreports.com/SW or by scanning the QR code and following instructions on your proxy card or Notice of Internet Availability to vote via the Internet using the 15-digit control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

•
By Mail: If you received a paper copy in the mail of the Proxy Materials and a proxy card, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. You may also appoint a proxy to attend, speak and vote your shares at the AGM by submitting the proxy card (or proxy form set out in section 184 of the Irish Companies Act) and delivering such proxy to the Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland. The proxy need not be a registered shareholder. Proxies must be received by the deadlines set forth below in answers to Questions 6 and 7.

If you sign and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this Proxy Statement. If any other matters are properly brought up at the AGM
81	2025 PROXY STATEMENT

Questions and Answers about the AGM
(other than the proposals contained in this Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the AGM other than the proposals contained in this Proxy Statement. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.
•
In Person: You may attend the AGM in Dublin or send a personal representative with an appropriate proxy to vote by ballot at the AGM. If you wish to send a personal representative, please contact our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, for additional information about sending a personal representative on your behalf. For information about how to attend the AGM, please see “What do I need to be admitted to the AGM?” below.

5.
If I am a beneficial owner of shares held in street name, how do I vote?

If your shares are held beneficially in the name of a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the AGM, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares and bring it with you to the AGM.
6.
What are the deadlines to submit votes if I am a registered holder or beneficial owner of shares?

The deadlines to submit your votes for the AGM are set forth below.

Internet
Votes cast by Internet must be received by:
Registered holders: 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on May 1, 2025
Beneficial owners: 4:59 a.m. Dublin Time on May 1, 2025 / 11:59 p.m. Eastern Time on April 30, 2025

Telephone
Votes cast by telephone must be received by:
Registered holders: 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on May 1, 2025
Beneficial owners: 4:59 a.m. Dublin Time on May 1, 2025 / 11:59 p.m. Eastern Time on April 30, 2025

Mail
Votes cast by mail must be received by:
Registered holders: 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on May 1, 2025
Beneficial owners: 4:59 a.m. Dublin Time on May 1, 2025 / 11:59 p.m. Eastern Time on April 30, 2025

7.
If I am a “DI holder,” how do I vote and by what deadline?

In order to settle transactions on the LSE, interests in the Company’s shares are required to be held as UK Depositary Interests. Each UK Depositary Interest represents a beneficial interest in one Smurfit Westrock ordinary share and can be held, transferred and settled electronically through CREST, thereby allowing DI holders to settle Smurfit Westrock shares which are traded electronically on the financial market operated by the LSE. For the avoidance of doubt, references to “shareholder” in this Proxy Statement refers to registered holders, street name holders and DI holders. DI holders on the Record Date are entitled to direct Computershare U.K. to vote in respect of the number of DIs registered in their name(s) at that time, in two ways:
•
By Internet — CREST: Issue an instruction through the CREST electronic voting appointment service using the procedures described in the CREST manual (available from euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider, should refer to their CREST sponsor or voting services provider, who will be able to take the appropriate action on their behalf. For instructions made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST manual. The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K., must be transmitted so as to be received by the Company’s agent (ID 3RA50) by no later than 3:00 p.m. Dublin Time / 10:00 a.m. Eastern Time on April 28, 2025. The time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the Company’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner

82	2025 PROXY STATEMENT

Questions and Answers about the AGM
prescribed by CREST. EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations apply to the transmission of a CREST Voting Instruction. It is the responsibility of the CREST member to take (or to procure that the CREST sponsor or voting service provider takes) such action necessary to ensure that a CREST Voting Instruction is transmitted by any particular time. CREST members and, where applicable, their CREST sponsors or voting service providers, are referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.
•
By Mail: Complete and return a Form of Instruction to Computershare U.K. by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Rd, Bristol BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by Computershare U.K. by 3:00 p.m. Dublin Time / 10:00 a.m. Eastern Time on April 28, 2025. Computershare U.K., as the depositary, will then make arrangements to vote your underlying shares according to your instructions.

DI Holders may also attend the AGM in Dublin with the appropriate Letter of Representation. For information about how to attend the AGM, please “What do I need to be admitted to the AGM?” below.
8.
Can I revoke my proxy or change my vote after I have voted?

Yes. If you are a registered holder and previously voted by Internet, telephone or mail, you may revoke your proxy or change your vote by:
•
voting at a later date by Internet or telephone before the closing of those voting facilities as provided in the answer to Question 6 above;

•
mailing a proxy card (or form of proxy set out in section 184 of the Irish Companies Act) that is properly signed and dated with a later date than your previous vote and that is received no later than the deadlines provided in the answer to Question 6 above;

•
attending the AGM in Dublin and submitting a new ballot during the meeting; or

•
sending a written notice of revocation to our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, which must be received before the commencement of the AGM.

If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy. DI Holders should contact Computershare U.K. for instructions on how to revoke their proxies or change their vote.
9.
What do I need to be admitted to the AGM?

For shareholders who plan to attend the AGM, we will request to see your admission ticket and valid government-issued photo identification, such as a driver’s license or passport at the entrance to the AGM in Dublin. For holders of record, your proxy card, if you received one, will serve as your admission ticket. Otherwise, you may request admission tickets by visiting www.envisionreports.com/SW and following the instructions provided. You will need the 15-digit control number included on your proxy card or Notice of Internet Availability. We encourage you to request an admission ticket for the AGM in advance.
If a street name holder wishes to attend the AGM and vote in person at the AGM, they must obtain a legal proxy from their broker, bank or other nominee and present it to the Group Company Secretary or other Company representative, at the AGM. If you are acting as a proxy, we will need to review a valid written legal proxy signed by the registered owner of the Smurfit Westrock ordinary shares granting you the required authority to attend the meeting and vote such shares.
DI holders who wish to attend and vote at the AGM in person must obtain a Letter of Representation from their broker or nominee, which will serve as their admission ticket, and then provide this letter by email to Computershare U.K. at !UKALLDITeam2@computershare.co.uk by 3:00 p.m. Dublin Time / 10:00 a.m. Eastern Time on April 28, 2025. Computershare U.K., on behalf of Computershare Trust Company, N.A. (“Computershare”), will then provide the DI holder with a separate Letter of Representation which will confirm the amount of Smurfit Westrock ordinary shares they will represent, allowing the DI Holder to attend, speak and vote at the AGM. DI holders must bring the Letter of Representation, which will serve as their admission ticket, and present it to the Group Company Secretary or other Company representative at the AGM. Any DI holders that do not follow the above process will be unable to represent their position in person at the AGM.
During the AGM, any person in attendance may not use cameras, smart phones or other audio, video or electronic recording devices, unless expressly authorized by the chair of the AGM. This prohibition shall not apply to equipment being used by the Company for the purpose of projecting information onto screens during the AGM or to photographs taken by accredited press photographers admitted to the AGM. Please note such equipment may capture personal data. Such personal data shall be used for the purpose of the AGM and in full compliance with applicable data protection law. In addition, we may process your personal data to meet further legal obligations.
83	2025 PROXY STATEMENT

Questions and Answers about the AGM
10.
What constitutes a quorum?

In order to establish a quorum at the AGM there must be at least two shareholders present in person or by proxy who have the right to attend and vote at the AGM and who together hold shares representing more than 50% of the votes that may be cast by all shareholders of record. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as present.
11.
How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals presented. A vote “FOR” will be counted in favor of the proposal or respective director nominee and a vote “AGAINST” will be counted against each proposal or respective nominee. An “ABSTAIN” vote will not be counted “FOR” or “AGAINST” and will have no effect on the voting results for any of the proposals in this Proxy Statement. Representatives of Computershare will tabulate the votes cast at the AGM and will act as our Inspector of Election. See the answer to Question 13 below for additional details.
12.
What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, we encourage you to instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. Your broker will, however, be able to vote on proposals for which the broker has discretionary authority to vote (although it may choose not to do so). If the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. See also the answer to Question 13 below. Additionally, your broker will be able to register your shares as being present at the AGM for purposes of determining the presence of a quorum.
13.
What is the voting standard for each of the proposals discussed in this Proxy Statement?

The chart below summarizes the voting standards and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the AGM.
Proposals		Board Recommendation	Voting Standard	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1	Election of 14 Director Nominees	FOR each nominee	Majority of Votes Cast	No	No effect	No effect
2	Approval, in a non-binding, advisory vote, of the compensation of our named executive officers	FOR	Majority of Votes Cast	No	No effect	No effect
3	Approval, in a non-binding, advisory vote, of the frequency of future non-binding, advisory votes to approve named executive officer compensation	ONE YEAR	Majority of Votes Cast(1)	No	No effect	No effect
4	(a) Ratification of the appointment of KPMG (independent auditor) and (b) Approval of remuneration of KPMG	FOR (a) and FOR (b)	Majority of Votes Cast	Yes	N/A	No effect
5	Resolution to grant board authority to issue shares under Irish law	FOR	Majority of Votes Cast	Yes	N/A	No effect
6	Resolution to grant board authority to opt-out of statutory pre-emption rights under Irish law	FOR	75% of Votes Cast	Yes	N/A	No effect
7	Resolution to determine at which the Company can re-issue shares that it holds as treasury shares under Irish law	FOR	75% of Votes Cast	Yes	N/A	No effect

(1)
In the event no option receives a majority of the votes cast, the Board will consider the option that receives the most votes as the option supported by shareholders.

84	2025 PROXY STATEMENT

Questions and Answers about the AGM
There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be appointed and the position on the Board that would have been filled by the director nominee will become vacant. The Board has the ability to fill the vacancy upon the recommendation of its Nomination Committee, in accordance with the Constitution, subject to election by Smurfit Westrock’s shareholders at the next AGM.
14.
Who will pay for the cost of this proxy solicitation?

Smurfit Westrock will bear the costs of soliciting proxies from the holders of Smurfit Westrock ordinary shares. Proxies may be solicited on our behalf by our directors, officers and other selected Smurfit Westrock employees telephonically, electronically or by other means of communication, and by Innisfree M&A Incorporated (“Innisfree”), whom we have hired to assist in the solicitation of proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Innisfree will receive a fee of $50,000, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.
15.
Where can I find the voting results of the AGM?

The final voting results will be tallied by the inspector of election and disclosed in a Current Report on Form 8-K within four business days after the AGM. The AGM results and any other information required by the Irish Companies Act will be made available on the Company’s website as soon as reasonably practicable following the AGM and for a period of two years thereafter.
16.
Why are there two sets of Financial Statements covering the same financial period?

The Annual Report on 10-K contains financial statements for 2024 prepared in accordance with U.S. GAAP and filed with the SEC on Form 10-K on March 7, 2025. Irish law also requires us to provide you with our Irish Statutory Annual Report for our 2024 fiscal year, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with IFRS and Irish law. The Irish Statutory Annual Report for our 2024 fiscal year was made available to shareholders as part of the Proxy Materials, available on the Company's website and will be laid before the AGM.
85	2025 PROXY STATEMENT

Householding of Shareholder Documents
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single annual report and Proxy Statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the volume of duplicate information received at households and helps to reduce costs and environmental impact. While the Company does not household, a number of brokerage firms with account holders who are Smurfit Westrock shareholders have instituted householding. Once a shareholder has consented or receives notice from their broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes their consent. If your Notice of Internet Availability or the Proxy Materials, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and the Company will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing to our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland.
Submission of Future Shareholder Proposals
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for our 2026 annual general meeting of shareholders must be received by us by November 19, 2025. If you would like to submit a shareholder proposal to be included in those proxy materials, you should send your proposal to our Group Company Secretary, c/o Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland. In order for your proposal to be included in the 2026 proxy statement, the proposal must comply with the requirements established by the SEC and our Constitution.
Pursuant to our Constitution, a shareholder must give notice of any intention to propose a person for election as a director or to propose any other business not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual general meeting (“traditional advance notice”). Subject to our Constitution, any notice of an intention to nominate a person for election as a director or to propose any other business pursuant to traditional advance notice (and to comply with universal proxy rules) must be received by our Group Company Secretary at the address identified above on or after close of business on January 2, 2026 but no later than close of business on February 1, 2026.
Irish law currently provides that shareholders holding not less than 10% of the total voting rights may request that the directors call a special meeting at any time. The shareholders who wish to request a special meeting must deliver a written notice, signed by the shareholders requesting the meeting and which states the objects of the meeting to Smurfit Westrock’s registered office. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the 2026 proxy statement under the rules of the SEC.
Smurfit Westrock’s SEC Filings
Our website address is www.smurfitwestrock.com. We use our website as a channel of distribution for company information. We make available, free of charge, on the Investor Relations section of our website (https://investors.smurfitwestrock.com) our Annual Report, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to section 13(a) or 15(d) of the Exchange Act. We also make available other reports filed with or furnished to the SEC under the Exchange Act through our website, including our Proxy Statements and reports filed by officers and directors under section 16(a) of the Exchange Act, as well as our Codes of Conduct
86	2025 PROXY STATEMENT

and Ethical Conduct for Directors and Senior Financial Officers, our Principles of Corporate Governance and the charters of each of the Board’s committees. You may request any of these materials and information in print, free of charge, by contacting our Investor Relations team at Smurfit Westrock plc, Investor Relations, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or via email Investor.relations@smurfitwestrock.com. We do not intend for information contained on our website to be part of this Proxy Statement.
In addition, the SEC maintains an Internet site (https://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including Smurfit Westrock, that file electronically with the SEC. Copies of materials we file with the SEC may be reviewed on and printed from the SEC website.
87	2025 PROXY STATEMENT

Commonly Used Terms in this Proxy Statement
“AGM” means the 2025 annual general meeting of the shareholders of Smurfit Westrock.
“AIP” means the Post-Combination Smurfit Westrock Annual Short-Term Incentive Plan.
“Annual Report” means the Company’s annual report for the fiscal year ended December 31, 2024 on Form 10-K.
“Board Chair” means the Chair of the Board of Directors.
“Board” or “Board of Directors” means the board of directors of Smurfit Westrock.
“Broker non-vote” means the votes that could have been cast on the matter by nominees with respect to uninstructed shares if the nominee had received instructions and is otherwise able to vote on other discretionary matters.
“Combination” means the strategic combination between Smurfit Kappa and WestRock, which closed on July 5, 2024.
“Company” means Smurfit Westrock plc, an Irish public limited company and its subsidiaries, unless the context indicates otherwise.
"Constitution" means the memorandum and articles of association of Smurfit Westrock in force from time to time.
“CREST” or the “CREST System” means the system for the paperless settlement of trades in securities and the holding of uncertificated securities in accordance with the Uncertificated Securities Regulations 2001 of the United Kingdom, as amended, operated by EUI (or any successor or assignee of it in such capacity from time to time) or any replacement for such system from time to time.
“DI Depositary” means Computershare Investor Services PLC, in its capacity as the issuer of the UK Depositary Interests (or any successor or assignee of it in such capacity from time to time).
“DI holders” means participants in the CREST System that has entered into an agreement to participate in the CREST System subject to EUI’s terms and conditions, from time to time, holding DIs through the CREST System.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.
“Exchange Act” means the Exchange Act of 1934, as amended.
“Irish Companies Act” means the Companies Act 2014, as amended.
“Irish Statutory Annual Report” means the Irish statutory financial statements and directors’ report thereon for the fiscal year ended December 31, 2024.
“LSE” means the London Stock Exchange.
“LTI Plan” means the Smurfit Westrock 2024 Long-Term Incentive Plan.
“NEOs” means the Company’s named executive officers.
“NYSE” means the New York Stock Exchange.
“Proxy Statement” means the proxy statement for the 2025 AGM.
“PSUs” means performance stock units.
“Registered holder” means a shareholder who holds shares directly with the Company’s transfer agent, Computershare.
A-1	2025 PROXY STATEMENT

“Regulation S-K” means Regulation S-K promulgated under the Exchange Act.
“RSUs” means restricted stock units.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Smurfit Kappa” means Smurfit Kappa Group plc.
“Smurfit Westrock” means Smurfit Westrock plc, an Irish public limited company.
“Street name holder” means a shareholder who holds shares in the name of a bank, broker or other hold of record or nominee and not directly with the Company’s transfer agent, Computershare.
“UK Depositary Interests” or “DIs” means a depositary interest issued through CREST by the DI Depositary representing a beneficial interest in Smurfit Westrock shares.
“U.S.” means the United States of America.
“WestRock” means WestRock Company.
A-2	2025 PROXY STATEMENT

In this Proxy Statement, Smurfit Westrock discloses the following non-GAAP financial measures: Net Sales (Combined); Adjusted EBITDA (Combined); and Adjusted EBITDA Margin (Combined). Net Sales (Combined) and Adjusted EBITDA (Combined) reflects unaudited financial information for Smurfit Kappa and WestRock on a combined basis from January 1, 2024 until December 31, 2024. This includes financial information for the six months ended June 30, 2024, as described in the Supplemental Unaudited Historical Segment Financial Information on a Combined Basis presented in our Current Report on Form 8-K filed with the SEC on September 24, 2024, and financial information for the first five days of July, due to the Combination closing on July 5, 2024. Such information has not been prepared in compliance with Article 11 of Regulation S-X, nor prepared on a consolidated basis under U.S. GAAP. Combined Adjusted EBITDA Margin is calculated as Adjusted EBITDA (Combined) divided by Net Sales (Combined).
Set forth below is a reconciliation of the non-GAAP financial measure Adjusted EBITDA (Combined) to Net income, the most directly comparable GAAP measure.
in $ millions, except margins Twelve months ended December 31, 2024
Net income as reported by Smurfit Westrock	$319
Preacquisition net loss of WestRock	(16)
Combined net income	303
Combined:
Income tax expense	258
Depreciation, depletion and amortization	2,270
Amortization of fair value step up on inventory	224
Transaction and integration-related expenses associated with the Combination	531
Interest expense, net	613
Pension and other postretirement non-service expense, net	28
Share-based compensation expense	231
Other expense, net	52
Other adjustments(1)	196
Combined Adjusted EBITDA	$4,706
Combined Net Sales	$30,904
Combined Net Income Margin (Combined Net Income/Combined Net Sales)	1.0%
Combined Adjusted EBITDA Margin (Combined Adjusted EBITDA/Combined Net Sales)	15.2%

(1)
Other adjustments for the twelve months ended December 31, 2024, primarily include restructuring costs of  $118 million, a non-recurring, non-cash currency translation adjustment in Argentina of  $42 million, business transformation costs of  $35 million, losses at closed facilities of  $22 million partially offset by a reimbursement of a fine from the Italian Competition Authority of  $18 million.

B-1	2025 PROXY STATEMENT

Smurfit Westrock
Beech Hill, Clonskeagh,
Dublin 4, D04 N2R2 Ireland
+353 1 202 7000
smurfitwestrock.com

Smurfit Westrock

VOTE

Your vote matters – here's how to vote!

2025 Annual General Meeting Proxy Card - Smurfit Westrock plc (the "Company")

A **Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR each of the other Proposals 2, 4 (a) and 4 (b) and 5 through 7. The Board of Directors recommend a vote of ONE YEAR in respect of Proposal 3.**

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
(i) - Irial Finan	☐	☐	☐	(vi) - Carole L. Brown	☐	☐	☐	(xi) - Kaisa Hietala	☐	☐	☐
(ii) - Anthony Smurfit	☐	☐	☐	(vii) - Terrell K. Crews	☐	☐	☐	(xii) - Lourdes Melgar	☐	☐	☐
(iii) - Ken Bowles	☐	☐	☐	(viii) - Carol Fairweather	☐	☐	☐	(xiii) - Jørgen Buhl Rasmussen	☐	☐	☐
(iv) - Colleen F. Arnold	☐	☐	☐	(ix) - Mary Lynn Ferguson-McHugh	☐	☐	☐	(xiv) - Alan D. Wilson	☐	☐	☐
(v) - Timothy J. Bernlohr	☐	☐	☐	(x) - Suzan F. Harrison	☐	☐	☐				

1 U P X

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0442HG

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically or by mail must be received by 12:00 p.m. Dublin Time / 7:00 a.m. Eastern Time on Thursday, May 1, 2025OnlineGo to www.envisionreports.com/SWor scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SW IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1.Election of Directors: ForAgainst AbstainForAgainst AbstainForAgainst Abstain (i)- Irial Finan(ii)- Anthony Smurfit(iii)- Ken Bowles(iv)- Colleen F. Arnold(v)- Timothy J. Bernlohr (vi)- Carole L. Brown(vii)- Terrell K. Crews(viii)- Carol Fairweather(ix)- Mary Lynn Ferguson-McHugh(x)- Suzan F. HarrisonForAgainst Abstain (xi)- Kaisa Hietala(xii)- Lourdes Melgar(xiii)- Jørgen Buhl Rasmussen(xiv)- Alan D. Wilson 2.Approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.3.Approve, in a non-binding, advisory vote, the frequency of future non-binding, advisory votes to approve named executive officer compensation. ONE YEAR TWO YEARS THREE YEARS ABSTAIN 4.(a) Ratify, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm and statutory auditor under Irish law for the fiscal year ending December 31, 2025.(b) Authorize, in a binding vote, the Audit Committee of the Board of Directors to determine the remuneration of KPMG as the Company’s statutory auditor under Irish law.5.Grant the Board of Directors the authority to issue shares under Irish law. ForAgainst Abstain 6.Grant the Board of Directors the authority to opt-out of statutory pre-emption rights under Irish law.7.Determine the price range at which the Company can re-issue shares that it holds as treasury shares under Irish law. ForAgainst Abstain 1 U P X

2025 Annual General Meeting Admission Ticket2025 Annual General Meeting of Shareholders of Smurfit Westrock plcFriday, May 2, 2025, 10:00 a.m. Dublin Time / 5:00 a.m. Eastern Time Minerva Suite, RDS Merrion RoadBallsbridge, Dublin 4, D04 AK83, IrelandUpon arrival, please present this admission ticket and valid government-issued photo identification at the registration desk.Important notice regarding the internet availability of proxy materials for the Annual General Meeting of Shareholders.The Notice of Annual General Meeting & 2025 Proxy Statement, 2024 Annual Report and Irish Statutory Annual Report are available at: www.envisionreports.com/SW IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Notice of 2025 Annual General Meeting of ShareholdersProxy Solicited by Board of Directors for Annual General Meeting of Shareholders — Friday, May 2, 2025Irial Finan, Anthony Smurfit and Gillian Carson-Callan (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Smurfit Westrock plc to be held on Friday, May 2, 2025 or at any postponement or adjournment thereof, and are further authorized to vote in their discretion upon such other matters as may properly come before the Annual General Meeting of Shareholders and at any adjournment or postponement thereof.Shares represented by this proxy card, if properly executed and delivered, will be voted as directed by the shareholder. If no such directions are indicated on a properly executed and delivered proxy card, the Proxies will have authority to vote the shares in accordance with the recommendations of the Board of Directors, as indicated on the reverse side, and in the discretion of the Proxies upon such other matters and business as may properly come before the Annual General Meeting of Shareholders (or any adjournment or postponement thereof).(Items to be voted appear on reverse side)Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Change of Address — Please print new address below.Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual General Meeting.